UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Unum Group

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

WEDNESDAY, MAY 25, 2011

1 FOUNTAIN SQUARE, CHATTANOOGA, TENNESSEE

April 14, 2011

Dear Fellow Shareholder:

On behalf of the Board of Directors and all of the employees of Unum Group, it is my pleasure to invite you to our 2011 Annual Meeting of Shareholders on Wednesday, May 25, 2011. This year’s meeting will be held at 10:00 a.m. Eastern Time at our headquarters located at 1 Fountain Square in Chattanooga, Tennessee.

At this year’s meeting, you will be asked to elect four directors for terms expiring in 2014, cast an advisory vote on executive compensation, cast an advisory vote on the frequency of future advisory votes on executive compensation, approve the Unum European Holding Company Limited Savings-Related Share Option Scheme 2011, and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011. Shareholders will also consider any other business that may properly come before the meeting.

Each of the scheduled voting items is described in the accompanying proxy statement. The Board of Directors recommends that you vote in favor of Items 1, 2, 4 and 5, and that for Item 3 you vote in favor of holding future advisory votes on executive compensation annually.

For more information on attending the meeting, voting eligibility and how to cast a ballot on these items, please review the sections of the accompanying proxy statement entitled “About this Proxy Statement” and “About the Annual Meeting” that begin on pages 9 and 117, respectively.

Your vote is important. Regardless of whether you plan to attend the meeting, I hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the meeting regardless of whether you attend in person.

Thank you for your support of Unum. We look forward to seeing you at the meeting.

Sincerely,

Thomas R. Watjen

President and Chief Executive Officer

Unum Group	3

April 14, 2011

Notice of 2011 Annual Meeting of Shareholders

Time and Date	10:00 a.m. Eastern Time on Wednesday, May 25, 2011
Place	Unum Group 1 Fountain Square Chattanooga, Tennessee 37402
Webcast

An audio webcast of the Annual Meeting will be available on our website at www.unum.com in the Investors area beginning at 10:00 a.m. Eastern Time on May 25, 2011. The webcast will be archived on the website through June 9, 2011. Information on the website, other than the Proxy Statement and form of proxy, is not a part of our proxy soliciting material.

Items of Business

•       To elect four members of the Board of Directors, each for a three-year term expiring in 2014;

•       To conduct an advisory vote on executive compensation;

•       To conduct an advisory vote on the frequency of future advisory votes on executive compensation;

•       To approve the Unum European Holding Company Limited Savings-Related Share Option Scheme 2011;

•       To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011; and

•       To transact other business that may properly come before the meeting.

Record Date	You may vote at the Annual Meeting, and at any adjournment or postponement thereof, if you were a shareholder of record at the close of business on March 28, 2011.
Proxy Voting

Your vote is important. Please vote as soon as possible. You may vote by proxy over the Internet or by phone, or if you received paper copies of the proxy materials, you may also vote by following the instructions on the proxy card or voting instruction card.

Annual Report to Shareholders

Our 2010 Annual Report to Shareholders, which includes audited financial statements for the fiscal year ended December 31, 2010, and the accompanying Proxy Statement, are first being mailed and made available electronically to shareholders on or about April 14, 2011.

Susan N. Roth

Vice President, Transactions, SEC and Corporate Secretary

Unum Group	5

Unum Group	7

8	Unum Group

2011 Proxy Statement	About this Proxy Statement

About this Proxy Statement

You are receiving these materials in connection with the solicitation of proxies on behalf of the Board of Directors of Unum Group to be voted at the Annual Meeting of Shareholders on Wednesday, May 25, 2011, and at any adjournment or postponement of the Annual Meeting. The materials are being furnished by Internet or e-mail, or by mail if you have requested this method or it is required. This Proxy Statement and the accompanying proxy materials are first being mailed and made available electronically to shareholders on or about April 14, 2011.

The Annual Meeting will take place at 10 a.m. Eastern Time on May 25, 2011, at our headquarters at 1 Fountain Square, Chattanooga, Tennessee 37402.

What is included in the company’s proxy materials?

Our proxy materials include this Proxy Statement and our 2010 Annual Report to Shareholders, which includes audited consolidated financial statements for the fiscal year ended December 31, 2010. If you received a printed version of these materials by mail you also received a proxy card or voting instruction card for the meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full printed set?

This year we are pleased to again be furnishing proxy materials over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a printed set of materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a printed set of these materials by mail. Instructions on how to access these materials over the Internet or to request a printed copy can be found on the notice. In addition, the notice contains instructions on how you may elect to receive future proxy materials in printed form or by e-mail. The notice will also serve as an admission ticket for the Annual Meeting.

How can I get electronic access to the proxy materials?

Instructions on how to access electronic materials are included in the Notice of Internet Availability of Proxy Materials and in the proxy card or voting instruction card. These provide information on how to:

•	View our proxy materials for the Annual Meeting over the Internet; and

•	Request that future proxy materials be sent to you electronically by e-mail.

Our proxy materials are available on our website at www.unum.com in the Investors area under Proxy Materials. Choosing to access your future proxy materials electronically is not only environmentally responsible, but will also reduce the cost of printing and distributing these documents. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions detailing where those materials are available and how to vote by proxy. Your decision to receive proxy materials by e-mail will remain in effect until you change it.

Unum Group	9

About this Proxy Statement	2011 Proxy Statement

How can I communicate with the company or obtain copies of corporate documents and SEC filings?

Shareholders may communicate with us or obtain copies of corporate documents, committee charters and SEC filings by contacting the Office of the Corporate Secretary as described below. In addition, SEC filings, corporate governance information and other documents are available on our website at www.unum.com in the Investors area.

How can I contact the Office of the Corporate Secretary?

Shareholders may contact the Office of the Corporate Secretary by writing to the following address or by calling toll-free 800-718-8824.

Office of the Corporate Secretary

Unum Group

1 Fountain Square

Chattanooga, Tennessee 37402

Where are the company’s principal offices located?

Our principal executive offices are located at 1 Fountain Square, Chattanooga, Tennessee, 37402. Our main telephone number is 423-294-1011.

10	Unum Group

2011 Proxy Statement	Items to Be Acted On at the Meeting

Items to be Acted On at the Meeting

Election of Directors

(Item 1 on the Proxy Card)

Our Board of Directors currently has 12 members. At each Annual Meeting, the terms of one-third of our directors expire.

The Board of Directors recommends the election of Jon S. Fossel, Gloria C. Larson, William J. Ryan and Thomas R. Watjen, each to hold office for a term of three years expiring at the Annual Meeting of Shareholders to be held in 2014, and until his or her successor is elected and qualified or until his or her resignation or retirement. Each nominee is currently serving as a member of our Board of Directors. Information concerning these candidates is provided under the section titled “Nominees for Election as Directors with Terms Expiring in 2014” beginning on page 18.

We have no reason to believe that any nominee would be unable to serve if elected. However, if for any reason a nominee were to become unable to serve at or before the Annual Meeting, the Board of Directors could either reduce the number of directors or nominate someone else to stand for election. The persons we have designated as proxy holders could use their discretion to vote for any such substitute nominee.

For any director to be elected, he or she must receive a majority of the votes cast at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, JON S. FOSSEL, GLORIA C. LARSON, WILLIAM J. RYAN AND THOMAS R. WATJEN.

Advisory Vote on Executive Compensation

(Item 2 on the Proxy Card)

A shareholder advisory vote with respect to the compensation of our named executive officers is required at least once every three calendar years under Section 14A of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (commonly referred to as the “Say on Pay Rules”). As a shareholder of the company, you are being asked to vote on the following advisory resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the company’s proxy statement for the 2011 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion.

Unum Group	11

Items to Be Acted On at the Meeting	2011 Proxy Statement

As described more fully in the section of this Proxy Statement titled “Compensation Discussion and Analysis,” our compensation program for executive officers is designed to implement our philosophy of aligning pay with performance and attracting and retaining top talent. A substantial percentage of the total compensation of our named executive officers is “at risk” in that it is contingent on the achievement of individual performance objectives and corporate performance targets that, the Human Capital Committee and Board of Directors believe, promote the creation of shareholder value and position the company for long-term success. In 2010, we met or exceeded our primary financial targets, including earnings per share, return on equity, after-tax operating earnings and revenue, and we continued to deliver on our commitments to customers and corporate social responsibility. These results, along with best practices we have instituted in recent years concerning compensation, are outlined in the “Executive Summary” section of the “Compensation Discussion and Analysis” beginning on page 45. The Human Capital Committee and the Board of Directors believe that the program, and thus the compensation awarded to our named executive officers under it, is effective in fulfilling our compensation philosophy and driving long-term shareholder value.

Although this vote will not be binding, the Human Capital Committee will carefully consider the results of the vote in connection with its ongoing evaluation of the company’s compensation program for our named executive officers, including any changes that may be warranted as a result of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE RESOLUTION ON EXECUTIVE COMPENSATION SET FORTH ABOVE.

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

(Item 3 on the Proxy Card)

Under the Say on Pay Rules, a non-binding, advisory resolution must be submitted to our shareholders to determine whether they want us to include a proposal regarding an advisory vote on executive compensation, similar to Item 2 above, every year, every two years, or every three years. Accordingly, as a shareholder of the company, you are being asked to vote on the following advisory resolution:

RESOLVED, that the shareholders indicate, on an advisory basis, that the company should conduct the advisory vote on executive compensation required by Rule 14a-21(a) under the Securities Exchange Act of 1934 every year, every two years, or every three years, as reflected by their vote on these alternatives in connection with this resolution.

The proxy card provides shareholders with four choices on this voting item (every year, every two years, or every three years, or abstain). Shareholders are not voting to approve or disapprove the Board of Director’s recommendation. You should vote based on your preference as to the frequency with which future advisory votes on executive compensation should be held. If you have no preference, you should abstain.

12	Unum Group

2011 Proxy Statement	Items to Be Acted On at the Meeting

Based upon the recommendation of the Human Capital Committee, the Board of Directors believes that submitting the advisory vote on executive compensation to shareholders on an annual basis is appropriate at this time.

This vote will not be binding, and thus the company will not be required to implement whatever frequency option receives the highest number of votes cast by shareholders. However, the Board of Directors and the Human Capital Committee value shareholder input and will carefully consider the results of the vote when making decisions regarding the frequency of future advisory votes on executive compensation.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION “EVERY YEAR.”

Approval of the Unum European Holding Company Limited Savings-Related Share Option Scheme 2011

(Item 4 on the Proxy Card)

Unum European Holding Company Limited (“UEHCL”) is incorporated in England and Wales, and is a wholly-owned, indirect subsidiary of the company. On February 22, 2011, the Human Capital Committee of the company’s Board of Directors adopted the Unum European Holding Company Limited Savings-Related Share Option Scheme 2011 (the “Plan”) to be effective upon approval by our shareholders.

The basic principles of the Plan are similar to those of plans known in the United States as “employee stock purchase plans.”

As with the employee stock purchase plan available to certain of our employees in the United States, the Plan would enable eligible employees of UEHCL to purchase shares of our common stock at a discounted price. Our shareholders previously approved a similar plan for these employees in 2008, but the maximum number of shares of common stock available for purchase under that plan will soon limit future use of the plan. If participating employees in that plan elect to purchase all of the shares for which they hold options issued in 2011 or prior years, we estimate that the plan would not have enough shares available for invitations to be made to employees in 2012 for options to purchase shares.

A summary of the Plan is set forth below. The summary is qualified in its entirety by the full text of the Plan, which is included in this Proxy Statement as Appendix A.

Summary of the Plan

Purpose and Design

The purpose of the Plan is to permit an employee of UEHCL to acquire ownership of shares of Unum common stock at a discount of 10% to the closing quote on the New York Stock Exchange on the day the eligible employee is invited to participate in the Plan. The Plan is solely a stock-based plan and no cash awards will be made.

Unum Group	13

Items to Be Acted On at the Meeting	2011 Proxy Statement

Description of Material Terms and Conditions

The board of directors of UEHCL may, in its discretion, invite all eligible employees to apply for the grant of options. Under the Plan, an “option” is a right to acquire shares of our common stock by purchase or subscription granted pursuant to the Plan. The terms of the invitations will be the same for all eligible employees. The invitations will state the price at which the shares may be acquired on the exercise of the option granted in response to the application. The invitation will set forth the choices to be made by the eligible employee in his or her application to participate in the Plan. The invited employee must choose whether to save his or her contributions to the Plan for a three or five year period. He or she also must set forth the amount to be saved each month, an amount between £10 or, in multiples of £1, up to a maximum of the greater of £250 or the maximum permitted by law. The contributions to savings will be made through payroll deduction and deposited into that employee’s account/contract with the bank selected by UEHCL to be the savings institution for the Plan. As part of the process, the participant will establish a bank account with that institution.

The number of shares to be granted in the option is determined from the acquisition price (set forth in the invitation), the amount to be saved (set by the invited employee) each month and the length of the option contract (also set by the employee). The length of the option can be either three years or five years. At the end of the selected contract period, the participant may acquire the number of shares set forth in the option at the acquisition price or elect to forego that purchase and retain the funds saved.

If the applicant/eligible employee is still a UEHCL employee on the date the option is granted, the board of directors of UEHCL will grant an option for the number of shares in the application and issue an option certificate for that number of shares. In addition, if any interest is payable on the savings in the account, those monies may also be used to augment the savings in order to purchase shares up to the number set forth in the option. A partially exercised option results in the lapse of the remainder of that option. A total of 200,000 shares of our common stock are to be made available for use in the Plan. Shares which are already in issue when placed under option and any shares comprised in any option which has been exercised, shall be included for the purpose of calculating the number of shares under option as well as the number of shares available for placing under option. Any shares granted under an option that has lapsed without exercise shall be excluded for the purpose of calculating the number of shares under option as well as the number of shares available for placing under option.

Eligibility

A person is an eligible employee if he or she meets the criteria set forth in the Plan, primarily that the person has been an employee of UEHCL for at least six weeks as of the day prior to the issuance of invitations to participate and who is taxable as an employee under the Income Tax (Earnings and Pensions) Act of 2003 (English law). As of December 31, 2010, there were approximately 933 persons eligible to participate in the Plan.

Plan Administration

The Board of Directors of our company is the plan administrator and has sole discretion to make and vary such regulations (not being inconsistent with the Plan) for the implementation and administration of the Plan. The costs of establishing and administering the Plan will be borne by UEHCL.

14	Unum Group

2011 Proxy Statement	Items to Be Acted On at the Meeting

Termination and Amendment

The Board of Directors of our company may at any time terminate the Plan. Unless previously terminated, the Plan will expire five years from the later of the date of approval by our shareholders or the date of approval of the Plan by HM Revenue and Custom (HMRC). Upon any such termination, no further options may be granted but such termination shall be without prejudice to any accrued rights in existence as of the date of termination.

The Board of Directors of our company may, prior to approval of the Plan by HMRC, amend, alter or otherwise modify the terms and conditions of the Plan as may be necessary in order to obtain such approval. After the date on which the Plan is approved by HMRC, the terms and conditions may be amended by the Board of Directors of our company, or the Board of Directors of UEHCL, subject to certain restrictions.

Current Federal Income Tax Effects

None of the Plan participants are citizens of the United States and therefore are not expected to be subject to taxation under Federal income tax laws and regulations. UEHCL does not expect to take any deductions on its U.S. federal taxes with respect to activity under the Plan.

Benefits to Named Executive Officers

None of the named executive officers are eligible to participate in the Plan. The number of employees who will elect to participate and savings levels cannot be determined since they are subject to the conditions of participation being met and to individual choices to be made by each invitee electing to participate.

Approval

Approval of the Plan requires the affirmative vote of at least a majority of the votes entitled to be cast by shareholders represented and entitled to vote at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE UNUM EUROPEAN HOLDING COMPANY LIMITED SAVINGS-RELATED SHARE OPTION SCHEME 2011.

Unum Group	15

Items to Be Acted On at the Meeting	2011 Proxy Statement

Ratification of Appointment of Independent Registered Public Accounting Firm

(Item 5 on the Proxy Card)

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm (“independent auditors”) to audit our financial statements for the company’s fiscal year ending December 31, 2011 and is recommending their appointment be ratified by the shareholders.

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of at least a majority of the votes entitled to be cast by shareholders represented and entitled to vote at the Annual Meeting.

Although ratification is not legally required, the Board wants to bring the appointment of Ernst & Young LLP before our shareholders. In the event this appointment is not ratified, the Audit Committee will reconsider the decision of appointing Ernst & Young LLP.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

16	Unum Group

2011 Proxy Statement	About the Board of Directors

About the Board of Directors

How often does the Board meet?

During 2010, the Board of Directors met 11 times. Each director attended at least 75% of the total number of meetings of the Board and the committees on which he or she served during the periods of the director’s service in 2010. In addition to executive sessions of the standing committees, the independent directors met eight times in executive session during 2010. Jon S. Fossel, the Chairman of the Board and lead independent director, presides over the executive sessions of the independent directors.

Directors are expected to attend annual meetings of shareholders. All of the directors attended the Annual Meeting in 2010.

What are the qualifications of the company’s directors?

To provide effective oversight of management and act in the long-term best interests of shareholders, we believe our directors must possess characteristics, attributes and qualities evidencing sound judgment, high ethical conduct, integrity and knowledge or experience in one or more core competencies. Accountability, diversity, independence and commitment are also important. As indicated in our Corporate Governance Guidelines, we consider diversity to include diversity of viewpoints, gender, ethnicity, age, professional experience and other demographics. We consider knowledge in the following areas to be among the core competencies needed on the Board: finance and accounting, executive management, the insurance industry or financial services industry, risk oversight, marketing, technology, strategic planning, regulatory compliance and public policy. In evaluating candidates for directors, the Governance Committee and the Board of Directors consider the entirety of each candidate’s credentials in the context of these standards. With respect to continuing directors, the individuals’ contributions to the Board of Directors are also important.

Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are also discussed in the paragraphs below describing our directors.

Unum Group	17

About the Board of Directors	2011 Proxy Statement

Nominees for Election as Directors with Terms Expiring in 2014

Jon S. Fossel Director since 2002 Age 69	Current term expires in 2011 Chairman of the Board of Directors

Mr. Fossel became Chairman of the Board of Directors of our company effective October 1, 2006. Mr. Fossel retired as Chairman and Chief Executive Officer of the OppenheimerFunds in 1996. He continues to serve as a trustee of 40 of the Denver-based OppenheimerFunds mutual funds. From November 2004 until April 2009, Mr. Fossel served as a director of Northwestern Corporation d/b/a Northwestern Energy, an electricity and natural gas provider.

Mr. Fossel brings extensive business expertise to the Board, including executive management experience with mutual funds. He continues to serve as a trustee to several mutual funds and has also served on the board and audit committee of another publicly traded company.

Gloria C. Larson Director since 2004 Age 60	Current term expires in 2011 Chair of the Regulatory Compliance Committee Member of the Governance Committee

Ms. Larson has been the President of Bentley University since July 2007. She previously served as Co-Chairperson of the Government Practices Group of the law firm Foley Hoag LLP and Coordinator for the Administrative Practices Group after joining the firm in 1996. Prior to joining Foley Hoag, she was Secretary of Economic Affairs for the Commonwealth of Massachusetts from 1993 to 1996 and Secretary of Consumer Affairs and Business Regulation from 1991 to 1993. Before joining the Commonwealth of Massachusetts, she was Deputy Director of Consumer Protection for the Federal Trade Commission and an attorney in private practice. Ms. Larson previously served as a director of RSA Security, Inc. (2001 to 2006) and KeySpan Corporation (2003 to 2007).

Ms. Larson has executive management experience as president of a major university. In addition, she brings regulatory insight from both service as a regulator and experience advising clients in the course of her practice of law. She also has previous service on both public and private companies’ boards of directors.

18	Unum Group

2011 Proxy Statement	About the Board of Directors

William J. Ryan Director since 2004 Age 67	Current term expires in 2011 Chair of the Governance Committee Member of the Finance Committee

Mr. Ryan was Chairman of the Board of Directors of TD Banknorth Inc., a banking and financial services company, from March 2005 until November 2009. He previously served as President, Chief Executive Officer and a Director of TD Banknorth Inc. until March 2007. He was Chairman, President, Chief Executive Officer and a Director of Banknorth Group Inc. until March 2005, when it was merged into TD Banknorth Inc. He was President and Chief Executive Officer of People’s Heritage Savings Bank from 1989 until its merger with Banknorth Group Inc. in 2000. Prior to 1989, he held a number of leadership positions with Bank of New England North, most recently as President and Chief Executive Officer. He is currently a director of Wellpoint, Inc.

Mr. Ryan has experience as a board chairman and chief executive officer of companies in the banking and financial services industry. He currently serves as a director and the chair of the compensation committee of another publicly traded company.

Thomas R. Watjen Director since 2002 Age 56	Current term expires in 2011 President and Chief Executive Officer

Mr. Watjen has been our President and Chief Executive Officer since March 2003. He served as Vice Chairman and Chief Operating Officer from May 2002 until March 2003. He became Executive Vice President, Finance in June 1999. Before joining Unum, Mr. Watjen served as a Managing Director of the insurance practice of the investment banking firm Morgan Stanley & Co. Mr. Watjen is currently a director of SunTrust Banks, Inc.

Mr. Watjen has executive management experience as chief executive officer of our company as well as his prior positions within the financial services industry. He also serves as a director of another publicly traded company in the financial services industry.

Unum Group	19

About the Board of Directors	2011 Proxy Statement

Continuing Directors with Terms Expiring in 2012 and 2013

E. Michael Caulfield Director since 2007 Age 64	Current term expires in 2013 Chair of the Finance Committee Member of the Audit Committee

Mr. Caulfield served as President of Mercer Human Resource Consulting from September 2005 until September 2006, prior to which he had served as Chief Operating Officer from July 2005. He retired as Executive Vice President of Prudential Insurance Company in 2000. Mr. Caulfield held a number of executive positions with Prudential Insurance Company from 1989 until his retirement, including Executive Vice President of Financial Management, Chief Executive Officer of Prudential Investments, and President of both Prudential Preferred Financial Services and Prudential Property and Casualty Company. Prior to joining Prudential, he was a partner in Greenwich Associates, and held various executive positions at Mellon National Corp. He previously served as a director of our company from August 2004 to July 2005.

Mr. Caulfield has experience in finance, investments, and executive management in both the insurance and broader financial services industry. He also qualifies as an “audit committee financial expert” as defined in SEC regulations.

Pamela H. Godwin Director since 2004 Age 62	Current term expires in 2012 Member of the Governance Committee Member of the Human Capital Committee

Ms. Godwin has been President of Change Partners, Inc., a consulting firm specializing in organizational change and growth initiatives, since 2001. From 1999 to 2001, she was President and Chief Operating Officer of the personal lines agency division of GMAC Insurance. Previously, she was Senior Vice President of customer management for the credit card division of Advanta Corporation and President and Chief Operating Officer of Academy Insurance Group, a unit of Providian Corporation. From 1974 to 1988, she held a number of executive positions within Colonial Penn Group, Inc., including Senior Vice President of property/casualty claims.

Ms. Godwin brings executive management experience from the insurance industry. Additionally, she has risk-assessment skills from her work as a chartered property/casualty underwriter and experience managing high-risk lines of insurance.

20	Unum Group

2011 Proxy Statement	About the Board of Directors

Ronald E. Goldsberry Director since 1999 Age 68	Current term expires in 2013 Member of the Finance Committee Member of the Governance Committee

Dr. Goldsberry is an independent contractor working with Deloitte Consulting. He served as Chairman of OnStation Corporation (formerly known as Carstation.com) from November 1999 until August 2006, and as Chief Executive Officer of OnStation from January to May 2002 and from November 1999 to March 2001. He served as Global Vice President and General Manager of Global Ford Customer Service Operations at Ford Motor Company from January 1997 to November 1999. Prior to that time, Dr. Goldsberry served as General Manager of the Customer Service Division of Ford Motor Company from February 1994 to December 1996 and General Sales and Marketing Manager for the Parts and Service Division from October 1991 to February 1994. He was a director of our predecessor company, UNUM Corporation, from 1993 until its merger with Provident Companies, Inc. in 1999.

Dr. Goldsberry has broad business experience which includes marketing, sales, customer service and international operations. He also brings experience from his service on the board and audit committee of another publicly traded company.

Kevin T. Kabat Director since 2008 Age 54	Current term expires in 2013 Member of the Audit Committee Member of the Human Capital Committee

Mr. Kabat is the President and Chief Executive Officer of Fifth Third Bancorp, where he has held those offices since June 2006 and April 2007, respectively. He is also a director of Fifth Third Bancorp and served as its Chairman from June 2008 to May 2010. Previously, Mr. Kabat was Executive Vice President of Fifth Third Bancorp from December 2003 and President and Chief Executive Officer of Fifth Third Bank (Michigan) from April 2001. Prior to joining the Fifth Third Bancorp organization, Mr. Kabat served in a number of management and executive positions with Old Kent Financial Corporation from 1982 to 2001, including as its Vice Chairman and President, and as an organizational consultant with Merchants National Bank in Indianapolis from 1980 to 1982.

Mr. Kabat brings extensive financial and operating experience as a chief executive officer of a major regional bank, and in other executive positions in the financial services industry. He also qualifies as an “audit committee financial expert” as defined in SEC regulations.

Unum Group	21

About the Board of Directors	2011 Proxy Statement

Thomas Kinser Director since 2004 Age 67	Current term expires in 2012 Member of the Audit Committee Member of the Human Capital Committee

Mr. Kinser was President, Chief Executive Officer and a Director of BlueCross BlueShield of Tennessee from 1994 to 2003. From 1991 to 1994, he was Executive Vice President and Chief Operating Officer of BlueCross BlueShield Association in Chicago. Previously, from 1976 to 1991, he held a number of executive positions with BlueCross BlueShield of Georgia, including President and Chief Executive Officer.

Mr. Kinser brings extensive executive management and board experience from the health insurance business. Additionally, he has a keen understanding of the complex regulatory environment in which we operate.

A.S. (Pat) MacMillan, Jr. Director since 1995 Age 67	Current term expires in 2012 Chair of the Human Capital Committee Member of the Regulatory Compliance Committee

Mr. MacMillan has served as the Chief Executive Officer of Triaxia Partners, Inc. (formerly known as Team Resources, Inc.) since 1980. Triaxia’s practice areas include organizational strategy and design, as well as team and leadership development. Specific services include management consulting, management training and organizational audits. He is also a trustee of The Maclellan Foundation, Inc., and a director of MetoKote Corporation. Mr. MacMillan previously served as a director of Guitar Center, Inc. from 2005 to 2007.

Mr. MacMillan brings management and organizational insight from his consulting practice. He has also served on the boards of public and private companies.

22	Unum Group

2011 Proxy Statement	About the Board of Directors

Edward J. Muhl Director since 2005 Age 66	Current term expires in 2012 Member of the Human Capital Committee Member of the Regulatory Compliance Committee

Mr. Muhl served as the National Leader of the Insurance Regulatory Advisory Practice of PricewaterhouseCoopers from 2001 until his retirement in June 2005. He was Senior Managing Director of Navigant Consulting, Inc. from 1998 to 2000, which he joined as Executive Vice President in 1997. Mr. Muhl previously served as the Superintendent of Insurance of the State of New York from 1995 to 1997 and as the Insurance Commissioner of the State of Maryland from 1982 to 1988, and was President of the National Association of Insurance Commissioners. He is also a director of Farm Family Insurance Company, and previously served as a director of Syncora Holdings, Ltd. from 2008 to 2009.

Mr. Muhl has 43 years of experience in the insurance industry, including service as a regulator. He has previously served as a director of a publicly traded company and currently serves as a director of a non-publicly traded insurance company.

Michael J. Passarella Director since 2006 Age 69	Current term expires in 2013 Chair of the Audit Committee Member of the Finance Committee

Mr. Passarella was an audit partner of PricewaterhouseCoopers LLP from 1975 until his retirement in 2002. He served as the managing partner of that firm’s securities industry practice from 1983 to 1998 and was the capital markets industry global audit leader from 1998 to 2001. Mr. Passarella served as a director and Chairman of the Audit Committee of Archipelago Holdings, Inc., from August 2004 until its merger in March 2006 with the New York Stock Exchange, Inc. He also served as a director with NYFIX, Inc., from October 2007, including as Chairman of its Audit Committee from April 2008, until its merger with a subsidiary of NYSE Technologies, Inc., in November 2009.

Mr. Passarella brings significant experience as an audit partner of a national accounting firm. He has also served on the boards and chaired the audit committees of two other publicly traded companies. He also qualifies as an “audit committee financial expert” as defined in SEC regulations.

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About the Board of Directors	2011 Proxy Statement

Board Leadership Structure

What is the Board’s leadership structure?

Currently, the positions of Chairman of the Board and Chief Executive Officer are separate. Our Chairman is an independent director, and the Board believes that the separation of the Chairman and CEO positions allows the CEO to devote the significant time and focus necessary to manage our business given the difficult economic and regulatory environment. Under our Corporate Governance Guidelines, the Board reserves the right to combine the offices of Chairman of the Board and CEO when appropriate.

Committee Memberships and Descriptions

What are the standing Board committees?

The Board of Directors has five standing committees: Audit, Finance, Governance, Human Capital and Regulatory Compliance. In addition to the duties contained in their respective charters, each committee may be assigned additional tasks by the Board from time to time, and each is charged with reporting its activities to the Board. Each standing committee has a charter that may be accessed on our website at www.unum.com in the Investors area under Corporate Governance. Copies also are available free of charge by submitting a request to the Office of the Corporate Secretary as described on page 10.

Some matters may be discussed by more than one committee. The charters of each committee allow for this to occur, and any overlap of responsibilities is managed through communication among the committee chairs.

Which Board members serve on what committees?

The table below lists the current members of the Board of Directors and the committees on which they serve (with “X” denoting membership and “C” denoting committee chair).

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2011 Proxy Statement	About the Board of Directors

BOARD MEMBERS AND COMMITTEES
Name	Term Expires	Audit	Finance	Governance	Human Capital	Regulatory Compliance
E. Michael Caulfield	2013	X	C
Jon S. Fossel	2011
Pamela H. Godwin	2012			X	X
Ronald E. Goldsberry	2013		X	X
Kevin T. Kabat	2013	X			X
Thomas Kinser	2012	X			X
Gloria C. Larson	2011			X		C
A.S. (Pat) MacMillan, Jr.	2012				C	X
Edward J. Muhl	2012				X	X
Michael J. Passarella	2013	C	X
William J. Ryan	2011		X	C
Thomas R. Watjen	2011

Audit Committee

The Audit Committee oversees the company’s financial reporting and disclosure process on behalf of the Board of Directors. Under its charter, the Committee’s primary responsibilities include selecting the independent registered public accounting firm, and monitoring and oversight of:

•	the integrity of our financial statements and related disclosures;

•	the effectiveness of our internal controls over financial reporting;

•	compliance with applicable laws, regulations and the Code of Business Conduct and Ethics;

•	the performance, qualifications and independence of our independent auditors;

•	the performance of our internal audit function; and

•	enterprise risk management, including financial risks, operational risks and any other risks not allocated to another Board committee.

Members as of December 31, 2010, were: Michael J. Passarella (Chair), E. Michael Caulfield, Kevin T. Kabat and Thomas Kinser.

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About the Board of Directors	2011 Proxy Statement

The Audit Committee met nine times during 2010. All members of the Audit Committee are independent according to the requirements of the New York Stock Exchange (NYSE), and as required by SEC rules and regulations, and otherwise satisfy the independence requirements of our Corporate Governance Guidelines. The Board has determined that three members of the Audit Committee, Michael J. Passarella, E. Michael Caulfield and Kevin T. Kabat, are “audit committee financial experts” as defined by SEC regulations. Each of Messrs. Passarella, Caulfield and Kabat also have accounting or related financial management expertise within the meaning of the listing standards of the NYSE. All members of the Audit Committee have been determined by the Board to be “financially literate” as required by the NYSE.

Finance Committee

The Finance Committee assists the Board in overseeing risk associated with the company’s investments and related financial matters. Under its charter, the Committee’s primary responsibilities are to:

•	monitor, evaluate and recommend present and future capital and financing plans and capital requirements and opportunities relative to our business;

•	develop, adopt, revise, and oversee implementation of and compliance with investment strategies, guidelines and policies;

•	review, advise and provide reports to the Board of Directors with respect to our financial resources and investments;

•	authorize borrowings by the company;

•	review material such as proposed mergers, acquisitions, divestitures, restructurings, and joint ventures, and report to the Board on implications to our financial and capital plans; and

•	review, assess and report on the impact of various finance activities on our debt ratings.

Members as of December 31, 2010, were: E. Michael Caulfield (Chair), Ronald E. Goldsberry, Michael J. Passarella and William J. Ryan.

The Finance Committee met six times during 2010. All Committee members satisfy the independence requirements of our Corporate Governance Guidelines.

Governance Committee

The Governance Committee assists the Board in developing, implementing and overseeing the company’s corporate governance policies. Under its charter, the Committee’s primary responsibilities are to:

•	oversee compliance with our Corporate Governance Guidelines;

•	establish the criteria for selecting director candidates;

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2011 Proxy Statement	About the Board of Directors

•	identify qualified candidates for the Board in its role as the nominating committee;

•	develop and implement a process for evaluating the Board and its members;

•	develop standards for independence of directors; and

•	periodically review and make recommendations to the Board regarding membership on Board Committees.

Members as of December 31, 2010, were: William J. Ryan (Chair), Pamela H. Godwin, Ronald E. Goldsberry and Gloria C. Larson.

The Governance Committee met five times during 2010. All members of the Governance Committee are independent according to the NYSE requirements and otherwise satisfy the independence requirements of our Corporate Governance Guidelines.

Human Capital Committee

The Human Capital Committee assists the Board in overseeing the company’s compensation and benefit programs and related risks. Under its charter, the Committee’s primary responsibilities are to:

•	approve the compensation for the CEO and other senior executives;

•	evaluate employee compensation programs;

•	oversee compensation regulatory compliance;

•	recommend the compensation of directors to the Board;

•	recommend any equity-based compensation plan to the Board;

•	advise the Board on the Compensation Discussion and Analysis in our Proxy Statement;

•	oversee compliance with the NYSE requirement that shareholders approve equity compensation plans; and

•	prepare an Annual Report of the Committee for inclusion in our Proxy Statement as required by regulations of the SEC.

Members as of December 31, 2010, were: A.S. (Pat) MacMillan, Jr. (Chair), Pamela H. Godwin, Kevin T. Kabat, Thomas Kinser and Edward J. Muhl.

The Human Capital Committee met ten times during 2010. All members of the Committee are independent according to NYSE requirements and otherwise satisfy the independence requirements of our Corporate Governance Guidelines to serve as members of the Committee and are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

Members of our finance, human resources and legal staffs support the Human Capital Committee. From 2003 to 2010, the Committee engaged a predecessor firm to Towers Watson as its independent

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About the Board of Directors	2011 Proxy Statement

compensation consulting firm for advice on executive compensation, including the competitiveness of program design and award values. The individual with whom the Committee consulted for advice throughout this period left Towers Watson in early 2010 to form another compensation consulting firm, Pay Governance LLC. The Committee continued to use the services of this individual while it conducted a consultant review and benchmarking process. After interviewing other firms, the Committee decided to maintain the existing consultant relationship and engaged Pay Governance LLC as its independent compensation consulting firm. Committee meetings are generally attended by Pay Governance consultants, who also participate in executive sessions without members of management in attendance and communicate with Committee members outside of meetings. Pay Governance consultants report directly to the Committee, although they may meet with members of management from time to time on proposals management may make to the Committee. The Committee annually evaluates the independence of its compensation consultants in accordance with the policy it adopted in February 2009.

Compensation Committee Interlocks and Insider Participation

During fiscal 2010, none of the members of the Human Capital Committee was an officer or employee of the company, and none of our executive officers served as a member of a board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Human Capital Committee.

Regulatory Compliance Committee

The Regulatory Compliance Committee assists the Board in its oversight of regulatory, compliance, policy and legal matters and related risks, both current and emerging and whether of a local, state, federal or international nature, that may affect the business of the company. Under its charter, the Committee’s primary responsibilities are to:

•

monitor and advise the Board on current and emerging regulatory, compliance, policy and legal matters and related risks that may significantly affect the company and for which oversight responsibility is not allocated solely to another standing committee of the Board;

•	monitor the effectiveness of the company’s enterprise-wide compliance efforts concerning applicable regulatory and legal requirements and internal policy;

•

obtain from and discuss with management, the Chief Compliance Officer, the Chief Risk Officer and/or other advisors, as appropriate, internal and external reports concerning significant compliance issues or exposure to which the company may be subject;

•	monitor compliance by the company and its insurance subsidiaries with applicable market conduct laws and regulations, Title I of ERISA and ongoing obligations under regulatory compliance agreements;

•

review and discuss with management any reports, orders, inquiries, responses or other correspondence by, to or from regulators or governmental agencies and any complaints or published reports and any litigation or legal matters which raise significant issues regarding the company’s compliance with applicable laws or regulations; and

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2011 Proxy Statement	About the Board of Directors

•	monitor the investigation and resolution of any significant instances of noncompliance or potential compliance violations that are reported to the Committee.

Members as of December 31, 2010, were: Gloria C. Larson (Chair), A.S. (Pat) MacMillan, Jr. and Edward J. Muhl.

The Regulatory Compliance Committee met five times during 2010. All members of the Regulatory Compliance Committee are independent and satisfy the requirements of our Corporate Governance Guidelines.

Compensation of Directors

Who is responsible for determining the compensation of non-employee directors?

The Human Capital Committee is responsible for determining the compensation of non-employee directors. The Committee seeks advice from Pay Governance LLC, its independent compensation consultant.

How were non-employee directors compensated in 2010?

Each non-employee director was paid an annual cash retainer of $80,000. In addition to the annual retainer:

•	Each non-employee director received an annual grant of restricted stock units valued on the date of grant at $50,000;

•	The Chairman of the Board received an additional retainer of $40,000 per quarter;

•	The chair of the Audit Committee received an additional annual retainer of $15,000;

•	The chair of each standing committee (other than the Audit Committee) received an additional annual retainer of $7,500;

•	Non-employee directors were paid $2,000 for each Board and committee meeting they attended in person and $500 for each Board and committee meeting in which they participated by conference call; and

•	Directors’ expenses associated with attending meetings of the Board and committees, or other meetings relating to company business, were paid by the company.

Retainers are prorated for partial years during which a director serves on the Board or as the chair of a committee. Non-employee directors can elect to receive all or a portion of their cash compensation in deferred share rights, each representing the right to receive one share of common stock on the payment date. The number of deferred share rights received is equal to the dollar amount of the portion of the cash compensation deferred divided by the fair market value per share of common stock as of the date on which the cash compensation is otherwise payable.

Mr. Watjen, because he is an employee of the company, received no additional compensation for his services as a director of the company or as a director of any of its subsidiaries.

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About the Board of Directors	2011 Proxy Statement

The following table provides details of the compensation of each person who served as a non-employee director during 2010.

NON-EMPLOYEE DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
	($)	($)	($)	($)	($)	($)
E. Michael Caulfield	$128,500	$50,011	$ -	$4,343	$9,199	$192,053
Jon S. Fossel	257,000	50,011	-	5,044	9,947	322,002
Pamela H. Godwin	117,000	50,011	-	6,273	2,500	175,784
Ronald E. Goldsberry	115,000	50,011	-	5,687	-	170,698
Kevin T. Kabat	116,500	50,011	-	2,113	3,681	172,305
Thomas Kinser	119,000	50,011	-	7,486	2,946	179,443
Gloria C. Larson	112,500	50,011	-	12,109	5,000	179,620
A.S. (Pat) MacMillan, Jr.	122,000	50,011	-	138	-	172,149
Edward J. Muhl	116,500	50,011	-	-	6,967	173,478
Michael J. Passarella	132,000	50,011	-	516	8,043	190,570
William J. Ryan	126,500	50,011	-	3,169	588	180,268

(1)	These amounts include annual and committee retainers which were paid in cash or deferred. The amount of annual compensation deferred was: Ms. Godwin - $40,000; Dr. Goldsberry - $115,000; Mr. Kabat - $40,000; Mr. Kinser - $40,000; and Ms. Larson - $112,500. Compensation is deferred in the form of deferred share rights.

As of December 31, 2010, the aggregate number of deferred share rights held by each of our non-employee directors was as follows:

Mr. Caulfield	12,537	Mr. Kabat	6,978	Mr. Muhl	-
Mr. Fossel	14,559	Mr. Kinser	22,487	Mr. Passarella	1,490
Ms. Godwin	18,280	Ms. Larson	37,274	Mr. Ryan	9,147
Dr. Goldsberry	24,724(a)	Mr. MacMillan	-

(a)	Includes 8,550 shares of common stock credited in respect of deferred share rights under the UNUM Corporation Director Deferred Compensation Plan, which will be settled in cash.

(2)

On May 20, 2010, each non-employee director was granted 2,325 restricted stock units under the Unum Group Stock Incentive Plan of 2007 with an approximate grant date value of $50,000. The amounts shown are the grant date value of these units. We account for stock-based payments under the requirements of ASC Topic 718. A complete discussion of the assumptions made as well as the financial impact of this type of compensation can be found in Notes 1 and 10 of

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2011 Proxy Statement	About the Board of Directors

the Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)	Mr. MacMillan has 1,900 outstanding stock options, granted under plans that have been terminated, which are scheduled to expire on May 10, 2011.

(4)	The amounts shown represent dividend reinvestment earnings on deferred share rights in each director’s account.

(5)	“All Other Compensation” amounts are detailed in the table below:

ALL OTHER COMPENSATION
Name	Matching Gifts(a)	Meeting(b)	Total
E. Michael Caulfield	$7,500	$1,699	$9,199
Jon S. Fossel	-	9,947	9,947
Pamela H. Godwin	2,500	-	2,500
Ronald E. Goldsberry	-	-	-
Kevin T. Kabat	-	3,681	3,681
Thomas Kinser	1,000	1,946	2,946
Gloria C. Larson	5,000	-	5,000
A.S. (Pat) MacMillan, Jr.	-	-	-
Edward J. Muhl	-	6,967	6,967
Michael J. Passarella	7,500	543	8,043
William J. Ryan	-	588	588

(a)	Represents the aggregate amount of matching gifts made by the company on behalf of the named director to qualified non-profit organizations and educational institutions. For a description of our matching gifts program, see “Do directors receive any other benefits?” below.

(b)	Represents expenses related to expected spousal/guest event attendance incurred in connection with Board meetings. Some travel expenses include travel on the corporate aircraft. When the corporate aircraft was used, the incremental cost, as defined on page 87, was calculated to determine the amounts to be included in this column.

How often does the company review director compensation?

Compensation for our directors is reviewed by the Committee’s independent consultant on an annual basis. Although the review has been conducted on an annual basis, no changes have been made to director compensation since 2007.

What benchmarking or research is done with regard to director pay?

In 2010, our non-employee director compensation was compared to that of companies in two peer groups:

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About the Board of Directors	2011 Proxy Statement

•	The Proxy Peer Group described in the Compensation Discussion and Analysis; and

•	A general industry peer group consisting of 170 companies with market capitalizations ranging from $2 billion to $12 billion.

As with executive pay, peer group data helps us understand the director compensation practices of other companies. The Human Capital Committee uses the approximate median of this peer group as a reference point for setting director compensation to ensure that we can attract and retain directors with the appropriate leadership experience and skills.

What changes were made to non-employee director compensation effective May 2011?

The Committee, with the assistance of its consultant, reviews director compensation annually. Beginning with the 2008 review, the analysis has consistently indicated that overall compensation for the Board was below market levels. Despite those findings, the Committee made no changes to director compensation in 2008, 2009, and 2010.

In February 2011, the Committee’s consultant provided an updated analysis of non-employee director compensation which indicated that overall compensation was more than 15% below market levels. Therefore, given the comparison to market norms, the continued increased demands on directors, and the need to ensure that we attract qualified directors, the Committee approved several changes to director’s compensation. Further, in order to ensure alignment of director’s interests with those of shareholders, the Committee also increased the percentage of total compensation paid in restricted stock units. The changes effective in May 2011 are:

•	Meeting fees will be discontinued;

•	The grant date value of the annual grant of restricted stock units made to non-employee directors will be increased; and

•	The additional annual retainer payable to the chair of each standing committee (other than the Audit Committee) will be increased.

Effective in May 2011, each non-employee director will be paid an annual cash retainer of $80,000. In addition to the annual retainer:

•	Each non-employee director will receive an annual grant of restricted stock units valued on the date of grant at $120,000;

•	The Chairman of the Board will receive an additional retainer of $40,000 per quarter;

•	The chair of the Audit Committee will receive an additional annual retainer of $15,000;

•	The chair of each standing committee (other than the Audit Committee) will receive an additional annual retainer of $10,000; and

•	Directors’ expenses associated with attending meetings of the Board and committees, or other meetings relating to company business, will be paid by the company.

Mr. Watjen, because he is an employee of the company, will receive no additional compensation for his services as a director of the company or as a director of any of its subsidiaries.

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2011 Proxy Statement	About the Board of Directors

Retainers will be prorated for partial years during which a director serves on the Board or as the chair of a committee. Non-employee directors can elect to receive all or a portion of their cash compensation in deferred share rights.

Do directors receive any other benefits?

Directors are eligible to participate in our employee matching gifts program, which provides us with an important way to directly support non-profit organizations and educational institutions. Under this program, eligible gifts from a minimum of $50 to an aggregate maximum gift of $7,500 are matched on a $1 for $1 basis per year. Gifts to accredited colleges, universities, graduate schools, and secondary and elementary schools within the United States are matched on a $2 for $1 basis, subject to the $7,500 matching gift limit.

Are directors eligible for retirement pay?

We do not have a retirement plan for directors. Dr. Goldsberry, who served as a director of UNUM Corporation, prior to its merger into our company in 1999, is entitled to receive an annual payment of $27,500 for four years under the UNUM Corporation plan. These payments will not begin until he ceases to be a director and therefore are not included in the Non-Employee Director Compensation table as compensation in 2010.

Are there stock ownership and retention guidelines for directors?

Effective January 2008, we adopted a guideline that each non-employee director is expected to hold Unum securities with a value equal to three times the director’s annual cash retainer of $80,000, or $240,000. Directors have five years from the date they are first elected to their current continuous service on the Board to reach the guideline.

Our management provides the Committee with an ownership summary for each director on an annual basis. The Committee will make a subjective assessment of the appropriate action to take for any director who does not reach the ownership goal in a timely manner. As of December 31, 2010, each of the non-employee directors had met the ownership guideline.

Under our guidelines for director ownership, each director is expected to retain securities received as a result of director compensation for at least three years from the time the securities vest and retain at least the number of securities necessary to meet the above ownership goal until retirement from the Board.

Director Selection Process

What is the nomination process for the Board?

The Governance Committee, serving in its capacity as the nominating committee, considers candidates for Board membership suggested by Board members, management and shareholders. In addition, the Committee typically uses the services of a national executive search firm to help identify candidates for the Board, obtain information about prospective candidates’ backgrounds and experience, determine the candidates’ levels of interest in becoming a director of our company, and make

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About the Board of Directors	2011 Proxy Statement

arrangements for meetings with prospective candidates. A shareholder who wishes to recommend a prospective nominee for the Board must notify the Office of the Corporate Secretary in writing. Our policy is to consider candidates recommended by shareholders in the same manner as other candidates.

The nominee recommendation should include information required by our bylaws regarding shareholder nominations. Those requirements can be found in this document under “Submitting Nominations” below or on our website at www.unum.com in the Investors area under Corporate Governance.

Once the Committee has identified a prospective nominee, a decision is made whether to conduct a full evaluation of the candidate. This decision is based on information provided to the Committee as well as its own knowledge of the prospective candidate. This may be supplemented by information from the search firm assisting the Committee, or by inquiries to the person making the recommendation, or others. The Committee evaluates the prospective nominee against criteria in our Corporate Governance Guidelines, which include:

•	Evidence of reputation for high ethical conduct, integrity, sound judgment and accountability for one’s decisions and actions;

•	Current knowledge and experience that fulfill skills needed on the Board;

•	A willingness to commit time to the Board in order to fulfill its responsibilities;

•	Providing skills that help us build a Board that is effective and responsive to the needs of the company;

•	The ability to embrace a diversity of viewpoints, gender, ethnic background, age, professional experience and other demographics; and

•	Fulfillment of the requirements of independence if the person is being considered for a position as an independent director.

The Committee also considers the number of other public company boards and audit committees on which a prospective nominee serves. The Corporate Governance Guidelines limit the number of public company boards on which a director of the company may serve to no more than three in addition to Unum’s Board. The Corporate Governance Guidelines further limit members of the Audit Committee of the Board to serving on no more than two other audit committees of public companies.

The Committee also considers other experience or qualifications from time to time, including:

•	The current composition of the Board;

•	Any needs of the Board; and

•	The need for additional members to satisfy Audit Committee and Human Capital Committee requirements.

The Committee then compares prospective nominees and determines whether to interview a nominee, either in person or by telephone. After completing the evaluation and interview, the Committee makes a recommendation to the full Board as to whom, if anyone, should be nominated. The Board

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determines whether to accept the nominee after considering the recommendation of the Committee. In accordance with regulatory requirements, the Board may counsel with, or obtain approval of, certain state insurance regulators in connection with the qualifications of individuals asked to become directors.

As outlined in its charter and the Corporate Governance Guidelines, the Committee reviewed those directors whose terms expire at this Annual Meeting. This review took into account each director’s interest in continuing to serve, his or her contributions to the Board, and whether each director possessed special areas of experience or other traits or skills needed by the Board. Following this review, the Committee recommended the re-election of the four nominees identified in this Proxy Statement — Jon S. Fossel, Gloria C. Larson, William J. Ryan and Thomas R. Watjen.

How may a shareholder submit a nomination?

Under our bylaws, shareholders may nominate a person for election to the Board of Directors at a meeting of shareholders. For the nominee to become eligible for election to the Board at the meeting, the shareholder nomination must be timely submitted to the company and must contain certain information concerning the nominee and the submitting shareholder, all as specified in our bylaws and summarized below.

What is the deadline for submitting a shareholder nomination?

To nominate a person for election to the Board at an annual meeting of shareholders, a shareholder must give timely notice to our Corporate Secretary. To be timely the notice must be received between the 75th day and 120th day (by the close of business on such dates) prior to the first anniversary of the preceding year’s annual meeting. If, however, the annual meeting date is moved by more than 30 days before or 70 days after the anniversary of the preceding year’s annual meeting or the nomination relates to a special meeting of shareholders called for the purpose of electing one or more directors, the notice will be timely if it is received no earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of:

•	the 75th day prior to the meeting; or

•	the 10th day following the day on which we first make public announcement of the date of the meeting.

Except as noted above with respect to annual meeting date movements and special meetings of shareholders, in order for notice of a shareholder nomination to be timely for our annual meeting in 2012, the notice must be received between the close of business on January 26, 2012 and the close of business on March 12, 2012.

What information must the shareholder nomination include?

Each notice of a shareholder nomination must set forth the following information:

As to each person whom the shareholder proposes to nominate for election or re-election as a director:

•	The name, age, business address and residence address of the person;

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About the Board of Directors	2011 Proxy Statement

•	The principal occupation or employment of the person;

•	The class and number of shares of the company which are beneficially owned by the person;

•	A description of all arrangements, understandings or relationships between the shareholder and each nominee, and any other relevant person or persons;

•	All information required by the National Association of Insurance Commissioners’ Biographical Affidavit and attachments, as amended or replaced;

•	Such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected; and

•

Any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Rule 14(a) under the Securities Exchange Act of 1934, as amended (the “Act”), and any other applicable laws, rules or regulations of any governmental authority, or of any national securities exchange or similar body overseeing any trading market on which our shares are traded.

As to the shareholder giving the notice:

•

The name and address of record of the shareholder and its principals (as hereinafter defined) and any shareholder associated person as defined in our bylaws on whose behalf the nomination is made, and the name and address of record of any person that owns or controls, directly or indirectly, 10% or more of any class of securities or interests in such shareholder or shareholder associated person;

•	The class and number of shares of the company which are owned beneficially or of record by the shareholder and any shareholder associated person;

•	A list of all shareholder proposals and director nominations made by the shareholder during the prior 10 years;

•	A list of all litigation filed against principals of the shareholder during the prior 10 years asserting a breach of fiduciary duty or a breach of loyalty;

•

A representation that the shareholder is a holder of record of shares of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. A principal of a shareholder shall be the chief executive officer (or the equivalent) of the shareholder and any individual who owns 10% or more, directly or indirectly, of any class of securities or interests in the shareholder and is employed by the shareholder;

•

A description of any agreement, arrangement or understanding with respect to the proposal between or among the shareholder and/or any shareholder associated person, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;

•

A description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the

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date of the shareholder’s notice by, or on behalf of, such shareholder and any shareholder associated person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the company; and

•

A representation of whether the shareholder or any shareholder-associated person intends, or is a part of a group which intends: (a) to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise; and (b) to solicit proxies from shareholders in support of such proposal or nomination.

No potential director nominated by a shareholder is eligible for election as a director unless nominated in accordance with these procedures.

Independence of Directors

What guidelines have been established to determine the independence of Unum directors?

In February 2004, the Board adopted Corporate Governance Guidelines, which were amended most recently in May 2010. Under these guidelines, to be considered “independent,” a director must have no material relationship with our company and must otherwise meet or exceed the criteria for independence set forth in the listing standards of the NYSE.

Under NYSE standards, a director is not independent if:

•	He or she is, or has been within the last three years, an employee of Unum, or an immediate family member is, or has been within the last three years, an executive officer of the company;

•

The director has received, or has an immediate family member who has received, during any 12-month period within the past three years, more than $120,000 in direct compensation from Unum, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

(A) The director or an immediate family member is a current partner of a firm that is Unum’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and worked on the company’s audit within that time;

•

The director or an immediate family member is, or has been employed as an executive officer of another company within the last three years, where any of Unum’s present executive officers at the same time serves or served on that company’s compensation committee; and

•	The director is a current employee, or an immediate family member is a current executive officer of a company that has made payments to, or received payments from, Unum for property or

Unum Group	37

About the Board of Directors	2011 Proxy Statement

services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In addition, the Board has determined that the following relationships between a director and Unum are not considered to be material relationships that would impair the director’s independence:

•

The director is a current employee, or an immediate family member of the director is a current executive officer, of a third party that has made payments to, or received payments from, Unum for property or services in an amount which, in any of the last three fiscal years, does not exceed the greater of $1 million or 2% of the third party’s consolidated gross revenues and, where there are comparable transactions, the relationship is in the ordinary course of business of Unum and is on substantially the same terms as those prevailing under competitive circumstances at the time for comparable transactions with non-affiliated parties; and

•

The director serves as an executive officer or employee of a charitable organization which receives contributions from Unum that do not, in any single fiscal year, exceed the greater of (A) 2% of the charitable organization’s goal for the year (or other comparable goal as determined by the Governance Committee) or (B) $500,000; provided, however, that this limitation shall not apply to annual United Way contributions by Unum that have traditionally been made in communities in which Unum has operation centers with more than 500 employees and do not materially exceed the amount of the contribution in the prior year.

Our Corporate Secretary gathers information about the directors’ relationships and entities with which they are affiliated that might affect their independence from the company. The Governance Committee reviews this information and makes recommendations to the Board as to the independence of the directors. The Board reviews the Committee’s findings and recommendations and makes a determination as to the independence of directors.

Does Unum have any inside directors on its Board?

There is only one member of our Board who is not independent, Thomas R. Watjen, because he is employed as our President and Chief Executive Officer. The Board believes that there should not be more than two inside directors, as stated in our Corporate Governance Guidelines.

Inside directors generally include current officers and any person who has been an officer within the past five years. All others are regarded as independent, outside or non-management directors. As required by NYSE, a majority of the Board must have no material relationship with Unum and must otherwise meet NYSE’s criteria for independence.

The Board has determined that the following current directors are independent: E. Michael Caulfield, Jon S. Fossel, Pamela H. Godwin, Ronald E. Goldsberry, Kevin T. Kabat, Thomas Kinser, Gloria C. Larson, A.S. (Pat) MacMillan, Jr., Edward J. Muhl, Michael J. Passarella and William J. Ryan.

In reaching the determination that all other directors are independent, the Board applied the standards described above.

38	Unum Group

2011 Proxy Statement	About the Board of Directors

Our Related Party Transaction Policy

Our written policy concerning related party transactions, which was approved by the Board in May 2007, defines “related party transaction” as any transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related party had or will have a direct or indirect material interest. “Related party” includes any director, director nominee, executive officer of the company, any person who beneficially owns more than 5% of the company’s stock, and any member of any of their immediate families or any company or other entity in which they have at least a 10% interest or other material financial interest. Immediate family members covered under this policy include any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and any other person (other than a tenant or employee) sharing the household with the nominee, director, executive officer, or 5% beneficial owner.

Prior to entering into a transaction that may be viewed as a related party transaction, the related party must notify our General Counsel of the facts and circumstances of the transaction. The General Counsel determines whether the proposed transaction is a related party transaction. If the transaction is determined to be a related party transaction, it is submitted to the disinterested members of the Audit Committee for consideration at the next Committee meeting (or to the chair of the Committee if it is not practical to wait until the next meeting and the chair is not a related party to the transaction). The Committee considers all relevant facts and circumstances, including the benefits to the company, benefits to the related party, and if the related party is an independent director or nominee, the potential effect on the director’s or nominee’s independence of entering into the transaction, any improper conflict of interest that may exist, the availability of other sources for the products and services, the terms of the transaction, and the terms available from or to unrelated third parties generally. The transaction may be approved if it is determined in good faith not to be inconsistent with the best interests of the company and its shareholders. Certain types of transactions are deemed to be pre-approved by the Audit Committee, including executive officer and director compensation arrangements approved by the Board of Directors or the Human Capital Committee, any transaction between the company and any entity in which a related party has a relationship solely as a director, less than 10% equity holder, or an employee (other than an executive officer) or all of these relationships.

Transactions with Related Persons

During 2010, and up to the date of this Proxy Statement, there were no transactions in which we were or will be a participant in which the amount exceeded $120,000 and in which any related party had or will have a direct or indirect material interest.

Code of Business Practices and Ethics

The Board has adopted a code of conduct establishing certain business practices and ethics applicable to all or our directors, officers and employees. The Board has also adopted a separate code of ethics applicable to our CEO and certain of our senior financial officers. Both of these codes are available on our website at www.unum.com in the Investors area under Corporate Governance. Copies also are available free of charge by submitting a request to the Office of the Corporate Secretary.

Unum Group	39

About the Board of Directors	2011 Proxy Statement

We will provide notice of any waivers of the code of conduct granted to executive officers or directors on our website, and will report to the SEC any waivers of the code of ethics granted to our CEO or certain of our senior financial officers. No waivers have been requested or granted to date, and no such requests for waivers are anticipated.

Interested Parties’ Communications with the Board

Shareholders or other interested parties may communicate with our Chairman, Jon S. Fossel, or any Board members by writing to the Office of the Corporate Secretary as described on page 10 or by calling toll-free 800-718-8824.

In March 2006, the Board approved a process for handling letters received by the company and addressed to non-management members of the Board. Under this process, our Corporate Secretary reviews all such correspondence and regularly provides a log and copies of the correspondence to the lead independent director, who determines whether further distribution of correspondence is appropriate and to whom it should be sent. Any director may at any time review this log and request copies of correspondence. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the internal auditor and handled in accordance with procedures established by the Audit Committee. Copies of correspondence relating to corporate governance matters are also provided to the chair of the Governance Committee.

The Board has requested that certain items unrelated to the duties and responsibilities of the Board be excluded from the process, including mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements, and matters related to claims or employment.

Corporate Governance Guidelines

The full text of Unum’s Corporate Governance Guidelines can be accessed on our website at www.unum.com in the Investors area under Corporate Governance. These guidelines are reviewed annually by the Governance Committee, including a determination of whether any changes are appropriate in response to regulatory requirements or other developments.

A copy of the Corporate Governance Guidelines is also available by writing to the Office of the Corporate Secretary as described on page 10 or by calling toll-free 800-718-8824.

40	Unum Group

2011 Proxy Statement	About the Independent Auditors

About the Independent Auditors

What fees were charged by Ernst & Young LLP?

The fees charged by Ernst & Young LLP as our independent registered public accounting firm in 2009 and 2010 are described below.

Audit Fees

The aggregate fees and expenses related to professional services rendered by Ernst & Young LLP for audit services were $7,151,455 for 2010 and $7,523,107 for 2009. Services rendered by the firm were:

•	The fiscal year audit of our annual financial statements;

•	The audit of internal control over financial reporting;

•	The interim reviews of the financial statements included in our quarterly reports on Form 10-Q; and

•	Services provided in connection with statutory and regulatory filings.

Audit-Related Fees

The aggregate fees and expenses related to professional services rendered by Ernst & Young LLP for audit-related services, comprised primarily of accounting consultations, SAS 70 reviews, and audit-related services for our employee benefit plans, were $405,450 for 2010 and $459,207 for 2009.

Tax Fees

The aggregate fees and expenses related to professional services rendered by Ernst & Young LLP for tax compliance and planning were $32,695 for 2010 and $21,187 for 2009.

All Other Fees

The aggregate fees billed for products and services provided by Ernst & Young LLP other than those reported above for audit, audit-related and tax services were $119,006 for 2010. There were no such other fees for 2009.

Who is responsible for retaining the independent auditors?

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors.

Does the Audit Committee have a policy of pre-approving services performed by the independent auditors?

Yes. The Audit Committee has a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditors. The policy provides for setting pre-approval limits for specifically defined audit and non-audit services. In pre-approving the services, the

Unum Group	41

About the Independent Auditors	2011 Proxy Statement

Committee considers whether such services are consistent with SEC rules on auditor independence. Specific approval by the Committee will be required if fees for any particular service or aggregate fees for services of a similar nature exceed the pre-approved limits. The Committee has delegated to its Chair authority to approve permitted services, and the Chair must report any such decisions to the Committee at its next scheduled meeting.

Will the auditors be at the Annual Meeting to respond to questions?

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

42	Unum Group

2011 Proxy Statement	Report of the Human Capital Committee

Report of the Human Capital Committee

The Human Capital Committee has reviewed and discussed the following Compensation Discussion and Analysis section with Unum’s management. Based on this review and discussion, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in both the Proxy Statement and in the company’s Annual Report on Form 10-K for the year ended December 31, 2010.

A.S. (Pat) MacMillan, Jr., Chairman

Pamela H. Godwin

Kevin T. Kabat

Thomas Kinser

Edward J. Muhl

Unum Group	43

2011 Proxy Statement	Compensation Discussion and Analysis

Compensation Discussion and Analysis

The Compensation Discussion and Analysis is organized as follows:

Executive Summary	46
2010 Overview	48
Compensation Philosophy and Processes	51
Benchmarking and Peer Group Design	54
Individual Performance Assessment	57
Elements of Pay	58
Executive Compensation Summaries	74
Contracts and Agreements	81
Policies and Practices	83

Additional executive compensation information is organized as follows:

Required Tables	86
Post-Employment Compensation	94
General Releases, Waivers and Post Employment Covenants	106

Unum Group	45

Compensation Discussion and Analysis	2011 Proxy Statement

The Human Capital Committee has overall responsibility for approving and evaluating all compensation plans, benefit plans, workforce management, and policies and programs of the company as they affect directors, executive officers and other employees of the company. This Compensation Discussion and Analysis section provides an overview of compensation philosophy and processes and how the Committee arrives at its compensation decisions, specifically related to the base and incentive pay for our five highest paid executives in 2010. These five individuals, who are included in the Summary Compensation Table on page 86 and are referred to as “named executive officers” throughout this section, are:

•	Thomas R. Watjen, President and Chief Executive Officer;

•	Richard P. McKenney, Executive Vice President and Chief Financial Officer;

•	Kevin P. McCarthy, Executive Vice President, President and Chief Executive Officer, Unum US;

•	Robert O. Best, Executive Vice President, Global Services; and

•	Randall C. Horn, Executive Vice President, President and Chief Executive Officer, Colonial Life.

Executive Summary

Overall, 2010 was a successful year for the company as we met or exceeded our primary financial targets, including earnings per share, return on equity, after-tax operating earnings and revenue. Our stock price increased 26% in 2010, and its three- and five-year returns continued to outperform the industry and the broader stock market. We also continued to deliver on our customer commitments, maintained a culture of social responsibility and our commitment to do the right thing. Specifically:

•	We maintained a solid financial foundation through consistent earnings and profitability, sound investments and a disciplined capital management strategy;

•

We continued to deliver on customer commitments by paying approximately $6 billion in benefits to claimants in 2010. We have maintained high customer satisfaction scores, achieved solid new customer growth and launched new products, such as the nationwide expansion of Simply Unum in the U.S. and the introduction of Unum Select in the U.K; and

•

We continued our commitment to corporate social responsibility through community outreach, industry leadership, public policy education, a focus on the environment and good corporate governance and citizenship.

The Committee considered these results, along with the individual performance measures of our named executive officers, as it reviewed and analyzed executive compensation decisions for 2010 performance. Based on this performance assessment, and combined with a review of economic and competitive trends, the Committee made a number of compensation decisions relative to base salary and incentive payments:

•	Approved base salary increases for named executive officers ranging from 0% - 3.5%, effective March 1, 2011 (details on page 59);

46	Unum Group

2011 Proxy Statement	Compensation Discussion and Analysis

•	Approved annual incentive awards for 2010 performance for named executive officers ranging from 93% to 134% of target (details on page 64);

•	Approved long-term incentive grants for 2010 performance for named executive officers ranging from 109% to 136% of target (details on page 70); and

•	Approved an increase to Mr. Watjen’s long-term incentive target from 400% to 455% beginning with 2011 (details on page 71).

In addition, the Committee has worked with senior management over the last several years to institute a number of best practices with respect to compensation. Actions taken include:

•	Adopted a clawback policy;

•	Eliminated excise tax gross-ups;

•	Eliminated most perquisites;

•	Suspended company-paid personal use of corporate aircraft;

•	Implemented stock ownership guidelines;

•	Implemented stock holding periods; and

•	Implemented a hedging policy.

These best practices are summarized on page 51.

Unum Group	47

Compensation Discussion and Analysis	2011 Proxy Statement

2010 Overview

Environment

The environment for financial services firms continued to be dominated by generally weak economic conditions. Many issues that began with the financial crisis of 2008 – high unemployment, the housing slump and an ongoing credit crisis – continued to affect the U.S. and U.K. economies in 2010. In the U.S., Congress passed new financial regulations, while sweeping health care legislation was enacted that promises to expand coverage to millions of individuals. In the U.K., ongoing government efforts to curtail the cost of benefit programs continued to shift more of the responsibility of personal financial security to the individual. These and other factors will alter the benefits landscape over the next few years.

As one of the largest providers of insurance through employers, Unum was adversely affected in 2010 by the continued rate of high unemployment. Companies continued to reduce employment levels at the beginning of 2010, but as the year closed there were signs of a slow recovery as some firms began hiring again. Despite these positive signs, the overall weak employment trend resulted in top line pressure at Unum and other employee benefit companies.

Company Performance

The primary factor that the Committee considers when making compensation decisions is company performance. The Committee also considers any external factors that may be outside of the company’s control. By any significant measure, 2010 was another successful year for Unum as we continued to deliver steady and disciplined earnings in spite of the difficult business and economic environment.

Unum built on a solid financial foundation with:

•

Core business segments continuing to generate consistent, solid profitability, as pre-tax operating income for the year reached $1.3 billion and consolidated after-tax operating income was $892.4 million(1);

•	Consistent operating results, solid investment performance and a disciplined capital management strategy led to a further strengthening of the balance sheet:

¡	Risk-based capital was 398% (toward the upper end of our target range); and

¡	Holding company cash and marketable securities of $1.2 billion, which exceeded our benchmark.

•	Additional rating upgrades for the company, an increase in our dividend to shareholders, and share repurchase authorizations of $500 million in May 2010 and $1 billion in February 2011.

(1)	For reconciliation to the most comparable GAAP measures, refer to Appendix B.

48	Unum Group

2011 Proxy Statement	Compensation Discussion and Analysis

Unum continued to deliver on its customer commitment as evidenced by:

•	Paying approximately $6 billion in benefits to individuals and families impacted by life-changing events;

•	Customer and claimant satisfaction scores, as measured through third-party surveys, which were well above industry benchmarks;

•	Better than expected persistency across most businesses;

•	Solid new customer growth of approximately 20 percent, across our businesses;

•	Continuing to invest in our business and leveraging global capabilities to capitalize on current and future growth opportunities; and

•

Launching new product initiatives by Unum UK (Unum Select); Unum US (nationwide expansion of Simply Unum); Colonial Life (more targeted sales and marketing initiatives); and across the overall company (Globalization).

Unum continued its ongoing commitment to be a leader and good corporate citizen by:

•

Contributing more than $6.7 million to charitable organizations throughout the United States and United Kingdom, while our employees volunteered more than 90,000 hours to causes they care most about; and

•

Continuing to take a leadership role within our industry and in the public policy arena, promoting the important role our industry plays in providing a financial safety net for working individuals and their families.

Within the specific business areas, performance against plan was as follows:

•

Unum US – Pre-tax operating income above plan with the expense ratio also favorable to plan. Sales were short of plan as the company maintained pricing discipline in a competitive market. Earned premium was slightly below plan due to the difficult economic environment impacting employment levels and salary growth.

•

Colonial Life – Pre-tax operating income was below plan driven by a higher benefit ratio. Expense ratio and earned premium were favorable to plan. Sales were below plan primarily driven by shortfalls in the public sector market.

•	Unum UK – Pre-tax operating income was below plan as was earned premium. Sales were above plan. Expense ratio was unfavorable to plan.

•	Investments – Overall investment performance was above plan. Investment income was above plan and capital losses were negligible.

Throughout 2010, Unum saw a continuation of many of the positive operating and financial trends of the past several years. The company’s businesses performed well, its financial position remains strong, its market leadership remains intact, and it continues to be held in high regard by its key stakeholders. In reviewing the year, the Committee was pleased with the performance of the company, particularly given the business environment, and believes Unum is well-positioned for the future.

Unum Group	49

Compensation Discussion and Analysis	2011 Proxy Statement

Shareholder Value

A primary goal of the company is creating long-term shareholder value through a focus on profitable growth and financial flexibility. Our stock price rose 26% during 2010. The following chart compares three- and five-year returns for the company against certain key indices:

(1)	The Proxy Peer Group does not include Unum. Please refer to page 55 for a list of Unum’s Proxy Peer Group companies.

50	Unum Group

2011 Proxy Statement	Compensation Discussion and Analysis

Compensation Philosophy and Processes

Our executive compensation philosophy is based on two core goals: (1) to reward performance that helps us achieve our corporate objectives; and (2) to attract and retain talented employees. In practice, this means that we:

•	Offer a base salary that reflects the competitive market as well as the roles, skills, abilities, experience and performance of employees;

•	Provide incentive opportunities for all employees based on the achievement of corporate and individual performance; and

•

Align the long-term interests of management and shareholders, as well as promote a culture of ownership and accountability in the company, by offering performance-based equity compensation opportunities and requiring senior executive officers to retain equity awards for a specified period of time.

What best practices has the company implemented over the past few years?

•

Adopted a clawback policy. We previously adopted a policy to seek recoupment of performance-based compensation paid to any senior officer in the event of a material restatement of the company’s financial results. The Committee will review the current recoupment policy once the SEC has adopted rules to implement the recoupment provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act) and will make any appropriate changes at that time. Details of our current recoupment policy are discussed further on page 85.

•

Eliminated excise tax gross-ups. The Committee in 2010 determined that it will not enter into any new or amended agreements with executive officers that include provisions for any excise tax gross-up for severance payments made in connection with a change in control.

•

Eliminated most perquisites. We eliminated most perquisites beginning January 1, 2008. Today, the company provides only a limited number of perquisites to named executive officers. We believe the remaining perquisites provide a business value. These perquisites are described on page 72.

•

Suspended company-paid personal use of corporate aircraft. Under company policy, Mr. Watjen is allowed 40 hours each year of company-paid personal use of corporate aircraft as part of his employment. Mr. Watjen voluntarily discontinued use of this benefit in 2009 and throughout 2010. Instead, he has elected to reimburse the company for any personal use through a time-sharing agreement.

•

Implemented stock ownership guidelines. Following its review of a 2007 report in which our executive compensation practices and policies were benchmarked against peer companies, the Committee approved stock ownership guidelines based on a multiple of salary for senior executives. As of December 31, 2010, each named executive officer exceeded these ownership guidelines. Additional information is provided beginning on page 83.

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Compensation Discussion and Analysis	2011 Proxy Statement

•

Implemented stock holding periods. The Committee also updated its stock retention guidelines during 2007. These guidelines require a percentage of net shares (shares after tax withholding) to be held for a specified period of time. Additional information is provided beginning on page 83.

•

Implemented a hedging policy. We have a strict policy, implemented in 2007, that prohibits our directors and executive officers from engaging in certain hedging transactions involving Unum stock. Additional information is provided beginning on page 84.

Who is responsible for evaluating and administering executive compensation?

The Committee, which consists solely of independent directors, evaluates, designs and administers a compensation program for executive officers that appropriately links pay, company performance, individual performance and the creation of shareholder value.

The Committee, with input from the full Board, is directly responsible for evaluating the performance of the CEO as well as for determining the elements of his compensation. The Committee also determines compensation for each of the named executive officers.

Is the CEO involved in setting executive compensation?

Mr. Watjen provides a self-assessment to the Committee outlining his own performance for the year. In addition, Mr. Watjen provides performance assessments and compensation recommendations to the Committee for those executives who report to him, which includes all of the named executive officers. Mr. Watjen does not participate in decisions related to the establishment of his own pay, nor does he have any decision-making authority with regard to his compensation or the compensation of any other named executive officers. These decisions are made solely by the Committee.

Mr. Watjen also provides his perspective to the Committee on the business environment and the company’s performance. While the Committee considers this in its decision process, it exercises its own independent judgment in determining compensation for the CEO and other named executive officers based on its assessment of company and individual performance.

Does the Committee use an outside consultant for advice?

Yes. Prior to 2010, the Committee had engaged a consultant with Towers Watson as its independent advisor. In early 2010, the Committee’s consultant left Towers Watson to form Pay Governance LLC. Therefore, the Committee decided to conduct a benchmarking review of its independent consultant. This included a review of several compensation consulting firms and interviews of three individual executive compensation consulting firms. Upon conclusion of the review, the Committee decided to engage Pay Governance LLC.

During 2010, the Committee engaged Towers Watson for the first two months and Pay Governance as its compensation consultant for the remainder of the year. Towers Watson and Pay Governance each provided the Committee with objective, expert analyses, independent advice and information with respect to executive and director compensation, during their respective engagement periods.

52	Unum Group

2011 Proxy Statement	Compensation Discussion and Analysis

What steps are taken to ensure independence of the consultant?

The Committee adopted a policy in 2009 establishing standards designed to ensure that compensation consultants are independent of the persons for whom compensation advice or recommendations are solicited. This policy stipulates the following:

•

Compensation paid to the Committee’s compensation consultant must not be directly affected by amounts paid by the company to the consultant’s employer for services unrelated to those provided to the Committee;

•	The compensation consultant must not have a family relationship with any covered person; and

•	The compensation consultant must certify to the Committee on an annual basis that each of the foregoing standards has been satisfied.

Towers Watson attested to its independence to the Committee during its engagement period. Towers Watson took steps to separate its compensation consultants from other services provided to Unum by the firm. The Committee’s consultants were not involved in developing proposals for or soliciting additional business from Unum, nor did they participate in other consulting assignments for the company. Towers Watson also confirmed that compensation for these consultants was not directly impacted by the fees Towers Watson collects from Unum for the other services provided, all of which are unrelated to the design of executive compensation.

Pay Governance LLC reports directly to the Committee and has attested to its independence. Furthermore, Pay Governance only provides executive compensation consulting services and does not perform any other services for the company.

In addition, an executive session was held without management present at most Committee meetings to discuss compensation issues with these consultants. Furthermore, management interacts with the consultants only when doing so on behalf of the Committee or as it relates to proposals the Committee will review for approval.

Members of Unum’s finance, human resources and legal staffs also supported the Committee in its work by providing information and responding to questions. Additionally, employees from these departments discuss various executive compensation topics with Pay Governance, including how the compensation plans fit with other programs and business objectives. Although these staff members may make recommendations, the final decision on all executive compensation matters rests solely with the Committee.

What were the fees paid to each of our executive compensation consultants during 2010?

Towers Watson received $72,079 for executive compensation services provided to the Committee for the first two months of 2010. The aggregate fees paid to Towers Watson for all other services provided to the company during 2010 were $1.8 million. This amount includes services provided for the administration of employee compensation and benefit statements and benefit plan actuarial, financial, regulatory and compliance support services. The amount also includes fees paid for the conversion of pension administration which occurred in 2010 as well as ongoing administration of the pension plan. Pay Governance received $56,221 for executive compensation consulting services provided during 2010.

Unum Group	53

Compensation Discussion and Analysis	2011 Proxy Statement

Benchmarking and Peer Group Design

To what extent does the Committee use external data to compare executive compensation?

When making compensation decisions, the Committee compares the compensation of our CEO and other named executive officers to that of similarly-situated executives at peer companies. This process is often referred to as “benchmarking.” These comparisons are used as points of reference but do not take the place of internal analyses or consideration of company and individual performance.

The Committee uses two sources for benchmarking executive compensation:

•

For the CEO, the Committee uses a collection of peer firms (Proxy Peer Group) that includes a mix of publicly traded insurance and financial services companies that are Unum’s primary competitors for executive talent. This group is the primary source for benchmarking CEO pay because the CEO role is generally consistent across companies. The Committee also uses the Towers Watson Diversified Insurance Study of Executive Compensation (Diversified Insurance Study), which is a private study of 28 large insurance companies (including Unum), as a secondary source for benchmarking CEO pay.

•

For named executive officers other than the CEO, the primary benchmarking source used is the Diversified Insurance Study. The Proxy Peer Group is used as a reference for the CFO but not for the remaining named executive officers because responsibilities of the heads of subsidiaries and other business units tend not to be directly comparable across other companies. Additionally, those in comparable positions at other companies may not be among the five highest-paid executives at the Diversified Insurance Study companies, in which case data about their compensation may not be publicly available. Because most of the Diversified Insurance Study companies are our key competitors for executive talent, the Committee believes that this study provides a relevant comparison, represents an unbiased selection of companies, and remains relatively constant.

The Committee reviews the Proxy Peer Group annually, and companies are added and removed from this list as either industry consolidation occurs or our corporate objectives change. The companies that make up the Proxy Peer Group did not change in 2009, which were used for decisions relating to base salary and incentive targets related to 2010. As discussed further on page 56, the Proxy Peer Group changed in 2010, which will be used as a reference for compensation decisions made in relation to 2011.

54	Unum Group

2011 Proxy Statement	Compensation Discussion and Analysis

The table below sets forth the companies that comprise the Proxy Peer Group and the firms included in the Diversified Insurance Study.

BENCHMARKING AND PEER GROUPS(1)
Company	Proxy Peer Group(2)	Diversified Insurance Study(3)	Company	Proxy Peer Group(2)	Diversified Insurance Study(3)
Aegon USA		•	Marsh & McLennan	•
Aetna	•		Massachusetts Mutual		•
AFLAC	•	•	MetLife	•	•
AIG		•	Nationwide		•
Allstate		•	New York Life		•
American United Life		•	Northwestern Mutual		•
Aon	•		Pacific Life		•
Assurant	•		Phoenix Companies	•	•
AXA Equitable		•	Principal Financial	•	•
Cigna	•	•	Protective Life	•
Conseco	•		Prudential Financial	•	•
Genworth Financial	•	•	Securian Financial		•
Guardian Life		•	Stancorp	•
Hartford Financial	•	•	Sun Life Financial		•
Humana	•		Thrivent Financial		•
ING		•	TIAA-CREF		•
John Hancock		•	Torchmark	•
Lincoln Financial	•	•	USAA		•

(1)	For compensation decisions made in early 2010, benchmarking comparisons were made to the 2009 Diversified Insurance Study of Executive Compensation and the 2009 Proxy Peer Group. Although Unum is part of the Diversified Insurance Study, we are excluded from this table.

(2)	The Proxy Peer Group remained unchanged in 2009 for benchmarking for 2010 compensation. This list includes both property and casualty, and life and health insurers with Unum being slightly above the peer median for assets and revenue for the year ended December 31, 2009. Unum is not part of the Proxy Peer Group.

(3)	Aetna did not participate in the 2009 Diversified Insurance Study, reducing the participants from 29 in 2008 to 28 in 2009.

Unum Group	55

Compensation Discussion and Analysis	2011 Proxy Statement

Does the Committee set targets for how its executive compensation compares to other companies?

Each element of compensation is targeted at the approximate median of the market as defined by the Proxy Peer Group and the Diversified Insurance Study, although this comparison is only one of a number of factors that guide the Committee’s determinations. The elements of our compensation program are: (1) base salary; (2) targeted total cash (base salary plus targeted annual incentive); and (3) targeted total direct compensation (base salary plus both targeted annual and long-term incentives) and (4) benefits and perquisites. The comparison of our total cash and total direct compensation elements to those at peer companies helps to ensure that the balance among the elements of compensation is competitive. At the same time, company and individual performance determines a majority of the compensation received by our named executive officers.

With respect to the CEO, the Committee compares each of the compensation elements to the Proxy Peer Group using the same methodology described above. Additionally, the CEO pay is compared to the median of the compensation paid to executives in comparable roles at the companies in the Diversified Insurance Study as an additional source of data. Although we compare CEO pay targets to the median of pay in comparable roles at other companies, the actual pay determined by the Committee each year is primarily based on company and individual performance as well as the business environment.

Does the Committee rely solely on peer group data when making decisions?

While peer group data is important, it is secondary to the primary factors considered by the Committee when making compensation decisions, which include the following:

•	Company performance;

•	Individual performance;

•	The executive’s level of responsibility;

•	The creation of shareholder value; and

•	Our executive compensation philosophy.

Why was the Proxy Peer Group changed for compensation decisions related to 2011?

Phoenix Companies was removed from the Proxy Peer Group in 2010. Phoenix has experienced a significant decline in market value over the past three years and has changed its business model. By removing Phoenix, we believe the companies comprising the Proxy Peer Group better reflect Unum’s primary competitors for executive talent.

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Individual Performance Assessment

How is individual performance evaluated for the CEO and the other named executive officers?

The individual performance of each named executive officer is measured against the following six leadership criteria:

•	Delivers results;

•	Builds organizational talent;

•	Makes effective decisions;

•	Creates business and enterprise value;

•	Engages employees in the corporate vision; and

•	Adheres to company’s values.

In evaluating how effectively each named executive met the above criteria, the Committee considers information from the following:

•	Company performance;

•	A self assessment by the named executive officer of his own performance;

•	A 360 degree evaluation of performance and leadership attributes completed by the named executive officer’s manager, peers, direct reports and other partners (internal or external customers);

•	Mr. Watjen’s performance assessment of each other named executive officer;

•	A Board assessment of each named executive officer against stated goals in areas of:

¡	Strategic planning

¡	Demonstrated performance

¡	Building and sustaining a high-functioning organization and team

¡	Humility and ego maturity

¡	Statesmanship

¡	Balance of putting the company first with appropriate self-care and resilience

¡	Ability to balance complex competing factors

¡	Commitment to enterprise as well as business unit

Based on this evaluation, the Committee sets the individual performance percentage for each named executive officer. This percentage is then used in the calculation of annual and long-term incentive awards as described on the following pages. In assessing performance for 2010, the Committee highlighted certain items for each named executive officer. These highlights can be found in the executive profiles beginning on page 76.

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Elements of Pay

The elements of compensation for Unum’s named executive officers are described in the table below.

PAY ELEMENTS
Compensation Element	Objective/ Purpose
Annual base salary (not at risk)	To provide a fixed amount of compensation which is reflective of the market for similar jobs as well as individual skills, abilities and performance. Aligns with our compensation philosophy of attracting and retaining talented individuals.
Annual incentive awards (at risk)	To motivate executives to achieve short-term corporate financial goals as well as individual objectives. Aligns with our compensation philosophy of rewarding performance in the achievement of short-term corporate objectives.
Long-term incentive awards (at risk)	To motivate long-term performance and align the interests of management and shareholders. Aligns with our compensation philosophy of rewarding long- term performance and attracting and retaining talented individuals.
Retirement and workplace benefits (not at risk)	To provide a competitive program which addresses health, welfare and retirement needs of executives and other employees. Aligns with our compensation philosophy of attracting and retaining talented individuals.
Perquisites and other personal benefits (not at risk)	Most perquisites were eliminated as of January 1, 2008. The limited perquisites we currently offer are provided as the result of a specific business purpose or a contractual arrangement.

Consistent with our philosophy of tying compensation with the performance of the company, our named executives, as the most senior officers, have a majority of their total compensation “at risk.” Compensation that is “at risk” is contingent upon named executive officer performance or the achievement of specific results and is subject to Committee discretion.

We do not, however, have a predetermined policy for allocating cash and non-cash, or annual and long-term incentive compensation. Instead, the Committee annually reviews the Diversified Insurance Study described earlier to ensure an appropriate level and mix of compensation based on competitive practices. The pie charts shown in each named executive officer’s profile of the Executive Compensation Summaries section, beginning on page 76, provide an overview of each executive’s actual pay mix for 2010.

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Annual Base Salary

How are the base salaries of named executive officers determined?

Salaries are established based on a named executive officer’s position, skills, experience, responsibility, and performance. Competitiveness of salary levels is assessed annually relative to the approximate median of salaries in the marketplace for similar executive positions. Increases may be considered for factors such as changes in responsibilities, individual performance, and/or changes in the competitive marketplace.

During 2010, based on the economic environment and changing market trends for executive compensation, the CEO recommended to the Committee that salary increases not be granted to named executive officers for the second consecutive year.

At its February 2011 meeting, given that the company has continued to meet or exceed its primary financial targets despite a difficult economic period, the Committee, with input from the CEO, approved base salaries to be effective March 1, 2011. The Committee considered the approximate median market data, individual performance, responsibilities and tenure and approved the following with any increase noted in parentheses: Mr. Watjen $1,100,000 (no change); Mr. McKenney $665,000 (2.3%); Mr. McCarthy $585,000 (3.5%); Mr. Best $532,000 (3.3%); and Mr. Horn $485,000 (2.1%).

Annual Incentive Awards

The purpose of the annual incentive is to reward performance based on the achievement of both company and individual performance, thereby aligning compensation with the objectives of shareholders. The Management Incentive Compensation Plan of 2008 (MICP), which became effective January 1, 2008, is our principal vehicle for awarding annual incentive compensation.

Under the plan:

•	All non-sales employees are eligible to receive an annual incentive;

•	Our named executive officers participate in the Executive Officer Incentive Plan, which also is a part of the MICP; and

•

The Committee establishes an objective performance measure in the beginning of the year to provide funding for incentive payments. If this goal is achieved, named executives are eligible to receive an award for that performance year. If this goal is not achieved, the plan is not funded and named executives are not eligible for a payment under the plan.

For 2010, the threshold established by the Committee to fund the plan was after-tax operating earnings of $394.4 million, or approximately two times the amount of after-tax operating earnings needed to pay dividends and cover interest on our recourse debt. The company successfully achieved the threshold allowing for funding and deductibility of the incentive plan. The total annual incentive payments awarded to all employees under this plan were less than 1% of the company’s total operating revenue.

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How does the plan work?

Once the corporate threshold is met as described above, company and business unit performance percentages are calculated by comparing actual results to the targets (disclosed on page 61). Company and business unit performance achievement levels are approved by the Committee. Individual performance for each named executive officer is then established by the Committee and a percentage assigned based on the process described below.

As shown in the table below, the annual incentive target for each named executive officer is multiplied by the company performance percentage and then by the individual performance percentage to arrive at the annual incentive award.

ANNUAL INCENTIVE FORMULA
Beginning of Each Year	Application of Annual Incentive Criteria/ Award Determination							Final Review by the Committee

Threshold and Target performance goals set and approved by the Committee	Annual Incentive Target for Position ($)	X	Company Performance (%)	X	Individual Performance (%)	=	Annual Incentive ($)	(1)

(1)	The Committee exercises discretion as to the final payment considering all performance factors, including, but not limited to, the quality of financial results and personal contributions to these results.

What are the annual incentive targets and how are they determined?

The Committee sets individual annual incentive targets at the approximate market median for each named executive officer. These targets are stated as a percentage of each individual’s base salary, and are established based on a number of factors, including the approximate median of the Proxy Peer Group for the CEO and the Diversified Insurance Study for other named executive officers as previously discussed on page 54. The Committee also considers each individual’s target relative to other named executive officers, given their respective levels of responsibility. For 2010, the annual incentive targets (as a percentage of base salary) for the named executive officers were: 150% for Mr. Watjen; 100% for Messrs. McCarthy and McKenney; 90% for Mr. Best; and 80% for Mr. Horn.

What were the company performance targets for 2010?

In February of each year, the Committee sets targets for several performance measures with the levels or ranges of payment for each target. Performance measures and their respective targets are established for the company as a whole (Unum Group) as well as for each of our business units (Unum US, Colonial Life, Unum UK, and Investments), and weightings are assigned to each performance measure based on its relative importance to the company or business unit. The list of targets and weightings by business unit is shown in the table on the following page.

The 2010 performance measures and their weightings in determining company performance for the annual incentive awards are:

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2010 ANNUAL INCENTIVE AWARD PERFORMANCE TARGETS

Performance Measure	Component Weighting	Target
Unum Group

After-tax operating income(1)	40%	$887.6 million

Business area composite(2)	40%	100%

Return on equity(3)	20%	10.9%

Unum US

Before-tax operating income(4)	40%	$842.7 million

Earned premium	20%	$5,712.6 million

Sales	15%	$786.5 million

Service(5)	15%	100%

Operating expense ratio	10%	18.71%

Colonial Life

Before-tax operating income(4)	40%	$295.0 million

Earned premium	20%	$1,071.1 million

Sales	15%	$371.6 million

Service(5)	15%	100%

Operating expense ratio	10%	17.48%

Unum UK

Before-tax operating income(4)	40%	£159.5 million

Earned premium	20%	£440.1 million

Sales	15%	£76.4 million

Service(5)	15%	100%

Operating expense ratio	10%	19.06%

Investments

Net Investment Income(6)	50%	$2.479 million

Avoided Losses(7)	25%	$0

Market Composite(8)	25%	100%

Performance measure descriptions for purposes of the annual incentive plan:

(1)	After-tax operating income is defined as net income adjusted to exclude after-tax net realized investment gains and losses.

(2)	The business area composite component weighting for Unum Group includes a weighted average of the overall incentive plan results for Unum US at 40%, Unum UK at 25%, Colonial Life at 25% and Investments 10%.

(3)	Return on equity is calculated by taking after-tax operating income and dividing it by the average of beginning and end of year stockholders’ equity adjusted to exclude the net unrealized gain or loss on securities and the net gain on cash flow hedges.

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(4)	Before-tax operating income is defined as net income adjusted to exclude income tax and net realized investment gains and losses.

(5)	Service is based on the average of several service metrics for policyholders, producers and claimants.

(6)	Net investment income reflects the impact of investment results on after-tax operating income.

(7)	Avoided losses is calculated by multiplying an industry standard weighted default rate by Unum’s total credit exposure and comparing to Unum’s actual investment losses.

(8)	Market composite consists of comparing the average of credit spreads on purchases, yields on purchases and realized investment losses to specified benchmarks.

Why are these performance measures and their respective targets selected?

The Committee selected these performance targets because it believes they represent long-term drivers of shareholder value:

•	The growth and competitiveness of the company are measured using sales, earned premium and revenue targets;

•	Profitability achievement is measured using after-tax operating income for Unum Group and pre-tax operating income for Unum US, Colonial Life and Unum UK;

•	Capital management effectiveness is measured using return on equity; and

•	Effective and efficient customer service is measured using the service and operating expense ratio targets.

A business area performance composite measure was added to Unum Group’s performance measures for 2010. Given that the corporate staff organization provides support to the business areas, this new measure closely aligns Unum Group’s results with those generated in the business units.

For 2010, after-tax operating income was selected as a performance measure to replace pre-tax operating income to more closely align with measures used by external stakeholders to evaluate our company’s performance.

How are the annual incentive awards of the named executive officers related to the performance of Unum Group and the performance of its business units?

The portion of each named executive officer’s annual incentive award that is tied to Unum Group’s performance and the performance of its business units differ. Messrs. Watjen’s and McKenney’s incentive awards for results achieved in 2010 were based entirely (100%) on the results of Unum Group for each of its performance measures as described above. For Mr. McCarthy, 25% of his award was based on Unum Group performance and 75% on Unum US performance. For Mr. Horn, 25% of his award was based on Unum Group performance and 75% on Colonial Life performance. For Mr. Best, his award was prorated based on 25% Unum Group and 75% Unum US performance for the first two months of 2010 and 100% Unum Group performance for the remaining ten months of 2010, as a result of his position change from EVP, Chief Operating Officer, Unum US to EVP, Global Services (formerly called Global Business Technology).

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For Messrs. McCarthy, Best and Horn, basing a portion of annual incentive awards on the performance of Unum Group best reflects the contribution each makes to the effective management of the total company.

Does the Committee take into consideration any exceptions when determining company performance?

When the Committee set the performance measures and weightings for 2010, it did not change the list of items that could be excluded from the calculation of the company’s performance for purposes of the annual and long-term incentive plans. Among these items were:

•	Reserve adjustments resulting from accounting or regulatory law changes that were not included in the 2010 financial plan;

•	The impact of any acquisitions, divestitures, or block reinsurance transactions not included in the 2010 financial plan;

•	The effect of any regulatory, legal or tax settlements not included in the 2010 financial plan;

•	The impact of fluctuating foreign currency exchange rates not already assumed in the 2010 financial plan;

•	Debt issuance, repurchasing or retirement; or stock repurchase or issuance not included in the 2010 financial plan; and

•	Fees or assessments, including tax assessments, from new legislation not included in the basic 2010 financial plan.

In measuring financial results for 2010, the Committee excluded the impact of the following items not included in the 2010 financial plan:

•	The variance in foreign currency exchange rates from those assumed in the 2010 financial plan; and

•

The first quarter of 2010 tax charge of $10.2 million recorded as a result of the impact of the tax law change related to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010.

In measuring financial results for 2010, the Committee did not exclude the impact of the September 2010 issuance of $400.0 million of unsecured senior notes and the 2010 repurchases of Unum Group common stock totaling $356.0 million because these items generally offset each other and the net impact of these items combined was not considered as having a material impact on the incentive plan targets.

How did the Committee determine the total earned incentive award in 2011 to each named executive officer for 2010 performance?

As described in this section, the Committee considers company (including business unit) and individual performance when determining annual incentive award amounts for named executive officers.

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Company and Business Unit Performance

In determining company and business unit performance percentages, the Committee evaluates performance against each of the targets listed on page 61. The Committee may also take into account other factors, including economic considerations as well as non-financial goals. Based on the review of performance, the Committee approved the payments outlined in the table below, by certifying that the performance of Unum Group was above plan at 102%; Unum US was above plan at 109%; and Colonial Life was below plan at 90%.

Individual Performance

In arriving at the individual performance percentage for Mr. Watjen, the Committee considers the overall performance of the company, input from the company’s 360 degree review process, the Board’s assessment of his performance, and Mr. Watjen’s self-assessment of his own performance.

In determining the individual performance percentage of each other named executive officer, the Committee considers both the company and the individual’s business unit results, as well as individual contributions to those results, input from the company’s 360 degree review process, Mr. Watjen’s assessment and feedback of the individual’s performance, the Board’s assessment of the individual’s performance and the individual’s self-assessment of his own performance.

Specific highlights of each named executive officer’s individual performance for 2010 are included in the executive profiles beginning on page 76.

	ANNUAL INCENTIVE PAID IN 2011

Executive	Eligible Earnings ($)		2010 Incentive Target (%)		Company Performance (%)		Individual Performance (%)		2010 Annual Incentive Paid ($)
Mr. Watjen	$1,100,000	X	150%	X	102%(1)	X	110%	=	$1,851,300
Mr. McKenney	650,000	X	100%	X	102%(1)	X	110%	=	729,300
Mr. McCarthy	565,000	X	100%	X	107%(2)	X	125%	=	757,453
Mr. Best	515,000	X	90%	X	103%(3)	X	114%	=	543,226
Mr. Horn	475,000	X	80%	X	93%(4)	X	100%	=	353,400

(1)	Company performance for Messrs. Watjen and McKenney is based on Unum Group achievement of 102%.

(2)	Mr. McCarthy had a 75% Unum US and 25% Unum Group performance split. Unum US achievement was 109% and Unum Group achievement was 102%, which when weighted, is an achievement of 107.25%.

(3)	Mr. Best had a 75% Unum US and 25% Unum Group performance split for the first two months of 2010 in which he held the position of EVP, Chief Operating Officer, Unum US. Mr. Best’s award was based on 100% Unum Group performance coinciding with his position change to EVP, Global Services (formerly called Global Business Technology) for the remaining 10 months of 2010. Unum US achievement was 109% and Unum Group achievement was 102%. The weighted average achievement is 102.808%.

(4)	Mr. Horn had a 75% Colonial Life and 25% Unum Group performance split. Colonial Life achievement was 90% and Unum Group achievement was 102%, which when weighted, is an achievement of 93%.

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Long-Term Incentive Awards

As previously outlined, our goal is to align the long-term interests of management and shareholders. The long-term incentive plan creates this alignment by tying a substantial portion of the executive’s compensation directly to the company’s stock price. The awards, which are a combination of stock options and performance-based restricted stock units, are granted under the Stock Incentive Plan of 2007.

What form of long-term incentive awards are paid to named executive officers?

We currently provide a mix of restricted stock units and stock options as part of our long-term incentive plan for named executive officers. Seventy-five percent of the award is granted as restricted stock units and 25% is granted as stock options. This mix was based on a review of peer practices and ensures that a portion of each executive’s compensation is tied to the increase of our stock price over the long term.

Mr. Watjen’s current ownership stake of 22.8 times his salary is far in excess of the ownership guidelines for the CEO. In the interest of prudent risk management, and given his significant ownership, in 2009 the Board recommended to Mr. Watjen that he take steps to slow the growth of his stock ownership. As a result, Mr. Watjen entered into 10b5-1 plans for one-year terms in 2009 and 2010, each providing for the sale of 50,000 shares at a certain stock price each quarter during the term of the plan. In addition, beginning with his February 2010 grant, the Committee made the decision that 50% of Mr. Watjen’s restricted stock unit grants will be settled in cash with the remaining 50% continuing to be settled in stock.

What are restricted stock units?

Restricted stock units, granted on the basis of company and individual performance, are valued in terms of company stock but no actual stock is issued at the time of grant. Instead, company stock is issued only when the grant is settled. Restricted stock units differ from restricted stock in two ways:

•	Dividends are not paid in the form of cash on a quarterly basis, but rather as additional restricted stock units; and

•	There are no shareholder voting rights unless and until the award is settled in shares.

The process of dividend reinvestment associated with restricted stock units helps achieve our objective of closely aligning named executive officers’ compensation with shareholder interests.

Is there a company performance threshold established for the long-term incentive awards similar to that in place for the annual incentive?

Yes. As is the case with the Executive Officer Incentive Plan, for 2010 the company performance threshold established by the Committee for the long-term incentive plan was after-tax operating earnings of $394.4 million, or approximately two times the amount of after-tax operating earnings needed to pay dividends and cover interest on our recourse debt. The company successfully achieved the threshold allowing for funding of the long-term incentive plan. As a result, each named executive officer became eligible to receive the maximum award, set by the Committee, for the 2010 performance year. If the

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threshold had not been achieved, the plan would not have been funded and none of the named executives would have been eligible for an award under the plan.

How does the long-term incentive plan work?

Once the performance threshold is met and the plan is funded, the Committee considers the company’s performance against the targets listed on page 67. In arriving at the company performance achievement percentage, other factors may also be taken into consideration by the Committee, including economic and relative performance considerations as well as the achievement of non-financial goals.

As shown in the table below, the individual’s long-term incentive target is multiplied by the corporate performance percentage and then by the individual performance percentage to reach the overall long-term incentive award. The value of the long-term incentive award is then delivered 75% as restricted stock units and 25% as stock options. The awards vest based on the named executive officer’s continued service over a three-year period.

This structure serves both objectives of our compensation philosophy: the retention of key executives and linking compensation to performance. The one-year performance goals that determine the awards to be granted give our named executive officers strong incentives to meet corporate performance objectives. At the same time, the three-year vesting requirement both helps us retain the named executive officer and links the value of the award to the performance of the company during that period.

LONG-TERM INCENTIVE FORMULA

Beginning of Each Year	Application of Long-Term Incentive Criteria/ Award Determination							Final Review by the Committee

Threshold and Target performance goals set and approved by the Committee	Long-Term Incentive Target for Position(1) ($)	X	Company Performance (%)	X	Individual Performance (%)	=	Long-term Incentive(2) ($)	(3)

(1)	Target incentive for position is individually determined and detailed below for each named executive officer.

(2)	Long-term incentive is delivered in the form of 75% restricted stock units and 25% stock options.

(3)	The Committee exercises discretion as to the final payment considering all performance factors, including, but not limited to, the quality of financial results and personal contributions to these results.

What were the individual long-term incentive targets for each named executive officer?

Each year at its February meeting, the Committee sets an individual target for each named executive officer based on the approximate median of the comparison group. The Committee also considers each individual’s target relative to other named executive officers, given their respective levels of responsibility. These targets are set as a percentage of base salary for each named executive officer.

For 2010, the long-term incentive targets for the named executive officers were: 400% for Mr. Watjen; 150% for Messrs. McCarthy and McKenney; 125% for Mr. Best; and 100% for Mr. Horn.

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What were the company performance targets for long-term incentive awards?

Each year at its February meeting, the Committee establishes corporate performance measures for the long-term incentive award plan. Much like the annual incentive plan, each factor is then weighted based on its relative importance to the company or business unit as well as on its potential impact on shareholder returns.

In addition to disclosing the 2010 grants for performance in 2009 in the Summary Compensation Table and the Grants of Plan-Based Awards table as required by SEC rules, we are also disclosing the long-term incentive awards granted in February 2011 for 2010 performance.

In February 2010, the Committee granted long-term incentive awards based on 2009 performance. The corporate performance factors, weightings and targets for 2009 were:

2010 LONG-TERM INCENTIVE FOR 2009 PERFORMANCE AWARD TARGETS

Corporate Performance Factors	Component
Unum Group	Weighting	Target
Before-tax operating earnings (excluding realized investment gains and losses)	40%	$1,264.1 million
Return on equity	40%	11.60%
Revenue	20%	$10,299.5 million

In February 2011, the Committee granted long-term incentive awards for 2010 performance. The corporate performance factors, weightings and targets for 2010 were:

2011 LONG-TERM INCENTIVE FOR 2010 PERFORMANCE AWARD TARGETS

Corporate Performance Factors	Component
Unum Group	Weighting	Target
After-tax operating earnings	40%	$887.6 million
Return on equity	40%	10.90%
Revenue	20%	$10,222.0 million

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Why were these performance targets selected?

The Committee believes these performance targets represent long-term drivers of shareholder value. Consistent with our annual incentive plan, each measure is weighted based on its relative importance to the achievement of the company’s long-term business plan:

•	Value creation is measured on the basis of growth, profitability and effective capital management;

•	Long-term growth is measured using overall company revenue as the target; and

•	Capital management effectiveness is measured using return on equity.

For 2009, profitability achievement was measured using pre-tax operating income. For 2010, after tax operating income was selected as a performance measure to replace pre-tax operating income to more closely align with measures used by external stakeholders to evaluate our company’s performance.

How is individual performance considered for long-term incentive grants?

The Committee evaluates individual performance by considering company performance, individual contributions to those results, input from the company’s 360 degree review process, a self assessment of performance and a formal evaluation by the Board of Directors. In the case of other named executive officers, Mr. Watjen’s recommendation is also considered.

What were the individual long-term incentive grants for 2009 performance?

The Committee assessed the company’s performance and compared the actual corporate results to the targets established for each measure to arrive at the corporate performance percentage. The Committee then determined an individual performance percentage for each named executive officer based on an assessment of individual performance (described on the previous page). The award amount was then calculated and expressed in U.S. dollars. Finally, 75% of the award was converted to a number of restricted stock units using the closing price of the stock on the grant date. The remaining 25% was converted to stock options based on the Black-Scholes value of the stock options on the grant date.

In February 2010, based on 2009 performance, the Committee approved grants of restricted stock units and stock options for the named executive officers as outlined in the Grants of Plan Based Awards table and in the following table:

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	LONG-TERM INCENTIVE GRANTED IN 2010(1)								(Based on Performance in 2009)
Executive	2009 Long-Term Incentive Target	2009 Long-Term Incentive Target		Company Performance		Individual Performance		2009 Long-Term Incentive Granted	Shares of Restricted Stock Units Granted (Feb. 2010)	Stock Options Granted (Feb. 2010)
	(% of Salary)	($)		(%)		(%)		($)	(#)	(#)
Mr. Watjen(2)	400%	$4,400,000	X	110%	X	115%	=	$5,566,000	200,890	153,927
Mr. McKenney(3)	150%	975,000	X	110%	X	100%	=	975,000	35,190	26,963
Mr. McCarthy	150%	847,500	X	110%	X	125%	=	1,165,313	42,059	32,227
Mr. Best	125%	643,750	X	110%	X	110%	=	778,938	28,114	21,541
Mr. Horn	100%	475,000	X	110%	X	110%	=	574,750	20,744	15,895

(1)	The 2009 long-term incentive was granted in February 2010 based on performance in 2009. The actual fair market value of the grant differs slightly based on the rounding of shares:

Mr. Watjen	$5,565,994
Mr. McKenney	$974,994
Mr. McCarthy	$1,165,318
Mr. Best	$778,940
Mr. Horn	$574,751

(2)	Of the 75% portion of Mr. Watjen’s long-term incentive award that was paid in restricted stock units, 50% will be settled in stock and 50% will be settled in cash upon vesting.

(3)	Mr. McKenney was eligible for a pro-rated long-term incentive award based upon corporate and individual performance. As part of his employment offer, for the 2009 performance year only, the company guaranteed a target award ($975,000).

Did the Committee take into consideration any exceptions when determining company performance for purposes of the 2010 grants based on 2009 performance?

In measuring financial results for 2009, the Committee excluded only the impact of fluctuating currency exchange rates not already assumed in the 2009 financial plan.

What were the individual long-term incentive grants for 2010 performance?

The Committee assessed the company’s performance and compared the actual corporate results to the targets established for each measure to arrive at the corporate performance percentage. The Committee then determined an individual performance percentage for each named executive officer based on an assessment of individual performance (described on the previous page). The award amount was then calculated and expressed in U.S. dollars. Finally, 75% of the award was converted to a number of restricted stock units using the closing price of the stock on the grant date. The remaining 25% was converted to stock options based on the Black-Scholes value of the stock options on the grant date.

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In February 2011, based on 2010 performance, the Committee approved grants of restricted stock units and stock options for the named executive officers as outlined in the following table:

	LONG-TERM INCENTIVE GRANTED IN 2011(1)								(Based on Performance in 2010)
Executive	2010 Long-Term Incentive Target	2010 Long-Term Incentive Target		Company Performance		Individual Performance		2010 Long-Term Incentive Granted	Shares of Restricted Stock Units Granted (Feb. 2011)		Stock Options Granted (Feb. 2011)
	(% of Salary)	($)		(%)		(%)		($)	(#)		(#)
Mr. Watjen	400%	$4,400,000	X	109%	X	121%	=	$5,803,160	165,552	(2)	123,682
Mr. McKenney	150%	975,000	X	109%	X	115%	=	1,222,163	34,866		26,048
Mr. McCarthy	150%	847,500	X	109%	X	125%	=	1,154,719	32,942		24,610
Mr. Best	125%	643,750	X	109%	X	110%	=	771,856	22,019		16,450
Mr. Horn	100%	475,000	X	109%	X	100%	=	517,750	14,770		11,035

(1)	The 2010 long-term incentive was granted in February 2011 based on performance in 2010. The fair market value of the long-term incentive grant differs slightly based on the rounding of shares:

Mr. Watjen	$5,803,152
Mr. McKenney	$1,222,170
Mr. McCarthy	$1,154,720
Mr. Best	$771,839
Mr. Horn	$517,744

(2)	Of the 75% portion of Mr. Watjen’s long-term incentive award that was paid in restricted stock units, 50% will be settled in stock and 50% will be settled in cash upon vesting.

Did the Committee take into consideration any exceptions when determining company performance for purposes of the 2011 grants based on 2010 performance?

In measuring financial results for 2010, the Committee excluded the impact of the following items not included in the 2010 financial plan:

•	The variance in foreign currency exchange rates from those assumed in the 2010 financial plan; and

•

The first quarter of 2010 tax charge of $10.2 million recorded as a result of the impact of the tax law change related to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010.

In measuring financial results for 2010, the Committee did not exclude the impact of the September 2010 issuance of $400.0 million of unsecured senior notes and the 2010 repurchases of Unum Group

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common stock totaling $356.0 million because these items generally offset each other and the net impact of these items combined was not considered as having a material impact on the incentive plan targets.

Did the Committee make changes to any individual long-term incentive award targets for 2011 performance?

In February 2011, based on a review of the approximate median of market data (i.e., the Proxy Peer Group and the Diversified Insurance Study) as well as corporate and individual performance, the Committee increased Mr. Watjen’s long-term incentive target from 400% ($4.4 million) to 455% ($5 million) beginning with 2011 performance. This is the first increase in any element of his target compensation in 3 years.

Equity Performance Grant

An Equity Performance Grant was approved by the Board of Directors in 2007 and reported in our 2008 Proxy Statement. This special grant of performance-based restricted stock units was granted to approximately 50 key officers who, through their performance and leadership, were identified as being able to truly impact Unum’s ability to achieve ongoing corporate objectives.

Grant recipients, including Messrs. Watjen, McCarthy, Best and Horn (Mr. McKenney was not an employee at the time of the grant), are eligible to receive restricted stock units upon vesting over three different periods, based on performance between 2007 and December 31, 2011. In order for the grants to vest in any period, these two factors must be met:

•	Achievement of thresholds for financial plan performance, risk-based capital, assessments by rating agencies and regulatory compliance; and

•	Once the above thresholds are achieved, the percentage vesting is based on a schedule of the highest closing stock price attained for 20 consecutive business days, beginning at $26 per share.

The Committee reviewed the plan performance on February 22, 2011 and confirmed the achievement of the four performance thresholds. However, no vesting occurred because the required stock price appreciation had not been achieved. Since the plan requires that the threshold goals must be met and maintained, the Committee will provide a final review of plan performance through 2011 in February 2012. If, at that time, the Committee confirms that all thresholds have continued to be maintained for the remaining performance period, the restricted stock units will vest in accordance with the stock price appreciation schedule and will be awarded to grant recipients accordingly. If, however, any performance threshold is not met for the remaining performance period or the required stock price appreciation has not occurred, the restricted stock units will expire and be forfeited as of December 31, 2011.

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Retirement and Workplace Benefits

What employee benefits does the company provide its named executive officers and other employees?

We provide a benefits package for employees and their dependents, portions of which are paid for, in whole or in part, by the employee. Benefits include: life, health, dental, vision, and disability insurance; pension; 401(k); dependent and healthcare reimbursement accounts; tuition reimbursement; an employee stock purchase plan; paid time off; holidays; and a matching gifts program for charitable contributions. Named executive officers have the same benefits package as other employees.

In April 2000, the company purchased corporate owned life insurance (COLI) on all officers who gave their approval. In the event of death while still employed, the company provides a death benefit to the executive’s beneficiary in the amount of $200,000 (this amount is shown in the appropriate column of the Termination Table on page 105). Of the named executive officers, Messrs. Horn and McKenney were not employees of the company at that time, and therefore they are not covered under a COLI policy.

What types of retirement plans does the company offer?

We sponsor a tax-qualified, defined benefit pension plan. We also provide a non-qualified pension plan for employees whose benefits under the tax-qualified plans are limited by the Internal Revenue Code. Base pay and annual incentive awards are counted toward the defined benefit pension plans; long-term incentives are not. In addition to the qualified and non-qualified pension plans, Mr. Watjen also has a supplemental executive retirement plan under the terms of his employment agreement. He has been covered under this plan since 2000 and is the only active employee covered under the plan.

In addition, Unum provides a tax-qualified, 401(k) retirement plan for all regular employees who are scheduled to work at least 1,000 hours per year. This plan provides funded, tax qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. Unum provides up to a 4% company match for those employees who contribute to the plan and have completed one year of service.

For a complete description of pension benefits for the named executive officers, please see the “2010 Pension Benefits” section beginning on page 95.

Perquisites and Other Personal Benefits

The company provides a limited number of perquisites, which are described below:

•

Many states require non-residents to pay state income taxes if a certain amount of time is spent in that state. Due to the frequency of travel between Unum’s corporate offices and other locations, named executive officers often incur non-resident state taxes in multiple states. A tax gross-up is provided for non-resident state taxes when any employee travels to other company locations outside of their primary state of employment and incurs state income tax based on another state’s law (see footnote (f) to the All Other Compensation table on page 87 for additional details).

•	Given the demands of the job, when Mr. Watjen has to travel, we believe the use of corporate aircraft allows him to most efficiently utilize his time. Mr. Watjen voluntarily elected to discontinue

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his company paid benefit of up to 40 personal hours per year (with no gross-up) on June 30, 2009. Mr. Watjen continues to use the time-sharing agreement with the company and reimburses the company for all expenses associated with this type of travel. Refer to page 81 for more information.

•

The company hosts a limited number of events each year to recognize the contributions of employees at all levels in the organization. These functions serve specific business purposes, with very clear guidelines for attendance and content, including community outreach activities in the location of each significant event. While the focus of these events is on recognizing the contributions of a broad group of employees, for some of these events, attendance of a named executive officer and his spouse or guest is expected. When this occurs, the company attributes income to the named executive officer for his attendance and the attendance of his spouse or guest, when required under Internal Revenue Service regulations. Because the company considers these events to be business functions, a tax gross-up is provided on the income attributed to these events.

A detailed table of all other compensation for 2010, including executive perquisites, is included as footnote (5) to the Summary Compensation Table on page 86.

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Executive Compensation Summaries

All of the various elements of pay have been previously outlined in this document. The individual profile summaries for each named executive officer, beginning on page 76, provide a clear picture of the pay for 2010 based on the Committee’s assessment. Additionally, on each page you will find highlights of each named executive officer’s individual performance for the year.

Total Compensation

The Summary Compensation Table on page 86 provides an overview of executive compensation. However, because the Summary Compensation Table takes into consideration the actuarial increase of the present value of pension benefits and shows the long-term incentive granted during 2010 (for 2009 performance), we have included a supplemental table below as well as in each of the following executive profiles that provides an overview of the principal elements of executive pay as the Committee considers it when making compensation decisions. Please note that the supplemental table below and the tables on each profile page are not substitutes for the required Summary Compensation Table.

2010 AND 2009 TOTAL COMPENSATION(1)

Executive	Year	Salary	Annual Incentive(2)	Long-Term Incentive(3)	All Other Compensation(4)	Total
Mr. Watjen	2010	$1,100,000	$1,851,300	$5,803,152	$75,486	$8,829,938
	2009	1,108,461	2,007,700	5,565,994	109,807	8,791,962
Mr. McKenney	2010	650,000	729,300	1,222,170	31,023	2,632,493
	2009	300,000	650,000	974,994	72,235	1,997,229
Mr. McCarthy	2010	565,000	757,453	1,154,720	47,380	2,524,553
	2009	569,346	747,267	1,165,318	34,421	2,516,352
Mr. Best	2010	515,000	543,226	771,839	15,588	1,845,653
	2009	518,961	539,460	778,940	18,463	1,855,824
Mr. Horn	2010	475,000	353,400	517,744	47,616	1,393,760
	2009	478,654	401,208	574,751	59,701	1,514,314

(1)	The amounts in the table reflect the principal elements of the named executive officers’ compensation for 2010 and 2009 that the Committee considered when they made these compensation decisions.

(2)	For 2010 performance, the annual incentive amounts were determined by the Committee in February 2011 and paid in March 2011. For 2009 performance, the annual incentive amounts were determined by the Committee in February 2010 and paid in March 2010. The long-term incentive is shown at the fair market value of the RSUs and stock options on the date of grant as described on page 68.

(3)	The long-term incentive amounts were determined by the Committee and granted in February 2011 based on the 2010 performance and in February 2010 based on 2009 performance.

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(4)	The all other compensation amounts paid in 2010 are further detailed in the All Other Compensation table on page 87 and the Summary Compensation Table on page 86. The all other compensation amounts paid in 2010 were reported in the All Other Compensation table and the Summary Compensation Table in our 2010 Proxy Statement.

Compensation Reconciliation

The following table reconciles the 2010 compensation information reported for each named executive officer in the Summary Compensation Table to the 2010 compensation information provided in each named executive officer’s profile page. The profile pages detail the components the Committee considers in its compensation decision-making.

COMPENSATION RECONCILIATION
Executive	Summary Compensation Table	2010 Long-Term Incentive(1)	2009 Long-Term Incentive(2)	Change in Pension Value and Non- Qualified Deferred Compensation(3)	2010 Total Compensation
	Total	Add	Subtract	Subtract	Total
Mr. Watjen	$11,484,780	$5,803,152	($5,565,994)	($2,892,000)	$8,829,938
Mr. McKenney	2,455,317	1,222,170	(974,994)	(70,000)	2,632,493
Mr. McCarthy	3,552,459	1,154,720	(1,165,318)	(1,017,308)	2,524,553
Mr. Best	2,337,754	771,839	(778,940)	(485,000)	1,845,653
Mr. Horn	1,631,767	517,744	(574,751)	(181,000)	1,393,760

(1)	2010 Long-Term Incentive was granted in February 2011 for performance in 2010. The amount shown in this table is the fair market value of the LTI grant which is slightly different than the award shown in the Long-Term Incentive Granted in 2011 table (on page 70) based on the rounding of shares.

(2)	2009 Long-Term Incentive was granted in February 2010 for performance in 2009. The amount shown in this table is the fair market value of the LTI grant which is slightly different than the award shown in the Long-Term Incentive Granted in 2010 table (on page 69) based on the rounding of shares.

(3)	The actuarial increase of the present value of pension benefits is subtracted since the Committee does not consider this to be a principal element of compensation when making compensation decisions.

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Thomas R. Watjen	President and Chief Executive Officer

Mr. Watjen has been President and Chief Executive Officer since March 2003. He served as Vice Chairman and Chief Operating Officer from May 2002 until March 2003. He became Executive Vice President, Finance in June 1999. Mr. Watjen has 17 years of service with the company.

Individual Performance

In assessing Mr. Watjen’s performance for 2010, the Committee noted that he has:

•     Delivered generally strong results when measured against key goals, including operating performance, capital targets, customer satisfaction, employee engagement, social responsibility and shareholder return;

•     Ensured the company is well positioned to meet the changing needs in the business, and continued to make appropriate adjustments to business plans; and

•     Made critical personnel decisions and continued to raise the visibility of people and leadership development within the company, including succession planning at all levels.

Pay for 2010 Performance

Mr. Watjen’s total compensation is linked directly to both company and individual performance.

Base salary earnings for 2010: $1,100,000 The Committee decided not to grant a base salary increase for 2010 given the economic environment.

Annual Incentive for 2010 performance: $1,851,300 Mr. Watjen’s annual incentive target was 150% of his salary. Details on how annual incentive is calculated begin on page 60.

Long-term Incentive for 2010 performance: $5,803,152 Mr. Watjen’s long-term incentive target was 400% of his salary. Details on how long-term incentive is calculated begin on page 66.

2010 and 2009 Compensation

The annual and long-term incentive amounts shown in the table below reflect the Committee’s view of compensation decisions based on the performance year, regardless of the year in which the amounts were actually paid. A reconciliation of these to the Summary Compensation Table is located on page 75.

Performance Year	Eligible Earnings	Annual Incentive	Long-Term Incentive	All Other Comp.(1)	Total
2010	$1,100,000	$1,851,300	$5,803,152	$75,486	$8,829,938
2009	1,108,461	2,007,700	5,565,994	109,807	8,791,962

(1)	For details of the “All Other Comp.” column, see the table located on page 87; the 2009 All Other Comp. details can be found in the 2010 Proxy Statement.

Note: This is not a substitute for the Summary Compensation Table.

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Richard P. McKenney	EVP and Chief Financial Officer

Mr. McKenney joined our company on July 20, 2009 as Executive Vice President and assumed the position of Chief Financial Officer effective August 10, 2009. He was previously Executive Vice President and Chief Financial Officer of Sun Life Financial, and Senior Vice President and Chief Financial Officer for Genworth Financial.

Individual Performance

In assessing Mr. McKenney’s performance for 2010, the Committee noted that he has:

•     Played a significant role in helping to ensure the company met its goals while also helping the businesses position themselves to capitalize on long-term growth opportunities;

•     Developed and implemented a capital management strategy, including appropriate common stock dividend increases and share repurchases. Accomplished this while maintaining or enhancing the company’s credit ratings; and

•     Continued to assess corporate development opportunities to complement internal growth plans.

Pay for 2010 Performance

Mr. McKenney’s total compensation is linked directly to both company and individual performance.

Base salary earnings for 2010: $650,000 The Committee decided not to grant a base salary increase for 2010 given the economic environment.

Annual Incentive for 2010 performance: $729,300 Mr. McKenney’s annual incentive target was 100% of his salary. Details on how annual incentive is calculated begin on page 60.

Long-term Incentive for 2010 performance: $1,222,170 Mr. McKenney’s long-term incentive target was 150% of his salary Details on how long-term incentive is calculated begin on page 66.

2010 and 2009 Compensation

The annual and long-term incentive amounts shown in the table below reflect the Committee’s view of compensation decisions based on the respective performance year, regardless of the year in which the amounts were actually paid. A reconciliation of these amounts to the Summary Compensation Table is located on page 75.

Performance Year	Eligible Earnings	Annual Incentive	Long-Term Incentive	All Other Comp.(1)	Total
2010	$650,000	$729,300	$1,222,170	$31,023	$2,632,493
2009	300,000	650,000	974,994	72,235	1,997,229

(1)	For details of the “All Other Comp.” column, see the table located on page 87; the 2009 All Other Comp. details can be found in the 2010 Proxy Statement.

Note: This is not a substitute for the Summary Compensation Table.

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Kevin P. McCarthy	EVP, President and CEO, Unum US

Mr. McCarthy has been Executive Vice President, President and Chief Executive Officer, Unum US, since 2007. He has been with the company for 31 years, including serving as Executive Vice President of Risk Operations and Senior Vice President of Underwriting, along with other leadership positions.

Individual Performance

In assessing Mr. McCarthy’s performance for 2010, the Committee noted that he has:

•     Delivered solid results when measured against key business goals, including financial performance, customer acquisition and retention, and employee engagement and development;

•     Continued to position the business to maintain its market leadership position with an emphasis on disciplined growth, and innovative product and service offerings; and

•     Maintained an active role in helping to guide strategy throughout the company.

Pay for 2010 Performance

Mr. McCarthy’s total compensation is linked directly to both company and individual performance.

Base salary earnings for 2010: $565,000 The Committee decided not to grant a base salary increase for 2010 given the economic environment.

Annual Incentive for 2010 performance: $757,453 Mr. McCarthy’s annual incentive target was 100% of his salary. Details on how annual incentive is calculated begin on page 60.

Long-term Incentive for 2010 performance: $1,154,720 Mr. McCarthy’s long-term incentive target was 150% of his salary. Details on how long-term incentive is calculated begin on page 66.

2010 and 2009 Compensation

The annual and long-term incentive amounts shown in the table below reflect the Committee’s view of compensation decisions based on the respective performance year, regardless of the year in which the amounts were actually paid. A reconciliation of these amounts to the Summary Compensation Table is located on page 75.

Performance Year	Eligible Earnings	Annual Incentive	Long-Term Incentive	All Other Comp.(1)	Total
2010	$565,000	$757,453	$1,154,720	$47,380	$2,524,553
2009	569,346	747,267	1,165,318	34,421	2,516,352

(1)	For details of the “All Other Comp.” column, see the table located on page 87; the 2009 All Other Comp. details can be found in the 2010 Proxy Statement.

Note: This is not a substitute for the Summary Compensation Table.

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Robert O. Best	EVP, Global Services

Mr. Best has been Executive Vice President, Global Services, since March 2010. He served as Executive Vice President and Chief Operating Officer, Unum US, from January 2007 until March 2010. He began his career with Colonial Life and had leadership roles with our predecessor companies, including Executive Vice President of our Client Service Center and Chief Information Officer.

Individual Performance

In assessing Mr. Best’s performance for 2010, the Committee noted that he has:

•     Successfully launched the Global Services group whose mission is to enhance the quality and productivity of the company’s IT and administrative platforms;

•     This organization achieved its 2010 goals and is positioned to have an even more meaningful impact in 2011; and

•     Continued to be a strong enterprise level contributor in the areas of risk management, people development and corporate social responsibility.

Pay for 2010 Performance

Mr. Best’s total compensation is linked directly to both company and individual performance.

Base salary earnings for 2010: $515,000 The Committee decided not to grant a base salary increase for 2010 given the economic environment.

Annual Incentive for 2010 performance: $543,226 Mr. Best’s annual incentive target was 90% of his salary. Details on how annual incentive is calculated begin on page 60.

Long-term Incentive for 2010 performance: $771,839 Mr. Best’s long-term incentive target was 125% of his salary. Details on how long-term incentive is calculated begin on page 66.

2010 and 2009 Compensation

The annual and long-term incentive amounts shown in the table below reflect the Committee’s view of compensation decisions based on the respective performance year, regardless of the year in which the amounts were actually paid. A reconciliation of these amounts to the Summary Compensation Table is located on page 75.

Performance Year	Eligible Earnings	Annual Incentive	Long-Term Incentive	All Other Comp.(1)	Total
2010	$515,000	$543,226	$771,839	$15,588	$1,845,653
2009	518,961	539,460	778,940	18,463	1,855,824

(1)	For details of the “All Other Comp.” column, see the table located on page 87; the 2009 All Other Comp. details can be found in the 2010 Proxy Statement.

Note: This is not a substitute for the Summary Compensation Table.

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Randall C. Horn	EVP, President and CEO, Colonial Life

Mr. Horn has been Executive Vice President, President and Chief Executive Officer, Colonial Life, since 2004. He joined the company after a 27-year career with Mutual of Omaha, having served in several leadership roles including Executive Vice President of Individual Services and Executive Vice President of Group Benefit Services.

Individual Performance

In assessing Mr. Horn’s performance for 2010, the Committee noted that Colonial Life:

•     Continued to meet many of its goals, especially in the areas of core market sales and persistency;

•     Successfully implemented several new sales and marketing initiatives; and

•     Took additional steps to better position the company for the future.

Pay for 2010 Performance

Mr. Horn’s total compensation is linked directly to both company and individual performance.

Base salary earnings for 2010: $475,000 The Committee decided not to grant a base salary increase for 2010 given the economic environment.

Annual Incentive for 2010 performance: $353,400 Mr. Horn’s annual incentive target was 80% of his salary. Details on how annual incentive is calculated begin on page 60.

Long-term Incentive for 2010 performance: $517,744 Mr. Horn’s long-term incentive target was 100% of his salary. Details on how long-term incentive is calculated begin on page 66.

2010 and 2009 Compensation

The annual and long-term incentive amounts shown in the table below reflect the Committee’s view of compensation decisions based on the respective performance year, regardless of the year in which the amounts were actually paid. A reconciliation of these amounts to the Summary Compensation Table is located on page 75.

Performance Year	Eligible Earnings	Annual Incentive	Long-Term Incentive	All Other Comp.(1)	Total
2010	$475,000	$353,400	$517,744	$47,616	$1,393,760
2009	478,654	401,208	574,751	59,701	1,514,314

(1)	For details of the “All Other Comp.” column, see the table located on page 87; the 2009 All Other Comp. details can be found in the 2010 Proxy Statement.

Note: This is not a substitute for the Summary Compensation Table.

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Contracts and Agreements

Employment Agreements

Mr. Watjen is the only named executive officer covered under an employment agreement. Under the terms of his agreement, Mr. Watjen is entitled to the following compensation:

•	Base salary of $1,100,000;

•	A target annual incentive of not less than 150% of his base salary, excluding any special or supplemental bonuses that may be awarded;

•	Eligible for annual equity grants and/or cash-based awards as determined by the Committee;

•	Participation in all saving, retirement, health and welfare benefit programs generally available to our other senior executive officers;

•	A minimum annual retirement benefit equal to 2.5% of his final average earnings multiplied by his years of service up to 20 years;

•	Post-retirement welfare benefit coverage for a period of three years following the date of termination; and

•	A lump-sum payment representing the increase in present value of his retirement benefit as if he had accumulated three additional years of age and service.

Mr. Watjen’s employment agreement, which was originally effective January 1, 2002, and amended on December 16, 2005, currently extends through December 16, 2012, and is subject to automatic one-year extensions unless either party gives notice of its intention not to renew at least 60 days prior to the extension date, which is the date that is one year prior to the expiration of the then-current term.

Mr. Watjen’s agreement prohibits him from using or divulging confidential information and from competing with us or soliciting any officer at the level of vice president or above for a period of 18 months after his employment terminates. These non-competition and non-solicitation covenants would be terminated upon a change in control.

In 2007, the company entered into an aircraft time-sharing agreement with Mr. Watjen. Under this agreement, Mr. Watjen will reimburse the costs incurred by us beyond the first 40 hours of personal use by him each year of the corporate aircraft. As of June 30, 2009, Mr. Watjen voluntarily elected to discontinue use of the 40 hours the company provides. However, he retained the option to use his time-sharing agreement and reimburse the company for any costs. During 2010, he made payments to the company of $97,857 for a total of 46.5 hours of personal usage.

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Change in Control Agreements

Each of the named executive officers, other than Mr. Watjen, is covered by a change in control agreement with the company. Please refer to the “Terminations Related to a Change in Control” section beginning on page 99 for more information.

Severance and Change in Control Benefits

The company provides severance benefits to all employees in the event of involuntary termination, other than for death, disability or cause. Mr. Watjen’s severance benefits are provided under his employment agreement and are described in detail on page 103. The remaining named executive officers are covered under our Separation Pay Plan for Executive Vice Presidents. In general, we provide severance in order to give our employees competitive benefits with respect to the possibility of an involuntary termination of their employment.

In the event of a termination following a change in control, we provide an enhanced severance benefit to Mr. Watjen and the other named executive officers. This is to ensure that shareholders have the benefit of our named executive officers’ undivided attention during the critical time before and after a major corporate transaction, even though the transaction may result in uncertainty with respect to the named executive officers’ employment. These benefits are defined for Mr. Watjen under his employment agreement, and for the other named executive officers in Change in Control Severance Agreements. We describe these agreements in further detail in the section entitled “Terminations Related to a Change in Control” beginning on page 99. On May 4, 2010, the company decided not to enter into any new or materially amended agreements with executive officers providing for excise tax gross-up provisions with respect to payments contingent upon a change in control.

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Policies and Practices

Equity Grant Practices

How does Unum set dates for equity grants?

Equity grants awarded under the long-term incentive program are approved at the February meeting of the Committee, and the date of this meeting is typically set a year in advance. The date the equity grant is approved is considered the grant date, and as a result it is also the date upon which the stock price is based. This date is typically 2 to 3 weeks after the company’s earnings are released to the public.

For employees who are not required by Section 16 of the Securities Exchange Act of 1934 to report their trades of Unum stock, the Human Capital Committee has authorized the CEO to make equity and deferred cash grants collectively totaling up to $500,000 per year (based on grant date value), and these grants are reported to the Committee annually. Mr. Watjen made restricted stock unit grants totaling $430,000 during 2010. All other equity grants must be approved by the Committee in advance of the grant.

Stock Ownership, Retention and Sale

What are Unum’s policies regarding the retention of stock by its executives?

In order to align the long-term interests of management and shareholders and to promote a culture of ownership, we believe our senior executives should have a significant ownership stake in the company. With this in mind, certain senior executives including each named executive officer are required to retain a fixed percentage of the net shares (shares after tax withholding) received as compensation for a specified period of time. Both the percentage and time period are determined by the individual’s position with the company. Exceptions to this requirement may be made only by the Board of Directors.

Mr. Watjen’s current ownership stake of 22.8 times his salary is far in excess of the ownership guidelines for the CEO. In the interest of prudent risk management, and given his significant ownership, in 2009 the Board recommended to Mr. Watjen that he take steps to slow the growth of his stock ownership. As a result, Mr. Watjen entered into 10b5-1 plans for one-year terms in 2009 and 2010, each providing for the sale of 50,000 shares at a certain stock price each quarter during the term of the plan. In addition, beginning with his February 2010 grant, the Committee made the decision that 50% of Mr. Watjen’s restricted stock unit grants will be settled in cash with the remaining 50% continuing to be settled in stock.

The following table presents, by position, Unum’s stock ownership guidelines (expressed as a multiple of salary) and retention guidelines (expressed as a percentage of net shares to be held for a specified holding period). Shares of common stock and restricted stock units count toward ownership, but stock options do not. Newly promoted or newly hired executives have five years to achieve the ownership guidelines, while current executives have three. Our management provides a report annually to the Committee that shows how each named executive officer’s ownership compares to the guidelines. Not

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meeting the guidelines may impact future equity grants. All of our named executive officers exceeded the guidelines as of December 31, 2010.

STOCK OWNERSHIP AND REQUIREMENTS						(as of December 31, 2010)
Executive		Unvested Restricted	Total	Ownership as % of Salary		Retention Requirements
	Common Stock(1)	Stock Units(2)	Current Ownership	Owned	Required	Retention %(3)	Holding Period(4)
Mr. Watjen	$13,937,593	$11,137,833	$25,075,426	22.8x	5x	75%	3 years
Mr. McKenney	944,943	3,760,300	4,705,243	7.2x	3x	60%	1 year
Mr. McCarthy	2,673,210	3,123,532	5,796,742	10.3x	3x	60%	1 year
Mr. Best	3,578,965	1,831,129	5,410,094	10.5x	3x	60%	1 year
Mr. Horn	1,420,794	1,338,203	2,758,997	5.8x	3x	60%	1 year

(1)	Amount includes shares held in certificate form, brokerage accounts and 401(k) accounts. Shares were valued using a closing stock price of $24.22 on December 31, 2010.

(2)	Shares/units were valued using a closing stock price of $24.22 on December 31, 2010. These shares/units will vest over the next three years (see the Vesting Schedule for Unvested Restricted Shares/Units table on page 92 for vesting schedule). The value of units shown here does not include any units which can be earned under the equity performance grant described on page 71.

(3)	Retention percentage is the net percentage of shares to be held after the payment of taxes.

(4)	After this holding period, the executive would then be able to sell the shares as long as his ownership guideline is met or would be reached in the time period allotted.

Hedging and Insider Trading Policies

Are there policies in place that prohibit or restrict the purchase or sale of stock by named executive officers?

Yes. We have established a policy that no director or executive officer, which includes our named executive officers, may purchase or sell options, puts, calls, straddles, equity swaps or other derivatives that are directly linked to Unum stock.

In addition, we have established an insider trading policy, which prohibits each of our directors, executive officers (including the named executive officers) and employees from buying or selling Unum stock while in possession of material nonpublic information about the company and from conveying any such information to others. Under this policy, additional trading restrictions apply to our named executive officers and other “corporate insiders,” which include all of our directors and executive officers, certain other employees and certain related parties of these persons (including family members sharing their households). Generally, these corporate insiders are permitted to buy or sell Unum stock only during predetermined window periods following earnings announcements, and only after they have pre-cleared the transactions with our General Counsel or his designee. Also under this policy, no corporate insider (including our named executive officers) may make “short sales” of Unum stock, and no director or executive officer may pledge Unum stock as security for a loan.

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Recoupment Policy

Does the company have a policy for recouping performance-based compensation in the event of an earnings restatement?

If the company makes a material restatement of its financial results, then the Board will, to the extent permitted by applicable law, seek recoupment of performance-based compensation paid to any senior officer if it determines that: (1) the senior officer has committed or engaged in fraud or willful misconduct that resulted, either directly or indirectly, in the need to make such restatement; and (2) such performance-based compensation paid or awarded to the senior officer would have been a lesser amount if calculated using the restated financial results. The amount of performance-based compensation to be recouped will be determined by the Board after taking into account the relevant facts and circumstances. Performance-based compensation includes annual cash incentive awards, bonuses and all forms of equity compensation. The company’s right to recoup compensation is in addition to other remedies that may be available to us under applicable law.

The Dodd-Frank Act, which contemplates an expansion of the reach of recoupment policies, was enacted into law in July 2010. The Securities and Exchange Commission is scheduled to provide rules and administrative guidance on requirements of this legislation during 2011. The Human Capital Committee will review the SEC rules and implement any necessary changes to our current recoupment policy at that time.

Tax and Accounting Considerations

Does the company take Section 162(m) of the Internal Revenue Code into account in designing its compensation programs?

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 per year on the amount of deductible compensation paid all named executive officers other than the CFO, unless the compensation satisfies the “performance-based compensation” exception to Section 162(m). The current annual incentive payout and long-term incentive grants are designed to be deductible under Section 162(m). From time to time, the Committee may pay compensation that is not deductible under Section 162(m) if it determines that paying such compensation is needed in order to attract, retain or provide incentive to our named executive officers.

What assumptions does the company make in accounting for stock awards?

We account for stock-based payments under the requirements of ASC Topic 718. A complete discussion of the assumptions made as well as the financial impact of this type of compensation can be found in Notes 1 and 10 of the Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2010. Each year, the company provides a report to the Committee of the expense for stock-based payments. Additionally, in the event the Committee is considering new equity-based compensation programs or changes to existing programs, the accounting implications of the program or change are presented and discussed as part of the decision process.

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Required Tables

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards		Non- Equity Incentive Plan Compensation		Change in Pension Value & Non-qualified Deferred Compensation Earnings		All Other Compensation		Total
		($)	($)	($)		($)		($)				($)		($)
Thomas R. Watjen President and Chief Executive Officer, and a Director	2010	$1,100,000	-	$4,174,494	(1)	$1,391,500	(2)	$1,851,300	(3)	$2,892,000	(4)	$75,486	(5)	$11,484,780
	2009	1,108,461	-	3,201,303		1,067,092		2,007,700		1,884,000		109,807		9,378,363
	2008	1,094,902	-	4,291,883		2,930,628		2,268,750		1,527,000		149,815		12,262,978
Richard P. McKenney Executive Vice President and Chief Financial Officer	2010	650,000	-	731,248	(1)	243,746	(2)	729,300	(3)	70,000	(4)	31,023	(5)	2,455,317
	2009	300,000	$635,000	2,999,994		-		315,000		13,000		72,235		4,335,229
Kevin P. McCarthy Executive Vice President, President and Chief Executive Officer, Unum US	2010	565,000	-	873,986	(1)	291,332	(2)	757,453	(3)	1,017,308	(4)	47,380	(5)	3,552,459
	2009	569,346	-	1,515,299		305,101		747,267		660,927		34,421		3,832,361
	2008	560,401	-	804,739		468,246		689,293		483,384		56,750		3,062,813
Robert O. Best Executive Vice President, Global Services	2010	515,000	-	584,209	(1)	194,731	(2)	543,226	(3)	485,000	(4)	15,588	(5)	2,337,754
	2009	518,961	-	637,311		212,439		539,460		325,000		18,463		2,251,634
	2008	511,234	-	588,610		296,202		532,923		267,000		28,742		2,224,711
Randall C. Horn Executive Vice President, President and Chief Executive Officer, Colonial Life	2010	475,000	-	431,060	(1)	143,691	(2)	353,400	(3)	181,000	(4)	47,616	(5)	1,631,767
	2009	478,654	-	448,876		149,627		401,208		120,000		59,701		1,658,066
	2008	471,234	-	485,602		261,867		425,053		91,000		98,291		1,833,047

(1)	The grant date fair value of stock awards for restricted stock units on February 25, 2010 was calculated as the number of units multiplied by the closing market price of $20.78 on the grant date. This amount represents 75% of the long-term incentive granted to each named executive for performance in 2009. For Mr. Watjen, this amount will be 50% stock settled and 50% cash settled upon vesting.

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(2)	This amount represents 25% of the long-term incentive granted to each named executive on February 25, 2010 for performance in 2009. The weighted average grant date fair value of options granted during 2010, 2009 and 2008 was $9.04, $4.45 and $8.84, respectively. We estimated the fair value on the date of grant using the Black-Scholes valuation model. The following assumptions were used to value the 2010, 2009 and 2008 grants:

(a)	Expected volatility of 55%, 50% and 43%, respectively, based on our historical daily stock prices;

(b)	Expected life of 5 years, based on historical average years to exercise;

(c)	Expected dividend yield of 1.59%, 1.68% and 1.3%, respectively, based on the dividend rate at the date of grant; and

(d)	Risk-free rate of 2.33%, 1.89% and 2.93%, respectively, based on the yield of treasury bonds at the date of grant.

(3)	Amounts reflect the annual incentive awards granted in February 2011 for performance in 2010. These are discussed in further detail beginning on page 59 under the Annual Incentive Awards heading.

(4)	The amounts shown reflect the actuarial increase in present value since December 31, 2009 of the named executive officer’s benefits under all pension plans established by the company. The amounts were determined using interest rate and mortality rate assumptions consistent with those used in the company’s financial statements (see Note 8 of our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2010, for those assumptions or within footnote 1 to the Pension Benefits table on page 95). The amount reported for Mr. McCarthy also includes the amount of above-market interest that exceeds 120% of the applicable federal long-term rate prescribed under section 1274(d) of the Internal Revenue Code. During 2010, that amount was $1,308.12.

(5)	“All Other Compensation” amounts are included within the following table:

2010 ALL OTHER COMPENSATION
	Mr. Watjen	Mr. McKenney	Mr. McCarthy	Mr. Best	Mr. Horn
Tax Reimbursement Payments(a)	$7,906	$199	$401	$51	$13,608
Personal Use of Company Aircraft(b)	-	-	2,440	-	-
Employee and Spouse/ Guest Attendance at Company Business Functions(c)	9,263	-	-	-	27,037
Total Perquisites	$17,169	$199	$2,841	$51	$40,645
Matching Gifts Program(d)	$3,750	$7,500	$7,500	$2,300	$5,700
Matching Contributions Under our 401(k) Retirement Plan(e)	9,800	9,800	9,800	9,800	-
Non-Resident State Taxes(f)	44,767	13,524	27,239	3,437	1,271
Total All Other Compensation	$75,486	$31,023	$47,380	$15,588	$47,616

(a)	The amounts shown in this row represent tax payments made by Unum on behalf of each named executive officer relating to other items in this table.

(b)

Executives are encouraged to share their leadership abilities by serving on outside boards. Mr. McCarthy’s personal usage was related to his service on an outside board. The aircraft was en route between the Chattanooga and Portland locations with other executives and made an additional stop to take Mr. McCarthy to and from his

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outside board meeting, allowing Mr. McCarthy to expedite his trip in order to attend to Unum company business. The amount shown is the incremental cost of the additional 2.5 hours of flight time as a result of the extra stops. For purposes of compensation disclosure, the personal use of company aircraft is valued using an incremental cost that takes into account fuel costs, landing fees, parking, weather monitoring and maintenance fees per hour of flight. Crew travel expenses are included based on the actual amount incurred for a particular trip. Fixed costs that do not change based on usage, such as pilot salaries and depreciation of the aircraft, are excluded. Mr. Watjen is allowed a maximum of 40 hours per year of personal use of company aircraft, although he voluntarily elected to discontinue use of this benefit as of June 30, 2009. Mr. Watjen reimbursed the company for all personal use of the corporate aircraft in 2010; therefore, there is no personal usage reported in this table.

(c)	As described beginning on page 72, named executive officers and their spouses or guests are sometimes required to attend company business functions. If gross up payments were calculated on these expenses, they have been included under “Tax Reimbursement Payments.” Some of these trips included travel on the corporate aircraft. The incremental cost, as defined above, was calculated to determine amounts to be included.

(d)	Amounts represent matching gifts made on behalf of the named executive officer to qualified non-profit organizations and educational institutions. The Matching Gifts Program is available to all full-time employees and non-employee directors and will match eligible gifts from a minimum of $50 to an aggregate maximum gift of $7,500 per employee/non-employee director, per calendar year.

(e)	Matching contributions under Unum’s 401(k) Retirement Plan are provided to all eligible employees participating in the plan as described on page 72. For each participant who maximized their contribution (5%), the company ensured the participant received the maximum company match of 4%.

(f)	Many of our employees are required to travel to other company locations outside of their primary state of employment. While working in a state other than their primary state of employment, employees may be required to pay state income taxes to that state if days worked or earnings exceed an amount specified in state law. When this happens, we pay the state income tax on behalf of the employee and gross up the income amount for FICA and Medicare taxes.

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GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards		All Other Option Awards		Exercise or Base Price of Option Awards		Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Max	Threshold	Target	Max	Number of Shares of Stock or Units		Number of Securities Underlying Options
		($)	($)	($)	(#)	(#)	(#)	(#)		(#)		($)/SH		($)
Mr. Watjen(2)		412,500	1,650,000	3,300,000
	2/25/10							200,890	(3)					4,174,494	(6)
	2/25/10									153,927	(4)	20.78	(5)	1,391,500	(7)
Mr. McKenney		162,500	650,000	1,300,000
	2/25/10							35,190	(3)					731,248	(6)
	2/25/10									26,963	(4)	20.78	(5)	243,746	(7)
Mr. McCarthy(2)		141,250	565,000	1,130,000
	2/25/10							42,059	(3)					873,986	(6)
	2/25/10									32,227	(4)	20.78	(5)	291,332	(7)
Mr. Best(2)		115,875	463,500	927,000
	2/25/10							28,114	(3)					584,209	(6)
	2/25/10									21,541	(4)	20.78	(5)	194,731	(7)
Mr. Horn		95,000	380,000	760,000
	2/25/10							20,744	(3)					431,060	(6)
	2/25/10									15,895	(4)	20.78	(5)	143,691	(7)

(1)	These amounts reflect the threshold, target and maximum award under the annual incentive plan. The threshold is the minimum level, which is 25% of the amount shown in the Target column. Target amounts are based on the individual’s earnings for 2010 and their annual incentive target. The maximum award is 200% of such Target.

(2)

Messrs. Watjen’s, McCarthy’s and Best’s stock option and restricted stock unit grants are no longer subject to risk of forfeiture because they meet the age and years of service requirement for retirement eligibility. Messrs. Watjen’s, McCarthy’s and Best’s grants will continue to vest ratably over three years on each anniversary of the grant date. If Mr.

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Watjen, McCarthy or Mr. Best were to retire, any unvested restricted stock units immediately vest upon retirement and would be distributed six months after the retirement date per Internal Revenue Code Section 409A.

(3)	This grant of restricted stock units was made on February 25, 2010 based on 2009 company and individual performance and vests ratably over three years. This award was granted under the Stock Incentive Plan of 2007. Details are provided in the Long-Term Incentive Granted in 2010 table on page 69. For Mr. Watjen, 50% of these shares will be stock settled and 50% will be cash settled upon vesting.

(4)	These options were granted on February 25, 2010 based on 2009 company and individual performance and vest ratably over three years. Details are provided in the Long-Term Incentive Granted in 2010 table on page 69.

(5)	The amount shown is the closing market price for February 25, 2010.

(6)	The grant date fair value of stock awards for restricted stock units on February 25, 2010 was calculated as the number of units multiplied by the closing market price of $20.78 on the grant date.

(7)	The grant date fair value of options granted on February 25 was $9.04. The fair value on the date of grant was estimated using the Black-Scholes valuation model. The following assumptions were used to value the 2010 grant:

(a)	Expected volatility of 55%, based on our historical daily stock prices;

(b)	Expected life of 5 years, based on historical average years to exercise;

(c)	Expected dividend yield of 1.59%, based on the dividend rate at the date of grant; and

(d)	Risk-free rate of 2.33%, based on the yield of treasury bonds at the date of grant.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
	(# Exercisable)	(# Unexercisable)	(#)	($)		(#)	($)	(#)	($)
Mr. Watjen	-	-	-	-	-	459,861	11,137,833	-	-
	250,000	-	-	27.975	2/8/11	-	-	-	-
	200,000	-	-	21.000	12/12/11	-	-	-	-
	200,000	-	-	18.000	12/12/11	-	-	-	-
	200,000	-	-	14.860	12/12/11	-	-	-	-
	166,100	-	-	21.680	2/23/15	-	-	-	-
	221,012	110,507	-	23.740	2/21/16	-	-	-	-
	79,932	159,864	-	11.370	2/24/17	-	-	-	-
	-	153,927	-	20.780	2/25/18	-	-	-	-
Mr. McKenney	-	-	-	-	-	155,256	3,760,300	-	-
	-	26,963	-	20.780	2/25/18			-	-
Mr. McCarthy	-	-	-	-	-	128,965	3,123,532	-	-
	15,000	-	-	27.975	2/8/11	-	-	-	-
	35,312	17,657	-	23.740	2/21/16	-	-	-	-
	-	45,708	-	11.370	2/24/17	-	-	-	-
	-	32,227	-	20.780	2/25/18	-	-	-	-
Mr. Best	-	-	-	-	-	75,604	1,831,129	-	-
	30,000	-	-	27.975	2/8/11	-	-	-	-
	22,338	11,169	-	23.740	2/21/16	-	-	-	-
	15,913	31,826	-	11.370	2/24/17	-	-	-	-
	-	21,541	-	20.780	2/25/18	-	-	-	-
Mr. Horn	-	-	-	-	-	55,252	1,338,203	-	-
	19,748	9,875	-	23.740	2/21/16	-	-	-	-
	11,208	22,416	-	11.370	2/24/17	-	-	-	-
	-	15,895	-	20.780	2/25/18	-	-	-	-

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(1)	Represents the aggregate value of restricted stock and restricted stock units (including dividend equivalents) shown in the “Number of Shares or Units of Stock That Have Not Vested” column based on the closing price on December 31, 2010 of $24.22.

(2)	No amounts have been reported for the Equity Performance Grant made on September 11, 2007, based on the year-end stock price. This grant does not begin to vest until the stock price reaches and maintains a minimum of $26 per share for twenty consecutive trading days. Therefore, since the company’s stock price had not reached and maintained this level for 20 consecutive days prior to December 31, 2010, the threshold performance level was not met and there are no unearned units or value to report. The aggregate number of restricted stock units (including dividend equivalents earned through December 31, 2010) that had been awarded to each named executive officer, subject to the achievement of performance thresholds, were: Mr. Watjen 316,901; Mr. McCarthy 126,761; Mr. Best 105,634; and Mr. Horn 105,634.

VESTING SCHEDULE FOR UNVESTED RESTRICTED SHARES/UNITS(1)
		Number of Restricted Shares/Units Vesting(2)
Vesting Date	Grant Date	Mr. Watjen(3)	Mr. McKenney	Mr. McCarthy(3)	Mr. Best(3)	Mr. Horn
February 21, 2011	2/21/08	63,258	-	11,862	8,676	7,158
February 24, 2011	2/24/09	96,606	-	27,621	19,232	13,546
February 25, 2011	2/25/10	67,796	11,876	14,194	9,488	7,000
July 20, 2011	7/20/09	-	59,814	-	-	-
August 19, 2011(4)	8/19/09	-	-	9,617	-	-
February 24, 2012	2/24/09	96,607	-	27,622	19,232	13,546
February 25, 2012	2/25/10	67,797	11,876	14,194	9,488	7,001
July 20, 2012	7/20/09	-	59,814	-	-	-
August 19, 2012(4)	8/19/09	-	-	9,661	-	-
February 25, 2013	2/25/10	67,797	11,876	14,194	9,488	7,001
Total		459,861	155,256	128,965	75,604	55,252

(1)	The Equity Performance Grant made on September 11, 2007 has not been included in this table because no vesting had occurred as of December 31, 2010.

(2)	These restricted stock units include dividend equivalents earned through year-end 2010.

(3)	Messrs. Watjen’s, McCarthy’s and Best’s restricted stock unit grants are no longer subject to risk of forfeiture because they meet the age and years of service requirement for retirement eligibility. Messrs. Watjen’s, McCarthy’s and Best’s grants will continue to vest ratably over three years on each anniversary of the grant date. If Mr. Watjen, McCarthy or Mr. Best were to retire, any unvested restricted stock units immediately vest upon retirement and would be distributed six months after the retirement date per Internal Revenue Code Section 409A.

(4)	The August 19, 2010 vesting was close to a dividend date, therefore the quarterly dividends earned for the first tranche were allocated to the third tranche scheduled for vesting August 19, 2012.

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OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards(3)
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting(4)	Value Realized on Vesting(5)
	(#)	($)	(#)	($)
Mr. Watjen			209,866	$4,392,291
Mr. McKenney			59,296	1,313,404
Mr. McCarthy	22,854	$212,936	57,632	1,201,484
Mr. Best			36,668	767,235
Mr. Horn			28,723	600,900

(1)	A portion of the underlying shares were withheld to cover their taxes due upon exercise.

(2)	Amount calculated as the number of shares acquired multiplied by the market price at the point of exercise less the option exercise/strike price.

(3)	Reflects the restricted stock and restricted stock units that vested during 2010.

(4)	Includes the total number of unrestricted shares acquired upon the vesting of restricted stock units. A portion of these shares were withheld to cover taxes due upon vesting.

(5)	Amount calculated includes restricted stock shares acquired multiplied by the average of the high and low stock price on the vesting date and restricted stock units acquired multiplied by the closing price on the vesting date.

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Post-Employment Compensation

We maintain three defined benefit plans in the United States, which are described in the following table:

DEFINED BENEFIT PLANS
Plan Name	Purpose
Unum Group Pension Plan (Qualified Plan)	Provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. The Qualified Plan was designed to provide tax-qualified pension benefits for most employees.
Unum Group Supplemental Pension Plan (Excess Plan)	Provides unfunded, non-qualified benefits for compensation that exceeds the IRS limits in the Qualified Plan.
Unum Group Senior Retirement Plan (SERP)	Mr. Watjen is the only active employee covered. Provides unfunded, non-qualified benefits that are offset by benefits under the Qualified Plan and the Excess Plan. The SERP supplements the pension benefits that are provided under the Qualified and Excess Plans and was designed to provide competitive retirement benefits for Mr. Watjen.

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2010 Pension Benefits

Benefits payable to each named executive officer pursuant to our pension benefit plans are summarized in the following table.

PENSION BENEFITS
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year ($)
Mr. Watjen	Qualified	16.50	$354,000	$-
	Excess	16.50	4,431,000	-
	SERP(2)	16.50	6,081,000	-
Mr. McKenney(3)	Qualified	1.42	15,000	-
	Excess	1.42	68,000	-
Mr. McCarthy	Qualified	32.00	764,000	-
	Excess	32.00	2,995,000	-
Mr. Best(4)	Qualified	16.50	925,000	-
	Excess	16.50	1,438,000	-
Mr. Horn	Qualified	7.00	155,000	-
	Excess	7.00	430,000	-

(1)	The “Present Value of Accumulated Benefits” is based upon a measurement date of December 31, 2010. Accordingly, all calculations utilize credited service and pensionable earnings as of the same date. The results shown are estimates only and actual benefits will be based upon data, pay, service, form of benefit elected and age at the time of retirement. The primary assumptions used in the calculations are based on the measurement date ASC 715 assumptions. Specifically, the accumulated benefit value calculations utilize a rate of 5.80% to discount expected future plan benefit payments to the measurement date, an annual increase in Social Security Wage Base of 3.5% to index the Qualified and Excess Plan benefits from the measurement date to commencement date and a post commencement life expectancy assumption based upon the RP-2000 Combined Healthy Participant Mortality Table projected 10 years with Projection Scale AA. Other assumptions used in the calculations are based on our understanding of the disclosure regulations. In particular, participants are assumed to commence benefits at their unreduced retirement age in each of the plans. That is age 65 in the Qualified and Excess plans and, under the SERP, age 60 for Mr. Watjen. Also, no turnover (e.g. death, disability, termination, retirement) is assumed prior to retirement age.

(2)	Assumes retirement at unreduced retirement age of 60.

(3)	Mr. McKenney is not vested in the pension or excess plans as of December 31, 2010 and will not be eligible to receive a benefit until he obtains three years of service to meet vesting requirements of the plans.

(4)	Amounts include the Colonial Life and Accident Insurance Company’s Employee Retirement Plan deferred vested monthly benefit of $4,895.94 payable at age 66. Pension benefit is based on Post-Colonial Life benefit service and all (Colonial Life + Unum) vesting service.

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How are benefits determined under the Qualified Plan?

Under the Qualified Plan, retirement benefits include: a basic benefit based upon retirement age, years of credited service, highest average earnings and Social Security covered compensation. The definitions of these terms are in the following table.

QUALIFIED PLAN CRITERIA
Criteria	Definition
Credited service	A measure of the time individuals are employed at the company. One year of credited service is granted for each plan year in which 1,000 hours of employment are completed.
Highest average earnings	The average of the highest 5 years of compensation (whether or not consecutive) during the last 10 years of employment.
Social Security covered compensation	The average of the taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which an employee attains or will attain his or her Social Security retirement age.

As an annual single life annuity, the basic benefit for participants is equal to:

•

A percentage of highest average earnings (which can range from 3%, if the sum of an employee’s age and years of credited service is less than 30, to 8%, if the sum equals or exceeds 95), multiplied by years of credited service; added to

•	3.5% of highest average earnings in excess of Social Security covered compensation, multiplied by years of credited service.

•

This sum is divided by a conversion factor based on the individual’s retirement commencement age (equal to 9.0 for retirement at age 65 and increased by 0.2 for each whole year retirement occurs prior to age 65).

All benefits are indexed on the first day of each plan year following the participant’s date of termination using the National Average Wage rate of increase published by the Social Security Administration in the preceding year (minimum of 2.75% and maximum of 5.0%).

Benefits provided under the Qualified Plan are based on pensionable earnings (which are described below) up to a compensation limit of $245,000 under the Internal Revenue Code. In addition, benefits provided under the Qualified Plan may not exceed $195,000 (payable as a single life annuity beginning at any age from 62 through Social Security Normal Retirement Age) under the Internal Revenue Code.

What additional provisions are included in the Excess Plan and SERP?

The Excess Plan provides a benefit equal to the payment that would be provided under the Qualified Plan if the IRS compensation and benefit limits outlined above did not exist, minus the payment actually provided under the Qualified Plan. This plan takes into account pension benefits outside of the current Qualified Plan. Mr. McCarthy was a member of pension plans maintained by our predecessor company,

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2011 Proxy Statement	Compensation Discussion and Analysis

UNUM Corporation, and accrues an additional benefit for his 21 years of service prior to 2000. Mr. Best was a member of the Colonial Life & Accident Employee’s Retirement Plan under which he has a deferred vested monthly single life annuity benefit of $4,895.94 payable at age 66 and an additional 22 years of vesting service.

The benefit provided under the SERP is payable as an annuity beginning on the first day of the month following retirement. The SERP benefit for Mr. Watjen, expressed as an annual single life annuity, is equal to: 2.5% of Highest Average Earnings times years of service up to 20, minus the annual single life annuity provided under the Qualified Plan and the Excess Plan beginning on benefit commencement.

Mr. Watjen is presently the only named executive officer covered under the SERP. This coverage is required under the terms of his employment agreement and he has been covered under this plan since 2000.

Are named executive officers eligible for pensions before normal retirement age?

Under the Qualified and Excess plans, participants may retire early at age 55 with 5 years of vesting service. However, if a participant begins receiving a benefit prior to normal retirement age (age 65, except for the Colonial Life & Accident Employee’s Retirement Plan portion of Mr. Best’s benefit which is reduced from age 66), the normal retirement benefit calculated will be reduced based on the applicable early reduction factors defined in the plan. Messrs. Watjen, McCarthy, Best and Horn currently meet the eligibility requirements for early retirement under these plans.

Under the SERP, Mr. Watjen is eligible for an unreduced pension at age 60, and the amount of his unreduced pension is shown in the Pension Benefits table on page 95. If he terminates employment prior to age 60, the single life annuity will be reduced by 5% per year.

What types of compensation are used in the payment and benefit formula?

The payment and benefit formula incorporates: base pay received in each plan year during which the employee accrues credited service; and payments received from the regular annual incentive plan and any field or sales compensation plan.

Not included in the formula are other bonuses, long-term incentive awards, commissions, prize awards or allowances for incidentals.

Are additional years of credited service granted to participants?

Additional years of credited service are generally not granted to participants in any of the three plans, and no extra years of service have been granted to the named executive officers other than service granted under prior plans. Their respective years of credited service are included in the Pension Benefits table on page 95.

Are lump sum distributions available under the plans?

Lump sum distributions are only available under the plan to vested employees who have a present value of future pension benefits of $10,000 or less. None of the named executive officers are eligible for lump sum distributions from the Qualified or Excess plans, or the SERP. Based on current benefit levels, pension payouts for the named executive officers will be paid in the form of a monthly annuity.

Unum Group	97

Compensation Discussion and Analysis	2011 Proxy Statement

Nonqualified Deferred Compensation

Does the company have any nonqualified programs that allow named executive officers to defer compensation?

We do not have any active nonqualified programs that allow for deferrals of compensation by our named executive officers. However, Mr. McCarthy does have balances under two inactive plans, and his aggregate earnings and balance are shown in the table below. These predecessor company plans gave executives the opportunity to elect deferral of amounts of their base salary and/or annual incentive and the time and the form of distribution of those amounts. The last year of compensation deferrals occurred under the plans in 2000.

While we do not have any active nonqualified programs that allow for deferrals of compensation by our named executive officers, under certain circumstances, restricted stock units (RSUs) granted to executives may be considered deferred compensation.

NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
	($)	($)	($)	($)	($)
Mr. Watjen	-	-	-	-	-
Mr. McKenney	-	-	-	-	-
Mr. McCarthy(1)	-	-	$14,504	-	$133,062
Mr. Best	-	-	-	-	-
Mr. Horn	-	-	-	-	-

(1)	Mr. McCarthy has balances under two inactive deferred compensation plans. The first inactive plan (the former UNUM Corporation Deferred Compensation Plan) earned interest at a rate of 6.74%. The interest rate for this plan is set once each year at the rate which is equivalent to the interest rate Unum receives on the Unum America Consolidated Portfolio (consisting of bonds, commercial mortgage loans and preferred stocks). The amount of above-market interest that exceeds 120% of the rate prescribed under section 1274(d) of the Internal Revenue Code has been included in the Change in Pension Value & Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table on page 86. The second inactive plan (a non-qualified 401(k) plan) includes 100% Unum stock to be paid out in cash. The change in market value and dividends earned is included in the Aggregate Earnings in Last FY amount. The value of the balance is included in the Aggregate Balance at Last FYE amounts.

Other Post-Employment Payments

The discussion below outlines estimated benefits payable under company policy to named executive officers under various termination scenarios. We have separated the discussions between terminations occurring upon a “change in control” of the company, and all others.

Mr. Watjen has an employment agreement that specifically addresses post-employment payments, which are discussed beginning on page 103.

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2011 Proxy Statement	Compensation Discussion and Analysis

Definitions

The following terminology will be used throughout the discussion of various termination scenarios:

DEFINITIONS
Terminology	Description
Termination with cause	One of the following factors is present: the failure to substantially perform duties; the willful engagement in illegal conduct or gross misconduct harmful to the company; or the conviction of a felony (or plea of “guilty” or “no contest”).
Termination without cause	One of the following factors is present: poor performance, other than for misconduct or cause (as defined above); job elimination; or the decision to fill the position with a different resource consistent with the direction of the company.
Resignation for good reason	One or more of the following events have preceded the resignation of the named executive officer: assignment to a position inconsistent with his existing position or any other action that diminishes such position; reduction of his base salary or annual incentive target; failure to continue any material employee benefit or compensation plan in which he participates; relocation to an office more than 50 miles from his current location.

Terminations Related to a Change in Control

The company has entered into a Change in Control Severance Agreement with each named executive officer, except for Mr. Watjen. Mr. Watjen’s change in control benefits are outlined on page 103.

What is a “change in control” for each named executive officer?

A change in control occurs when one of the following situations exist:

•	The incumbent directors cease to be a majority for two years;

•	An entity acquires 20% of our voting stock (30% in some instances);

•	We consummate certain transactions such as a merger or disposition of substantially all of our assets; or

•	Shareholders approve a plan of liquidation or distribution.

What benefits does a named executive officer (other than Mr. Watjen) receive upon termination and the occurrence of a change in control?

The named executive officer receives the following benefits:

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Compensation Discussion and Analysis	2011 Proxy Statement

•	Two times base salary and annual incentive (the greater of the current year target or the prior year annual incentive paid);

•	Unpaid base salary and a prorated annual incentive through the termination date;

•	Lump sum payment representing the increase in present value of retirement from two additional years of age and service credit;

•	Health and welfare benefits for up to two years;

•	Payment of all deferred compensation;

•	Outplacement services (20% of base salary, maximum of $50,000);

•

Accelerated vesting of Equity: restricted stock unit awards would vest; stock option awards would vest and remain exercisable for 90 days from the termination date; a portion of the Equity Performance Grant would vest as described below; and

•

Potential tax gross-up. If a reduction in the payments by no more than 10% would result in no excise tax being owed, the reduction will occur. Reimbursement will occur if a named executive officer is subject to any excise tax.

If the named executive officer (other than Mr. Watjen) is terminated or resigns immediately prior to a change in control, is he eligible for any benefits?

The named executive officer will get all the benefits described above if the following events occur:

•	The executive is terminated without cause or at the request of a third party who has signaled its intention to effect a change in control or has taken steps to that effect; and

•	A change in control involving that third party has, in fact, occurred.

Upon a change in control, what would the named executive officer receive under the terms of the Equity Performance Grant the company made on September 11, 2007?

The company made a special grant of performance-based restricted stock units to each of the named executives, except Mr. McKenney, on September 11, 2007. Upon a change in control, this grant would vest and be delivered as follows:

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2011 Proxy Statement	Compensation Discussion and Analysis

•	Time and threshold performance hurdles would be deemed achieved;

•	The number of restricted stock units earned would be based on the stock appreciation curve and paid upon completion of the change in control; and

•	Of the remaining unearned restricted stock units:

¡	50% would convert to restricted stock units and would be settled at the earlier of involuntary termination without cause, resignation for good reason or December 31, 2011; and

¡	The remaining 50% would be forfeited.

Terminations Not Related to a Change in Control

There are instances absent a change in control in which a named executive officer’s employment may be terminated. The company may terminate a named executive officer’s employment for cause, or without cause. Additionally, termination of employment may occur upon a named executive officer resigning, becoming disabled or dying. A named executive officer may also retire.

Messrs. Watjen, McCarthy and Best are eligible for retirement under the terms of the Stock Incentive Plan of 2007. Therefore, in the event of termination other than for cause, their unvested equity would accelerate and vest as of the date of termination. However, the stock would be distributed six months after the date of termination to comply with Internal Revenue Code Section 409A.

What benefits does a named executive officer receive if he is terminated for cause or if he voluntarily resigns?

The named executive officer would receive the following benefits:

•	Unpaid salary through the date of termination;

•	Accrued vacation; and

•	Accrued benefits under the retirement plan.

What benefits does a named executive officer (other than Mr. Watjen) receive if he is terminated without cause?

The named executive officer would receive the following benefits:

•	Eighteen months of base salary;

•	Accrued vacation;

•	Outplacement services (20% of base salary, maximum of $50,000);

•	Accrued benefits under the retirement plan; and

•	In the event of a job elimination, prorated early vesting of equity.

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Compensation Discussion and Analysis	2011 Proxy Statement

What benefits does a named executive officer receive if he becomes disabled?

The named executive officer would receive the following benefits:

•	Unpaid salary through the date of termination;

•	Prorated annual incentive through the date of disability;

•	Accrued vacation;

•	Accrued benefits under the retirement plan;

•

Accelerated vesting of Equity: restricted stock unit awards would vest; stock option awards would vest and remain exercisable for the earlier of the original expiration date or three years from the date of disability; a portion of the Equity Performance Grant may vest depending upon the achievement of performance thresholds and the stock price appreciation curve as described below; and

•	Monthly benefits from the company’s long-term disability plan until the earlier of age 65 or death.

What benefits does a named executive officer’s beneficiary receive if he dies?

The named executive officer’s beneficiary would receive the following benefits:

•	Unpaid salary through the date of death;

•	Prorated annual incentive through the date of death;

•	Accrued vacation;

•	Accrued benefits under the retirement plan (if the beneficiary is the executive’s spouse);

•

Accelerated vesting of Equity: restricted stock unit awards would vest; stock option awards would vest and remain exercisable by the beneficiary for the earlier of the original expiration date or three years from the date of death; a portion of the Equity Performance Grant may vest depending upon the achievement of performance thresholds and the stock price appreciation curve as described below;

•	Group life insurance benefits ($50,000 for each full-time employee); and

•

Corporate owned life insurance benefits as applicable (if Messrs. Watjen, McCarthy and Best are active employees on the date of death, their respective beneficiaries as defined in the policy would receive $200,000).

What benefits does a named executive officer receive if he retires?

The named executive officer would receive the following benefits:

•	Unpaid salary through the date of retirement;

•	Prorated annual incentive through the date of retirement if this occurs on or after the last business day in March;

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2011 Proxy Statement	Compensation Discussion and Analysis

•	Accrued vacation;

•	Accrued benefits under the retirement plan; and

•

If the named executive officer meets the definition of “retirement eligible” under the stock plans, restricted stock unit awards would vest; stock option awards would vest and remain exercisable for the earlier of the original expiration date or five years from the termination date; the Equity Performance Grant may vest depending upon the achievement of performance thresholds and the stock price appreciation curve as described below. Under the stock plans, “retirement eligible” is defined as age 55 and 15 years of service, or at least age 65.

How does vesting of the Equity Performance Grant work in the event of a non-change in control termination?

In the event of a voluntary resignation or company-initiated termination, all performance-based restricted stock units (PRSUs) are forfeited by the named executive officer.

In the event of retirement, disability, death or termination due to job elimination, the Board must certify that threshold performance hurdles are achieved. If this certification occurs, then PRSUs will be settled by:

•	Identifying the number of PRSUs that have been earned through the specific date based on the stock appreciation curve; and

•	Prorating these earned PRSUs based on the number of months the named executive officer was employed during the relevant performance period.

If the Board determines that threshold performance hurdles are not achieved, PRSUs are forfeited.

Post-Termination Payments Specific to Mr. Watjen

What benefits does Mr. Watjen receive if he is terminated without cause, due to a change in control, or resigns with good reason?

Mr. Watjen would receive the following benefits:

•	Three times the sum of his annual base salary and the average annual incentive paid to him in the three years prior to the date of termination;

•	Unpaid salary through the date of termination;

•	Prorated annual incentive through the date of termination of employment;

•	Lump sum payment representing the increase in present value of his retirement benefit as if he had accumulated three additional years of age and service;

•	Health and welfare benefits for up to three years;

Unum Group	103

Compensation Discussion and Analysis	2011 Proxy Statement

•

Accelerated vesting of Equity awards: restricted stock unit awards would vest; stock option awards would vest and remain exercisable for 90 days from the termination date; the Equity Performance Grant may vest depending upon the achievement of performance thresholds and the stock price appreciation curve as described above (non-change-in-control termination or as described on page 101, termination after a change in control);

•	Accrued vacation;

•	Accrued benefits under the retirement plan; and

•

In the event of a change in control and termination, he may receive a reimbursement for any excise tax owed. If a reduction in the payments by no more than 10% would result in no excise tax being owed, the reduction will occur. Reimbursement will occur if Mr. Watjen is subject to any excise tax.

What amounts would be paid to the named executive officers under various termination scenarios?

Payments, or termination benefits, are provided to the named executive officers as outlined in the following table and vary with the circumstances under which the termination occurs. In the event of termination as a result of death, payments will be made to the named executive officer’s beneficiary.

All termination scenarios in the table assume a termination date of December 31, 2010. The amounts in the table exclude amounts received as an annuity under our retirement plans and the “in-the-money” value of vested unexercised stock options held by the named executive officers since these amounts are not impacted by a termination. The amounts shown in the table do not include distributions of plan balances under a nonqualified deferred compensation plan. Those amounts are shown in the Nonqualified Deferred Compensation table on page 98.

The amounts in the following table are hypothetical based on the rules of the SEC. Actual payments depend on the circumstances and timing of any termination. The information provided in this table constitutes forward-looking statements for purposes of the Private Litigation Securities Reform Act of 1995.

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TERMINATION TABLE
Termination Scenario	Mr. Watjen	Mr. McKenney	Mr. McCarthy	Mr. Best	Mr. Horn
Termination for Cause or Voluntary Resignation
Total	$ -	$ -	$ -	$ -	$ -
Termination Without Cause or Resignation with Good Reason (CEO)
Severance	$9,576,450	$975,000	$847,500	$772,500	$712,500
Prorated Annual Incentive	2,092,150	-	-	-	-
Early Vesting of Equity(1)	13,774,638	-	-	-	-
Benefit Continuation	72,728	-	-	-	-
Outplacement Services	50,000	50,000	50,000	50,000	50,000
Pension Enhancement(2)	5,613,000	-	-	-	-
Total	$31,178,966	$1,025,000	$897,500	$822,500	$762,500
Disability
Prorated Annual Incentive	$2,092,150	$729,300	$757,453	$543,226	$353,400
Early Vesting of Equity	11,137,833	3,760,300	3,123,532	1,831,129	1,338,203
Disability Benefits	205,432	392,568	220,044	99,395	160,256
Total	$13,435,415	$4,882,168	$4,101,029	$2,473,750	$1,851,859
Death
Prorated Annual Incentive	$2,092,150	$729,300	$757,453	$543,226	$353,400
Early Vesting of Equity	11,137,833	3,760,300	3,123,532	1,831,129	1,338,203
Group Life Ins. Benefits	50,000	50,000	50,000	50,000	50,000
Corporate Owned Life Ins.	200,000	-	200,000	200,000	-
Total	$13,479,983	$4,539,600	$4,130,985	$2,624,355	$1,741,603
Termination Related to a Charge in Control
Severance	$9,576,450	$2,600,000	$2,624,534	$2,108,920	$1,752,416
Prorated Annual Incentive	2,092,150	650,000	565,000	463,500	380,000
Early Vesting of Equity	17,612,309	3,853,053	5,365,292	3,598,783	2,964,896
Benefit Continuation	72,728	39,107	54,137	38,296	55,258
Outplacement Services	50,000	50,000	50,000	50,000	50,000
Pension Enhancement(2)	5,613,000	194,000	630,000	402,000	264,000
Estimated Tax Gross Up(3)	7,472,717	1,096,974	2,244,487	1,301,105	1,355,604
Total	$42,489,354	$8,483,134	$11,533,450	$7,962,603	$6,822,174
Retirement
Prorated Annual Incentive	$2,092,150	$ -	$757,453	$543,226	$ -
Early Vesting of Equity(4)	11,137,833	-	3,123,532	1,831,129	-
Total	$13,229,983	$ -	$3,880,985	$2,374,355	$ -

Unum Group	105

Compensation Discussion and Analysis	2011 Proxy Statement

(1)	In the event of job elimination, the prorated early vesting of equity awards would be as follows: Mr. McKenney $2,149,719 and Mr. Horn $923,993. Messrs. Watjen, McCarthy and Best are eligible for ‘retirement’ status under the terms of the Stock Incentive Plan of 2007. Therefore, they would receive full vesting as noted in the Retirement section of this table. The amounts represent the value of the shares at a market price of $24.22 (December 31, 2010, closing price).

(2)	Pension enhancement is a lump sum payment representing the increase in present value of retirement from three additional years of age and service credit for Mr. Watjen, and two additional years of age and service credit for the remaining named executives.

(3)	If any payments pursuant to Mr. Watjen’s employment agreement or the Change in Control Severance Agreements, or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, the company will provide an additional payment such that the named executive officer will retain a net amount equal to the payments he would have retained if such excise tax had not applied. If the value of such payments (calculated in accordance with the IRS rules) exceeds the IRS limit by 10% or less, then the payments would be reduced to avoid the excise tax. The payments for each named executive officer would exceed the IRS limit by more than 10%, and as a result, the full additional payment would be made.

(4)	Messrs. Watjen, McCarthy and Best would be eligible for early vesting of equity under the terms of the Plan for “retirement” status. Messrs. McKenney and Horn did not meet the eligibility criteria of combination of age and years of service as of December 31, 2010.

General Releases, Waivers and Post Employment Covenants

When termination of employment is accompanied by severance payments, the former executive is required to release all claims he or she may have against the company. The release contains restrictions on the former executive with respect to confidentiality, solicitation of company employees, competition, and disparagement. The company also agrees to indemnify the former executive for certain actions taken on behalf of the company during his or her employment.

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2011 Proxy Statement	Ownership of Company Securities

Ownership of Company Securities

Security Ownership of Directors and Officers

The following table shows the number of shares of the company’s common stock beneficially owned as of March 15, 2011, by each director and each named executive and by all directors and executive officers as a group. The table and related footnotes also include information about stock options, deferred share rights and restricted stock units credited to the accounts of directors and executive officers under various compensation and benefit plans. Based upon its review of questionnaires submitted by each director and executive officer, the company does not believe that any shares held by any such person are pledged as security. Except as otherwise indicated below, the beneficial owners have sole voting and investment power with respect to the shares beneficially owned.

Unum Group	107

Ownership of Company Securities	2011 Proxy Statement

	BENEFICIAL OWNERSHIP OF COMMON STOCK			(as of March 15, 2011)
Name	Shares of Common Stock(1)	Shares Subject to Exercisable Options(2)	Shares Subject to Settleable Rights or Units(3)(4)(5)(6)	Total Shares Beneficially Owned	Percent of Class
E. Michael Caulfield	2,764	-	20,188	22,953	*
Jon S. Fossel	12,575	-	19,119	31,694	*
Pamela H. Godwin	11,522	-	9,274	20,796	*
Ronald E. Goldsberry	5,260	-	24,444	29,704	*
Kevin T. Kabat	4,840	-	7,002	11,842	*
Thomas Kinser	2,840	-	27,454	30,294	*
Gloria C. Larson	4,901	-	42,275	47,176	*
A. S. (Pat) MacMillan, Jr.	7,362	1,900	7,608	16,870	*
Edward J. Muhl	12,373	-	2,353	14,726	*
Michael J. Passarella	8,470	-	3,848	12,318	*
William J. Ryan	10,532	-	14,630	25,162	*
Thomas R. Watjen	690,258	1,341,222	-	2,031,480	*
Robert O. Best	145,919	119,237	-	265,156	*
Randall C. Horn	77,106	57,337	-	134,443	*
Kevin P. McCarthy	151,657	132,659	-	284,316	*
Richard P. McKenney	47,767	8,987	-	56,754	*
All directors and executive officers as a group (18 persons)	1,240,779	1,683,155	178,195	3,102,130	*

*	Denotes less than 1%.

(1)	Includes shares credited to the accounts of certain executive officers, including Mr. Watjen – 12,720 shares; and Mr. Best – 3,971 shares, under the company’s 401(k) plan. Does not include shares credited to the accounts of certain executive officers, including Mr. McCarthy – 1,756 shares, under an inactive non-qualified 401(k) plan because, though measured in share value, they will be settled only in cash.

(2)	Represents the number of shares underlying stock options that may be exercised within 60 days after March 15, 2011. For Messrs. Watjen, Best and McCarthy, the amount includes shares underlying unvested stock options that would vest upon retirement because they meet certain age and years of service requirements.

(3)

Represents the number of shares underlying deferred share rights and restricted stock units payable solely in shares (including dividend equivalent rights accrued on such rights or units) that may settled within 60 days after March 15,

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2011, including deferred share rights and restricted stock units that may be settled upon the termination of a director’s service on the Board. For each non-employee director other than Mr. Kabat, the amount includes shares underlying unvested restricted stock units that would vest upon retirement because the director meets a certain years of service requirement. Does not include 8,579 shares credited to the account of Dr. Goldsberry in respect of deferred share rights under the UNUM Corporation Director Deferred Compensation Plan because, though measured in share value, they will be settled only in cash. Also does not include shares underlying time-vesting restricted stock units (including dividend equivalent rights accrued thereon) that will not vest or cannot be settled within 60 days after March 15, 2011 or that are payable only in cash.

(4)	Does not include performance-based restricted stock units granted to certain officers in 2007 pursuant to the equity performance grant discussed on page 71 because none of the units have vested, nor will any vest until certain stock price and financial thresholds are satisfied. The number of shares underlying these units on the date of grant was as follows: Mr. Watjen — 300,000; Mr. Best — 100,000; Mr. Horn — 100,000; Mr. McCarthy — 120,000; and all other executive officers — 15,000.

(5)	As of March 15, 2011, the total number of shares underlying deferred share rights (including dividend equivalent rights accrued thereon) held by our non-employee directors, including those rights which cannot be settled in shares or within 60 days after March 15, 2011 and thus are not deemed to be beneficially owned for purposes of this table, was as follows:

Mr. Caulfield	12,580	Mr. Kabat	7,002	Mr. Muhl	-
Mr. Fossel	14,609	Mr. Kinser	22,565	Mr. Passarella	1,495
Ms. Godwin	18,343	Ms. Larson	37,765	Mr. Ryan	9,178
Dr. Goldsberry (a)	25,415	Mr. MacMillan	-

(a)	Includes 8,579 shares credited to the account of Dr. Goldsberry in respect of cash-settled deferred share rights, as described in footnote (3) above.

(6)	As of March 15, 2011, the total number of shares underlying time-vesting restricted stock units (including dividend equivalent rights accrued thereon) held by our directors and executive officers, including those units which will not vest, or be settleable in shares, within 60 days after March 15, 2011 and thus are not deemed to be beneficially owned for purposes of this table, was as follows:

Mr. Caulfield	7,608	Ms. Larson	4,509	Mr. Best	60,359
Mr. Fossel	4,509	Mr. MacMillan	7,608	Mr. Horn	42,413
Ms. Godwin	7,608	Mr. Muhl	2,353	Mr. McCarthy	108,489
Dr. Goldsberry	7,608	Mr. Passarella	2,353	Mr. McKenney	178,740
Mr. Kabat	2,353	Mr. Ryan	5,452	All directors and executive officers as a group (a)	901,548
Mr. Kinser	7,608	Mr. Watjen (a)	398,553

(a)	Includes 150,807 shares underlying unvested cash-settled restricted stock units (including dividend equivalent rights accrued thereon) that have been granted to Mr. Watjen.

Security Ownership of Certain Shareholders

Detailed information about the shareholders with more than 5% of our common stock can be found in the table below, including beneficial ownership based on sole and/or shared voting power and investment (dispositive) power.

We do not know of any other person that is a beneficial owner of more than 5% of our common stock. Information is given as of the dates noted in the footnotes below.

Unum Group	109

Ownership of Company Securities	2011 Proxy Statement

BENEFICIAL OWNERSHIP
Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Company Common Stock Outstanding
FMR, LLC 82 Devonshire Street Boston, MA 02109	31,647,107(2)	10.219%(2)
Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	29,244,121(3)	9.22%(3)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	21,766,687(4)	6.86%(4)
NWQ Investment Management Company, LLC 2049 Century Park East, 16th Floor Los Angeles, CA 90067	18,210,939(5)	5.74%(5)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	17,133,780(6)	5.40%(6)

(1)	Beneficial ownership of securities is disclosed according to Rule 13d-3 of the Securities Exchange Act of 1934.

(2)	This information is based on the Schedule 13G/A filed with the Securities and Exchange Commission by FMR LLC on March 10, 2011. FMR LLC reported that, in its capacity as a parent holding company, it had sole voting with respect to 733,052 shares of our common stock, sole dispositive power with respect to 31,647,107 shares of our common stock, and shared voting and dispositive power with respect to none of our shares. The Schedule 13G/A includes shares beneficially owned by subsidiaries controlled by or through FMR LLC, Edward C. Johnson 3d, Chairman of FMR LLC, and/or members of the family of Edward C. Johnson 3d as follows: Fidelity Management & Research Company, a registered investment adviser to various registered investment companies (30,915,555 shares, or 9.983%); Fidelity Low-Priced Stock Fund, a registered investment company (15,900,000 shares, or 5.134%); Strategic Advisers, Inc., a registered investment adviser to individuals (1,135 shares, or 0.000%); Pyramis Global Advisors Trust Company, a bank serving as investment manager of institutional accounts (467,457 shares, or 0.151%); and FIL Limited (“FIL”), a qualified institution providing investment advisory and management services to non-U.S. investment companies and certain institutional investors (262,960 shares, or 0.085%). The Schedule 13G/A states that Mr. Johnson and various family members, through their ownership of FMR LLC voting common shares and the execution of a shareholders’ voting agreement, may be deemed a controlling group with respect to FMR LLC. The Schedule 13G/A also states that although FMR LLC and FIL are separate and independent corporate entities and of the view that they are not acting as a group for purposes of Section 13(d) under the Securities Exchange Act of 1934 and thus that the shares held by each need not be aggregated, FMR LLC has nonetheless filed the Schedule 13G/A on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis.

(3)	This information is based on the Schedule 13G/A filed with the Securities and Exchange Commission by Wellington Management Company, LLP on February 14, 2011, which reflects beneficial ownership as of December 31, 2010. Wellington Management Company, LLP reported that, in its capacity as investment adviser, it had shared voting power with respect to 19,999,870 shares of our common stock, shared dispositive power with respect to 29,244,121 shares of our common stock, and sole voting and dispositive power with respect to none of our shares.

(4)

This information is based on the Schedule 13G/A filed with the Securities and Exchange Commission by BlackRock, Inc. on February 2, 2011, which reflects beneficial ownership as of December 31, 2010. BlackRock, Inc. reported that, in its capacity as the parent holding company or control person of the subsidiaries listed therein, it had sole voting and

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2011 Proxy Statement	Ownership of Company Securities

dispositive power with respect to 21,766,687 shares of our common stock and shared voting and dispositive power with respect to none of our shares.

(5)	This information is based on the Schedule 13G filed with the Securities and Exchange Commission by NWQ Investment Management Company, LLC on February 14, 2011, which reflects beneficial ownership as of December 31, 2010. NWQ Investment Management Company, LLC reported that, in its capacity as investment adviser, it had sole voting power with respect to 14,705,015 shares of our common stock, sole dispositive power with respect to 18,210,939 shares of our common stock, and shared voting and dispositive power with respect to none of our shares.

(6)	This information is based on the Schedule 13G/A filed with the Securities and Exchange Commission by The Vanguard Group, Inc. on February 10, 2011, which reflects beneficial ownership as of December 31, 2010. The Vanguard Group, Inc. reported that, in its capacity as investment adviser, it had sole voting power with respect to 405,678 shares of our common stock, shared voting power with respect to none of our shares, sole dispositive power with respect to 16,728,102 shares of our common stock, and shared dispositive power with respect to 405,678 shares of our common stock, and that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of and has sole voting power with respect to the 405,678 shares mentioned above as a result of its serving as investment manager of collective trust accounts.

Section 16(A) — Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers, and 10% beneficial holders of our common stock are required to file with the Securities and Exchange Commission certain forms reporting their beneficial ownership of and transactions in our common stock. Based solely upon information provided by each such person, we believe each of our directors and executive officers and 10% beneficial owners filed all required reports on a timely basis during the last fiscal year.

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112	Unum Group

2011 Proxy Statement	Risk Analysis

Risk Analysis

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the company’s risks. The Board is responsible for managing strategic risk and regularly reviews information regarding our capital, liquidity and operations, as well as the risks associated with each, and receives an enterprise risk management report from our Chief Risk Officer at least annually, and usually more frequently. The Audit Committee is responsible for oversight of the company’s risk management process, financial risk, operational risk and any other risk not specifically assigned to another committee. The Chief Risk Officer provides a report on the company’s risk and risk management to the Audit Committee at least quarterly. The Finance Committee is responsible for oversight of risks associated with investments and related financial matters. The Human Capital Committee is responsible for overseeing the management of risks relating to our compensation plans and programs; in connection with this oversight it receives an analysis from the Chief Risk Officer with respect to these risks. The Regulatory Compliance Committee oversees management of risks related to regulatory, compliance, policy and legal matters, both current and emerging and whether of a local, state, federal or international nature. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks in addition to the risk information it receives directly.

Compensation Risk

Our Chief Risk Officer, in consultation with the Human Capital Committee, has undertaken a risk assessment of our compensation programs and practices. The process included the following steps:

•	Review the overall design and philosophy of the incentive compensation programs;

•	Review and assess the 2010 Performance Based Incentive (PBI) and Long Term Incentive (LTI) performance measures for alignment between actual results and achievement payout levels;

•	Identify fundamental principles to test, including the SEC’s non-exclusive list of situations where compensation programs may have the potential to raise material risks to the company; and

•

Assess the 2011 incentive program in light of the company’s primary risks (as disclosed in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010), the company’s annual financial plan, and any proposed changes to the incentive plans.

Based on this assessment, the following conclusions were reached:

•	The company’s incentive targets, thresholds, caps, weights and payout curves are effective control mechanisms.

•	The incentive plans are balanced and align the long-term interests of shareholders and management.

•	The program’s goals are effectively balanced and consistent with the risk levels embedded in the company’s 2011 financial and capital plans.

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Risk Analysis	2011 Proxy Statement

•	All potential awards are subject to Human Capital Committee discretion and the company has a recoupment policy in place.

We do not believe the company’s compensation programs create risks that are reasonably likely to have a material adverse effect on the company.

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2011 Proxy Statement	Audit Committee Report

Audit Committee Report

The primary purpose of the Audit Committee is to oversee the company’s financial reporting process on behalf of the Board of Directors and is more fully described in the Committee’s charter, which is available on the company’s website www.unum.com in the Investors area under Corporate Governance. The charter is also available by writing to the Office of the Corporate Secretary as described on page 10 or by calling toll-free 800-718-8824.

Management has the primary responsibility for the company’s financial statements and the reporting process, including the establishment and effectiveness of the company’s internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The company’s independent registered public accounting firm is responsible for performing an independent audit of the financial statements and expressing an opinion on whether they conform to generally accepted accounting principles. The independent registered public accounting firm also is responsible for auditing the effectiveness of the company’s internal control over financial reporting. The independent registered public accounting firm reports directly to the Committee, which is responsible for the appointment, compensation and oversight of the work performed by the independent registered public accounting firm.

The Committee reviewed with the independent registered public accounting firm its judgments of the quality and acceptability of the company’s accounting principles and other matters required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (as amended) and as adopted by the Public Company Accounting Oversight Board. The Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Committee concerning independence, and discussed with the independent registered public accounting firm its independence.

The Committee and the company’s internal auditors and independent registered public accounting firm discussed the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the company’s audited financial statements for 2010 be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Michael J. Passarella, Chair

E. Michael Caulfield

Kevin T. Kabat

Thomas Kinser

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2011 Proxy Statement	About the Annual Meeting

About the Annual Meeting

How can I attend the Annual Meeting?

You will need an admission ticket or proof of ownership of the company’s common stock as of March 28, 2011, and valid picture identification (such as a driver’s license or passport) to enter the Annual Meeting. If you are a shareholder of record, the Notice of Internet Availability of Proxy Materials will serve as an admission ticket, or if you received a printed set of proxy materials, an admission ticket is attached to your proxy card. Bring the notice or detach and bring the ticket with you to the meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the meeting, you may present a recent brokerage statement or letter from a bank or broker as an example of proof of ownership. If you arrive at the meeting without an admission ticket, you will be admitted only after we can verify that you are a shareholder.

There will be signs on the corporate campus of our headquarters in Chattanooga, Tennessee, directing you to parking and the meeting location. Directions to this location are provided in Appendix C of this Proxy Statement and are also available on our website at www.unum.com/directions. For your safety and that of other shareholders, we reserve the right to inspect all personal items prior to admission.

Can I listen to the Annual Meeting on the Internet?

Yes, you can access a live audio webcast of the Annual Meeting on our website at www.unum.com, in the Investors area. To register, access the webcast on the website and provide the information requested. The meeting will begin at 10:00 a.m. Eastern Time on Wednesday, May 25, 2011, and be archived on our website through June 9, 2011.

Who can vote at the Annual Meeting?

Holders of our common stock at the close of business on March 28, 2011, are entitled to receive this Proxy Statement and to vote their shares at the Annual Meeting, and at any adjournment or postponement thereof. On that date there were approximately 309,658,737 shares of our common stock outstanding. The common stock is the only class of equity securities entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

If your shares are registered directly in your name, you are the holder of record and these proxy materials have been sent directly to you by the company.

If you own your shares in a stock brokerage account or through a bank or other holder of record, you are the “beneficial owner” of shares held in “street name.” As a result, these proxy materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct the holder of record how to vote your shares. You must follow the instructions provided to you by the holder of record to have your vote counted.

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About the Annual Meeting	2011 Proxy Statement

How do I vote?

You may cast your vote prior to the Annual Meeting by using one of three methods listed below. Information on revoking your proxy or changing your vote is on page 120.

By Internet

If you are a holder of record, you may vote by Internet at www.envisionreports.com/unm. Internet voting is available 24 hours a day, although your vote by Internet must be received by 2:00 a.m. Eastern Time, May 25, 2011. You will need the control number found either on the Notice of Internet Availability of Proxy Materials or on the proxy card if you are receiving a printed copy of these materials. If you vote by Internet, do not return your proxy card or voting instruction card. If you hold your shares in “street name,” please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank or other holder of record for Internet voting instructions.

By telephone

If you are a holder of record, you may vote by calling 800-652-VOTE (8683). If you are receiving a printed copy of these proxy materials, this toll free number is also included on the proxy card. Telephone voting is available 24 hours a day, although your vote by phone must be received by 2:00 a.m. Eastern Time, May 25, 2011. You will need the control number found either on the Notice of Internet Availability of Proxy Materials or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card. If you hold your shares in “street name,” please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.

By mail

If you are a holder of record and received a printed copy of the proxy materials, you may vote by mail by completing, signing, and dating the proxy card and returning it in the accompanying pre-addressed, stamped envelope. Your vote by mail must be received by our tabulator, Computershare Investor Services, at the below address by the close of business on May 24, 2011. If you vote by mail, do not vote by Internet or by telephone.

Proxy Services

c/o Computershare Investor Services

P.O. Box 43126

Providence, RI 02940-5138

If you hold your shares in “street name” and you received a printed copy of the proxy materials, please refer to the voting instruction card provided to you by your broker, bank or other holder of record for mailing instructions.

Note that the Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. If you incur usage charges from Internet access providers and telephone companies or any other charges in connection with voting via the Internet or telephone, these charges must be paid by you.

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2011 Proxy Statement	About the Annual Meeting

You may also vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the meeting. If you intend to vote in person, please notify the tellers prior to the beginning of the meeting.

How will votes be counted?

Proxies for shares that have been properly submitted, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you vote by proxy card and sign the card without indicating how you want your shares to be voted, your shares will be voted in accordance with the following recommendations of the Board of Directors:

•	FOR election of each of the nominees for director, Jon S. Fossel, Gloria C. Larson, William J. Ryan and Thomas R. Watjen; and

•

FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement, including the Compensation Disclosure and Analysis, compensation tables and related narrative discussion;

•	In favor of holding future advisory votes on executive compensation EVERY YEAR;

•	FOR approval of the Unum European Holding Company Limited Savings-Related Share Option Scheme 2011; and

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.

Representatives of our transfer agent, Computershare Investor Services, will tabulate the votes and act as inspectors of the election. Proxies that are not signed and returned or otherwise properly submitted, including those not returned by banks, brokers, or other holders of record, will not be counted for quorum or voting purposes.

We will include the voting results from the Annual Meeting in a Form 8-K, which we expect to file with the SEC on May 26, 2011.

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About the Annual Meeting	2011 Proxy Statement

What vote is required to approve each measure?

For Item 1, the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each nominee is required to elect that nominee to the Board. For this purpose, our bylaws provide that a majority of the votes cast means the number of votes “for” a director must exceed 50% of the votes cast with respect to that director. Each vote “against” a director will count as a vote cast with respect to that director, but an abstention will not count as a vote cast with respect to that director and thus will not impact the election of directors. If a director is not elected, our bylaws provide that the director must offer to tender his or her resignation to the Board. The Governance Committee will make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. If the director who tenders his or her resignation is a member of the Governance Committee, that director will not participate in the Governance Committee’s recommendation to the Board. The Board will act on the Governance Committee’s recommendation and publicly disclose its decisions and the rationale behind it within 90 days from the date of the certification of the election results.

For Item 2, the affirmative vote of a majority of the votes entitled to be cast by the shareholders represented and entitled to vote at the Annual Meeting is required to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

For Item 3, concerning the frequency with which future advisory votes on executive compensation should be held, the frequency (every year, every two years, or every three years) receiving the greatest number of votes cast by the shareholders represented and entitled to vote at the Annual Meeting will be considered by us as the frequency that shareholders have selected.

For Item 4, the affirmative vote of a majority of the votes entitled to be cast by the shareholders represented and entitled to vote at the Annual Meeting is required to approve the Unum European Holding Company Limited Savings-Related Share Option Scheme 2011.

For Item 5, the affirmative vote of a majority of the votes entitled to be cast by the shareholders represented and entitled to vote at the Annual Meeting is required to approve ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.

Because your votes on Items 2 and 3 are advisory, they will not bind the company. However, the Board and the Human Capital Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation and the frequency of future advisory votes on executive compensation.

How is a quorum determined for the Annual Meeting?

A quorum is required to transact business at the Annual Meeting and is reached if the holders of at least a majority of the shares entitled to vote are present, either in person or by proxy. Votes at the meeting are cast by shareholders present and by proxy ballots submitted prior to the meeting.

How can I revoke my proxy or change my vote?

If you are a holder of record, you can revoke your proxy before it is exercised by giving written notice of revocation to our Corporate Secretary. An earlier proxy is also revoked by a valid later proxy or later vote by telephone or by the Internet, or by appearing at the meeting and voting by ballot. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or

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2011 Proxy Statement	About the Annual Meeting

other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot.

What if I don’t vote?

A New York Stock Exchange (NYSE) member broker who holds shares in “street name” for a customer has the authority to vote on certain items if the broker does not receive instructions from the customer. The NYSE rules permit member brokers who do not receive instructions to vote on certain “routine” matters, including the proposal to ratify the appointment of our independent registered public accounting firm (Item 5). However, if brokers do not receive instructions to vote on certain “non-routine” matters, including the election of directors (Item 1), the advisory vote on executive compensation (Item 2), the advisory vote on the frequency of future advisory votes on executive compensation (Item 3), and approval of the Unum European Holding Company Limited Savings-Related Share Option Scheme 2011 (Item 4), they may not vote. Therefore, it is very important that you vote on each of these non-routine matters.

How can I access the company’s Annual Report on Form 10-K on the Internet or obtain a written copy?

You can access our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, via the Internet by going to the Investors area of our website at www.unum.com. The 2010 Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

Shareholders wishing to receive a free printed copy of the 2010 Annual Report on Form 10-K, including the financial statements and financial statement schedules filed as part of the report, may do so by writing to the Office of the Corporate Secretary as described on page 10 or by calling toll-free 800-718-8824.

Who pays for the cost of this proxy solicitation?

We pay the cost of soliciting proxies from our shareholders. Proxies are solicited by mail and e-mail, and may also be solicited personally or by telephone by our directors, officers and employees. We have also retained Innisfree M&A Incorporated, a proxy soliciting firm, to assist in distributing and soliciting the proxies for the Annual Meeting, and Computershare Investor Services, to provide certain administrative services in connection with distributing the proxies for the meeting. We pay Innisfree a fee of $15,000 and reasonable out-of-pocket expenses. We also make appropriate arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to help solicit proxies from the beneficial owners of shares held of record by such persons.

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About the Annual Meeting	2011 Proxy Statement

Will other business be conducted at the Annual Meeting?

At the time this Proxy Statement was furnished, there were no other matters that the Board of Directors intended to present, or had reason to believe others would present, at the Annual Meeting. If you grant a proxy, the persons named in the accompanying form of proxy will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

How can shareholders include in the company’s proxy materials proposals for presentation at the 2012 Annual Meeting?

SEC rules and our bylaws allow for the submission of proposals by shareholders for inclusion in our proxy materials and presentation at annual meetings, although simply submitting a proposal does not guarantee its inclusion or presentation. While it is too late for proposals to be submitted for inclusion in these proxy materials or presentation at this year’s meeting, if a shareholder wants to include a proposal in our proxy materials for presentation at the 2012 Annual Meeting, the proposal must be received in writing by the Office of the Corporate Secretary at the address specified on page 10 not later than December 16, 2011.

Is the company “householding” for shareholders sharing the same address?

The SEC’s rules for delivery of proxy materials to shareholders permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is called “householding,” and its use can significantly reduce the volume of mail you receive. This year, we are delivering only one set of proxy materials to multiple shareholders sharing a single address unless we receive instructions to the contrary from one or more of those shareholders. We will still be required, however, to send you and each other shareholder at your address an individual proxy voting card. If you would like to receive more than one set of proxy materials, copies are available by writing the address below or calling toll-free 800-446-2617:

Computershare Investor Services

P.O. Box 43069

Providence, RI 02940-3069

The same phone number and address may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.

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2011 Proxy Statement	Appendix A

Appendix A

Rules of the

UNUM EUROPEAN HOLDING COMPANY LIMITED SAVINGS-RELATED SHARE OPTION SCHEME 2011

(Established by Unum European Holding Company Limited on [            ] 2011

and approved by HM Revenue & Customs

under Schedule 3 to the Income

Tax (Earnings and Pensions) Act 2003

on [                ] 2011 under ref [        ])

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Appendix A	2011 Proxy Statement

DEFINITIONS AND INTERPRETATION	A-3

INVITATION TO APPLY FOR OPTIONS	A-7

SCALING DOWN	A-7

GRANT OF OPTIONS	A-8

SCHEME LIMITS	A-8

RIGHTS OF EXERCISE OF OPTIONS	A-9

EXERCISE OF OPTIONS	A-10

TAKEOVERS AND LIQUIDATIONS	A-11

EXCHANGE OF OPTIONS ON A TAKEOVER	A-11

VARIATION OF SHARE CAPITAL	A-12

ADMINISTRATION	A-13

DATA PROTECTION	A-13

AMENDMENTS	A-14

GENERAL	A-14

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2011 Proxy Statement	Appendix A

UNUM EUROPEAN HOLDING COMPANY LIMITED SAVINGS-RELATED

SHARE OPTION SCHEME 2011

1.	DEFINITIONS AND INTERPRETATION

In this Scheme, the following words and expressions shall, where the context so permits, have the following meanings:

“Acquisition Price”

means the price at which each Share subject to an Option may be acquired on the exercise of that Option, being (subject to Rule 10) the higher of:

(a)    ninety per cent (90%) of the Market Value of a Share on the day preceding the date that the invitation to apply for that Option was issued pursuant to Rule 2; or

(b)    if Shares are to be subscribed for, the nominal value of a Share;

“Appropriate Period”	has the meaning it bears in paragraph 38 of Schedule 3;

“Associated Company”	has the meaning it bears in paragraph 47 of Schedule 3;

“Auditors”	means the auditors for the time being of Unum Group (acting as experts and not as arbitrators);

“Bonus”

means any sum payable by way of bonus under a Savings Contract being the additional payment made by the nominated Savings Authority when repaying contributions under a Savings Contract and:

(a)    “Three Year Bonus” shall mean the Bonus payable under a Three Year Savings Contract; and

(b)    “Five Year Bonus” shall mean the Bonus payable on the first date on which a Bonus is payable under a Five Year Savings Contract;

“Bonus Date”	means the earliest date on which the relevant Bonus is payable;

“Constituent Company”

means Unum Group, Unum European Holding Company Limited and any other company which is for the time being nominated by the board of Unum Group to be a Constituent Company being:

(a)    a company of which Unum Group has Control; or

(b)    subject to the prior consent of HMRC having been obtained, a jointly owned company which:

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Appendix A	2011 Proxy Statement

(i)     is not under the Control of any single person; and

(ii)    is under the joint Control of the Unum Group and one other person; and (iii) is not a participating company in any savings-related share option scheme established by any other company and approved by HMRC under Schedule 3; or

(c)    subject to the prior consent of HMRC having been obtained, a company which is under the Control of a jointly owned company which satisfies the conditions in paragraph (b) above and which itself satisfies the condition in sub-paragraph (iii) thereof provided that if any company which has been nominated as a Constituent Company by virtue of satisfying the conditions in paragraphs (b) or (c) above shall cease to satisfy any of those conditions (unless as a consequence of such cessation it becomes under the Control of Unum Group) it shall forthwith cease to be a Constituent Company;

“Control”	has the meaning given by section 719 of ITEPA;

“Date of Grant”	means, in relation to any Option, the date on which the Option is, was or is to be granted;

“Dealing Day”	means any weekday (excluding Saturday) which is not a statutory, public or bank holiday in either the United Kingdom or the United States of America;

“Eligible Employee”

means:

(a)    any employee of any Constituent Company, or

(b)    any director of any Constituent Company who devotes to his duties 25 hours or more per week (excluding meal breaks),

in each case who:

(i)     had on the day preceding the date of issue of the relevant invitations pursuant to Rule 2.1 been such an employee or director for 6 weeks or more, and;

(ii)    is chargeable to tax in respect of his office or employment under sections 15 to 21 of ITEPA; or

(c)    any other director or employee of any Constituent Company whom the board of Unum European Holding Company Limited may in its discretion and from time to time select,

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2011 Proxy Statement	Appendix A

provided that no director or employee of a Constituent Company shall be an Eligible Employee at any time when he is precluded from participating in this Scheme by paragraph 11 of Schedule 3 (the “no material interest” requirement);

“Grantor”	means the grantor of any Option pursuant to Rule 4;

“HMRC”	means Her Majesty’s Revenue & Customs;

“ITEPA”	means the Income Tax (Earnings and Pensions) Act 2003;

“Key Feature”	means a provision of this Scheme which is necessary in order to meet the requirements of Schedule 3;

“Market Value”

means in relation to a Share:

(a)    if the Shares are not listed on the New York Stock Exchange or other recognised investment or stock exchange, the market value as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance for the purposes of this Scheme with HMRC Shares and Assets Valuation; or

(b)    if the Shares are listed on the New York Stock Exchange or other recognised investment or stock exchange, the closing market quotation of the New York Stock Exchange, as reported in the Wall Street Journal, for the Dealing Day preceding the relevant date of invitation to apply for the Option to acquire such Shares issued pursuant to Rule 2;

“Maximum Contribution”

means the maximum permitted aggregate Monthly Contribution which may be made under all Savings Contracts linked to Options granted to a participant under this Scheme or any other savings-related share option scheme approved by HMRC under Schedule 3, being the lesser of:

(a)    £250 per month (or, if greater, the maximum amount specified in paragraph 25(3)(a) of Schedule 3); and

(b)    such other maximum as may be determined from time to time by the board of Unum European Holding Company Limited;

“Monthly Contribution”	means the monthly savings contribution (being a multiple of £1 and no less than £10) agreed to be paid by an Optionholder under his Savings Contract;

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Appendix A	2011 Proxy Statement

“Option”	means a right to acquire Shares by purchase or subscription granted (whether by Unum European Holding Company Limited or a third party) pursuant to this Scheme;

“Optionholder”	means an Eligible Employee to whom an Option has been granted under this Scheme, or his personal representatives;

“Personal Data”	means any personal information which could identify an Optionholder, including but not limited to, the Optionholder’s date of birth, home address, telephone number, e-mail address or National Insurance number;

“Savings Authority”	means the building society, bank or Department of National Savings recognised by the board of Unum European Holding Company Limited from time to time for the purpose of receiving Monthly Contributions under Savings Contracts;

“Savings Contract”	means a contract under a certified SAYE savings arrangement (within the meaning of section 703 of the Income Tax (Trading and Other Income) Act 2005) approved by HMRC for the purpose of Schedule 3 and “Three Year Savings Contract” and “Five Year Savings Contract” shall be construed accordingly;

“Schedule 3”	means Schedule 3 of ITEPA;

“this Scheme”	means the Unum European Holding Company Limited Savings-Related Share Option Scheme 2011 constituted and governed by these Rules, as from time to time amended;

“Share”	means common stock in the capital of Unum Group which satisfies the conditions specified in paragraphs 18 to 22 inclusive of Schedule 3;

“Specified Age”	means age 65;

“Subsisting Option”	means an Option which has neither lapsed nor been exercised; and

“Unum Group”	means Unum Group, a Delaware general business corporation whose principal executive offices are at 1 Fountain Square, Chattanooga, Tennessee 37402, United States of America, and including any delegates of Unum Group as may be set forth in this Scheme.

References to any statutory provision are to that provision as amended or re-enacted from time to time, and, unless the context otherwise requires, words in the singular shall include the plural and vice versa and words importing the masculine shall include the feminine and vice versa.

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2011 Proxy Statement	Appendix A

2.	INVITATIONS TO APPLY FOR OPTIONS

2.1	The board of Unum European Holding Company Limited may, if in their absolute discretion they think fit, invite all Eligible Employees to apply for the grant of Options. Such invitations shall be made on identical terms to all Eligible Employees at such times as the board of Unum European Holding Company Limited shall direct.

2.2	Invitations shall be made in writing and shall include details of the following matters which shall be determined by the board of Unum European Holding Company Limited in accordance with any resolution or other actions by the Human Capital Committee of Unum Group:

(a)	the Acquisition Price at which each Share may be acquired on the exercise of an Option granted in response to the application;

(b)	the latest date by which applications must be received, being neither earlier than 14 days nor later than 21 days after the date of the invitations;

(c)	the Maximum Contribution; and

(d)	whether the applicable Savings Contract is:

(i)	a Three Year Savings Contract;

(ii)	a Five Year Savings Contract; or

(iii)	either a Three Year Savings Contract or a Five Year Savings Contract, as the applicant shall select.

2.3	Each invitation shall be accompanied by:

(a)	a proposal form for a Savings Contract; and

(b)	an application form.

2.4	An application form shall be in such form as the board of Unum European Holding Company Limited may from time to time prescribe save that it must provide for the applicant to state:

(a)	the Monthly Contribution (being a multiple of £1 and not less than £10) which he wishes to make under the related Savings Contract;

(b)	that his proposed Monthly Contribution (when taken together with any Monthly Contribution he makes under any other Savings Contract linked to an Option granted to him under this Scheme or any other savings-related share option scheme approved by HMRC under Schedule 3) will not exceed the Maximum Contribution specified in the invitation; and

(c)	if the board of Unum European Holding Company Limited has determined that an applicant may select either a Three Year Savings Contract or a Five Year Savings Contract, his selection in that respect.

2.5	Each application shall provide that, in the event of scaling down in accordance with Rule 3, the board of Unum European Holding Company Limited is authorised by the applicant to modify his application to apply such scaling down.

2.6	Each application shall be deemed to be for an Option over the largest whole number of Shares as can be acquired at the Acquisition Price with the expected repayment under the related Savings Contract at the appropriate Bonus Date.

3.	SCALING DOWN

3.1

To the extent that valid applications are received in excess of any maximum number of Shares which may be determined by the board of Unum Group or, in the absence of any such determination after the effective date of this Scheme, the limit in Rule 5, including any reductions provided for therein, the board of Unum European Holding Company Limited shall scale down

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Appendix A	2011 Proxy Statement

applications to the extent necessary in one of the following ways as may be determined by it in its discretion:

(a)	in the event that the applicable Savings Contracts are Five Year Savings Contracts or applicants are permitted to select Five Year Savings Contracts:

(i)	by treating all Five Year Savings Contracts as Three Year Savings Contracts; and then so far as necessary

(ii)	first by reducing pro rata the proposed monthly contributions in excess of £10 and then, so far as necessary selecting by lot;

or

(b)	alternatively, by reducing pro rata the proposed Monthly Contributions in excess of £10 and then, so far as necessary, selecting by lot.

3.2	Each application shall be deemed to have been modified or withdrawn in accordance with the application of the foregoing provisions and the board of Unum European Holding Company Limited shall complete each Savings Contract proposal form to apply any reduction in Monthly Contributions resulting therefrom.

4.	GRANT OF OPTIONS

4.1	No later than 30 days (or 42 days in the event that applications are scaled down under Rule 3) after the day by reference to which the Acquisition Price was fixed, the board of Unum European Holding Company Limited shall grant to each applicant who is still at the Date of Grant an Eligible Employee and is not precluded from participation in this Scheme by virtue of paragraphs 10 or 11 of Schedule 3 an Option over the number of Shares for which, pursuant to Rule 2.6 and subject to Rule 3 he is deemed to have applied.

4.2	As soon as is practicable after having granted an Option to an Eligible Employee the board of Unum European Holding Company Limited shall issue to him an Option Certificate in respect of such Option.

4.3	The Option Certificate shall be in such form, not inconsistent with these Rules, as the board of Unum European Holding Company Limited shall determine from time to time (subject to the approval of HMRC) and shall state:

(a)	the Date of Grant of the Option; and

(b)	the Acquisition Price payable for each Share under the Option.

4.4	Subject to the right of an Optionholder’s personal representatives to exercise an Option as provided in Rule 6.4, every Option shall be personal to the Eligible Employee to whom it is granted and shall not be capable of being transferred, assigned or charged. Any purported transfer, assignment or charge shall cause the Option to lapse forthwith. Each Option Certificate shall carry a statement to this effect.

5.	SCHEME LIMITS

5.1	The maximum number of Shares which may be allocated for subscription or purchase under this Scheme shall not exceed 200,000 Shares of Unum Group’s issued common stock, as adjusted pursuant to Rule 10 below, if any.

5.2	For the purpose of the limit contained in Rule 5.1:

(a)	any Shares which are already in issue when placed under Option; and

(b)	any Shares comprised in any Option which is exercised,

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2011 Proxy Statement	Appendix A

shall be included for the purpose of calculating the number of Shares under option as well as the number of Shares available for placing under Option. For the avoidance of doubt, any Shares granted under an option that has lapsed without exercise (in whole or in part) shall be excluded for the purpose of calculating the number of Shares under Option as well as the number of Shares available for placing under Option, for the purpose of the limit contained in Rule 5.1.

5.3	No Option shall be granted to an Eligible Employee if the Monthly Contribution under the related Savings Contract would, when added to the Monthly Contributions then being made under any other Savings Contract, exceed the maximum specified in paragraph 25 of Schedule 3.

6.	RIGHTS OF EXERCISE OF OPTIONS

6.1	Save as provided

(a)	in Rules 6.4, 6.5 and 6.7, and subject to Rule 7 an Option may be exercised only during the period commencing with the Bonus Date under the related Savings Contract; and

(b)	in Rules 6.4(a) and (b), an Option may not be exercised after the expiry of the period of six months following the relevant Bonus Date.

6.2	Save as provided in Rules 6.4 and 6.5, an Option may only be exercised by an Optionholder while he is a director or employee of a Constituent Company or an Associated Company of a Constituent Company.

6.3	No Option may be exercised by an Optionholder at any time when he is, or by the personal representatives of an Optionholder who at the date of his death was, prohibited from such exercise by virtue of the provisions of paragraph 11 of Schedule 3 (the “no material interest” requirement).

6.4	Subject to Rule 6.3, an Option may be exercised by the personal representatives of a deceased Optionholder:

(a)	during the period of one year following the date of the Optionholder’s death if such death occurs before the Bonus Date; or

(b)	during the period of one year following the Bonus Date if the Optionholder’s death occurs within the period of six months after the Bonus Date.

6.5	If an Optionholder ceases to be an Eligible Employee by reason of:

(a)	injury, ill-health or disability (evidenced to the satisfaction of Unum European Holding Company Limited); or

(b)	redundancy (within the meaning of the Employment Rights Act 1996 or Employment Rights (Northern Ireland) Order 1996; or

(c)	retirement on reaching the Specified Age or any other age at which he is bound to retire in accordance with the terms of his contract of employment] or otherwise required to retire by the company by which the Optionholder is employed; or

(d)	a service provision charge or the transfer of the business, undertaking or part-undertaking in which the Optionholder is employed to a person other than a Constituent Company; or

(e)	the company by which the Optionholder is employed ceasing to be under the Control of Unum Group; or

(f)	provided more than three years have elapsed since the relevant Date of Grant:

(i)	early retirement by agreement with his employer; or

(ii)	pregnancy, and for the purposes of this Scheme, a woman who leaves employment due to pregnancy or confinement will be regarded as having left such employment

Unum Group	A-9

Appendix A	2011 Proxy Statement

on the earlier of the date she notifies the relevant Constituent Company of her intention not to return and the last day of the 52 week period of maternity leave; or

(g)	where an individual gives notification that they will not be returning from parental leave (within the meaning of the Employment Relations Act 1999),

the Option may be exercised within the period of six months following such cessation provided that if at a Bonus Date an Optionholder has ceased to hold any office or employment with a Constituent Company but holds an office or employment within an Associated Company or a company under the Control of Unum Group he may exercise an Option within six months of that Bonus Date.

6.6	An Option shall lapse on the occurrence of the earliest of the following:

(a)	subject to Rule 6.6(b), the expiry of the period of six months following the Bonus Date; or

(b)	where the Optionholder has died, the expiry of the period during which the Option may be exercised in accordance with Rules 6.4(a) or (b); or

(c)	subject to Rule 9, the expiry of any of the applicable periods specified in Rules 6.4 and 6.5 and Rules 8.1, 8.2 and 8.3 but where an Optionholder dies while time is running under Rule 6.5, the Option shall not lapse until the expiry of the relevant period in Rule 6.4(a) or (b); or

(d)	the date on which an Optionholder ceases to be a director or employee of any Constituent Company or any Associated Company of a Constituent Company for any reason other than his death or those specified in Rule 6.5; or

(e)	the date on which a resolution is passed by either or both of Unum Group or Unum European Holding Company Limited, or an order is made by an appropriate court having jurisdiction over Unum Group or Unum European Holding Company Limited, or both, as the case may be (a “Court”), for the compulsory winding up of either or both of Unum Group or Unum European Holding Company Limited; or

(f)	the date on which the Optionholder becomes bankrupt or does or omits to do anything as a result of which he is deprived of the legal or beneficial ownership of the Option.

6.7	For the avoidance of doubt, if an Optionholder continues to be employed by a Constituent Company after the date on which he reaches the Specified Age, he may exercise an Option within six months following that date.

7.	EXERCISE OF OPTIONS

7.1	No Option may be exercised at any time when the Shares which may thereby be acquired do not satisfy the conditions specified in paragraph 18 to 22 of Schedule 3.

7.2	An Option may only be exercised with monies not exceeding the amount of repayment (including any Bonus or interest) made under the related Saving Contract. For this purpose, repayment under the Savings Contract shall exclude the repayment of any Monthly Contribution the due date for payment of which falls more than one month after the date on which repayment is made.

7.3	Save as otherwise in this Scheme, an Option shall be exercisable in whole or in part by notice in writing (in the form prescribed by Unum European Holding Company Limited) given by the Optionholder (or his personal representatives, as the case may be) to Unum European Holding Company Limited. The notice of exercise of the Option shall be accompanied by the relevant Option Certificate and a remittance for the aggregate of the Acquisition Prices payable.

7.4

Within 30 days of receipt of a notice of exercise, the Option Certificate and the appropriate remittance, the board of Unum European Holding Company Limited shall procure the allotment or procure the transfer of the Shares in respect of which the Option has been validly exercised and shall issue a definitive certificate in respect of the Shares allotted or transferred unless the board

A-10	Unum Group

2011 Proxy Statement	Appendix A

of Unum European Holding Company Limited considers that such allotment or transfer would not be lawful in the relevant jurisdiction.

7.5	Shares allotted under this Scheme shall rank pari passu in all respects with the Shares of the same class for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of allotment and, in the case of a transfer of existing Shares, the transferee shall not acquire any rights attaching to such Shares by reference to a record date prior to the date of such transfer.

7.6	When an Option is exercised only in part, it shall lapse to the extent of the unexercised balance.

7.7	If and so long as the Shares are listed on The New York Stock Exchange, Unum Group shall apply to The New York Stock Exchange for any Shares allotted under this Scheme to be listed on the New York Stock Exchange.

8.	TAKEOVERS AND LIQUIDATIONS

8.1	If any person obtains Control of either or both of Unum Group or Unum European Holding Company Limited as a result of making:

(a)	a general offer to acquire the whole of the issued common stock of either or both of Unum Group or Unum European Holding Company Limited which is made on a condition such that it is satisfied the person making the offer will have Control of the company or companies for which it made the general offer; or

(b)	a general offer to acquire all the shares in Unum Group or Unum European Holding Company Limited which are of the same class as the Shares,

then any Subsisting Option may be exercised within six months of the time when the person making the offer has obtained Control of either or both of Unum Group or Unum European Holding Company Limited and any condition subject to which the offer is made has been satisfied. For the purposes of this Rule 8.1 a person shall be deemed to have obtained Control of either or both of Unum Group or Unum European Holding Company Limited if he and others acting in concert with him have together obtained Control of it.

8.2	If, under Part 26 of the Companies Act 2006 or relevant equivalent legislation in the United States of America, the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of either or both of Unum Group or Unum European Holding Company Limited or its amalgamation with any other company or companies, any Subsisting Option may be exercised upon a Court sanctioning such compromise or arrangement, or within six months of a Court sanctioning such compromise or arrangement.

8.3	If any person becomes bound or entitled to acquire Shares in either or both of Unum Group or Unum European Holding Company Limited under Chapter 3 of Part 28 of the Companies Act 2006 or relevant equivalent legislation in the United States of America any Subsisting Option may be exercised at any time when that person remains so bound or entitled.

8.4	If either or both of Unum Group or Unum European Holding Company Limited passes a resolution for voluntary winding up, any Subsisting Option may be exercised within six months of the passing of the resolution.

9.	EXCHANGE OF OPTIONS ON A TAKEOVER

9.1

Notwithstanding the provisions of Rule 8, if any company (“the Acquiring Company”) obtains Control of either or both of Unum Group or Unum European Holding Company Limited or becomes bound or entitled to acquire shares in either or both of Unum Group or Unum European Holding Company Limited within any of the sets of circumstances specified in Rules 8.1, 8.2 and 8.3, any Optionholder may at any time within the Appropriate Period, by agreement with the Acquiring

Unum Group	A-11

Appendix A	2011 Proxy Statement

Company, release each Subsisting Option (“the Old Option”) in consideration of the grant to him of a new Option (“the New Option”) which satisfies the conditions that it:

(a)	is over shares in the Acquiring Company or some other company falling within paragraph 18(b) or (c) of Schedule 3, which satisfy the conditions specified in paragraphs 18 to 22 inclusive of Schedule 3;

(b)	is a right to acquire such number of such shares as has on acquisition of the New Option an aggregate Market Value equal to the Market Value of the Share subject to the Old Option on its release;

(c)	has an Acquisition Price per share such that the aggregate price payable on the complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option; and

(d)	is otherwise identical in terms to the Old Option.

Where any New Options are granted pursuant to this Rule 9.1 they shall be regarded for the purposes of the subsequent application of the provisions of this Scheme as having been granted at the time when the corresponding Old Options were granted and, with effect from the date on which the New Options are granted, Rules 6, 7, 8, 9, 10, 14.2, 14.3, 14.4 and 14.5 (and, in relation to expressions used in those Rules, Rule 1) of this Scheme shall, in relation to the New Options, be construed as if references to Unum Group and to the Shares were references to the Acquiring Company and to shares in the Acquiring Company or, as the case may be, to the other company to whose shares the New Options relate and to the shares in that other company, but references to Constituent Company shall continue to be construed as defined herein.

9.2	As soon as practicable after having granted the New Option in accordance with the provisions of Rule 9.1 the Acquiring Company shall issue an Option Certificate in respect of such Option or shall procure that such an Option Certificate is issued. The Option Certificate shall state:

(a)	the date on which the Old Option (which has been released in consideration of the grant of the New Option) was granted;

(b)	the number and class of shares subject to the New Option;

(c)	the Acquisition Price payable for each share under the New Option;

(d)	the last date on which a notice exercising the New Option can be given,

and subject as aforesaid shall be issued in such form and manner as the board of Unum European Holding Company Limited may from time to time prescribe.

9.3	Where in accordance with Rule 9.1 Subsisting Options are released and New Options granted, the New Option shall not be exercisable in accordance with Rules 8.1 to 8.3 by virtue of the event by reason of which the New Options were granted.

10.	VARIATION OF SHARE CAPITAL

10.1	In the event of any capitalisation, consolidation, sub-division, reorganization or reduction of the share capital of Unum Group and in respect of any discount element in any rights issue or any other variation in the share capital of Unum Group:

(a)	the number and kind of Shares or other securities comprised in an Option;

(b)	their Acquisition Price; and

(c)

where an Option has been exercised but no Shares have been allotted or transferred in satisfaction of such exercise, the number and kind of Shares or other securities to be so allotted or transferred and their Acquisition Price,

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2011 Proxy Statement	Appendix A

shall, subject to the prior approval of HMRC be varied in such manner as the board of Unum Group determines to be appropriate and (save in the event of a capitalisation) the Auditors shall confirm in writing to be in their opinion fair and reasonable, provided:

(a)	that no variation shall be made which would result in the Acquisition Price for an allotted Share being less than its nominal value;

(b)	the aggregate amount payable on the exercise of an Option in full is neither materially changed nor is increased beyond the expected repayment under the Savings Contract at the appropriate Bonus Date; and

(c)	following the adjustment the Shares continue to satisfy the conditions specified in paragraphs 18 to 22 of Schedule 3.

10.2	The board of Unum Group may take such steps as it may consider necessary to notify Optionholders of any adjustments made under Rule 10.1 and to call in, cancel, endorse, issue or re-issue any Option Certificate consequent upon such adjustment.

11.	ADMINISTRATION

11.1	The board of Unum Group shall have power from time to time

(a)	to make and vary such regulations (not being inconsistent with this Scheme) for the implementation and administration of this Scheme as they think fit; and

(b)	to delegate some or all of its powers to a Committee consisting of not less than one person including a ‘direct delegate’ or an ‘indirect delegate.’ A direct delegate for these purposes is the Human Capital Committee of Unum Group and an indirect delegate for these purposes is the CEO, or the Senior Vice President of Human Resources of Unum Group.

11.2	The decision of the board of Unum Group shall be final and binding in all matters relating to this Scheme (other than in the case of matters to be determined or confirmed by the Auditors in accordance with this Scheme).

11.3	The costs of establishing and administering this Scheme shall be borne by Unum European Holding Company Limited.

11.4	Neither Unum Group nor Unum European Holding Company Limited shall be obliged to provide Eligible Employees or Optionholders with copies of any notices circulars or other documents sent to stockholders of Unum Group.

12.	DATA PROTECTION

By accepting the grant of an Option, each Optionholder agrees and consents to:

(a)	the collection, use and processing by the Company, any other Constituent Company and any administrator of the Scheme of Personal Data relating to the Optionholder, for all purposes reasonably connected with the administration of this Scheme and the subsequent registration of the Optionholder or any other person as a holder of Shares acquired pursuant to the exercise of an Option;

(b)	the Company, any other Constituent Company and any administrator of the Scheme transferring Personal Data to or between any such persons for all purposes reasonably connected with the administration of the Scheme;

(c)	the use of such Personal Data by any such person for such purposes; and

(d)	the transfer to and retention of such Personal Data by any third party for such purposes.

Unum Group	A-13

Appendix A	2011 Proxy Statement

13.	AMENDMENTS

13.1	The board of Unum Group may, prior to approval of this Scheme by HMRC under Schedule 3, alter the Rules of this Scheme as may be necessary in order to obtain such approval.

13.2	After the date on which this Scheme is approved by HMRC under Schedule 3, the Rules may be amended in any respect by resolution of the board of Unum Group provided that:

(a)	where any alteration is to the material advantage of Eligible Employees or Optionholders or would increase the limit specified in Rule 5.1, it will not be effective without the prior approval of Unum Group in general meeting;

(b)	where any amendment would abrogate or adversely affect the subsisting rights of Optionholders it will not be effective unless such amendment is approved by the board of Unum Group; and

(c)	for so long as the board of Unum Group determine that this Scheme is to continue to be approved by HMRC under Schedule 3, no amendment to a Key Feature shall have effect until approved by HMRC.

except that any amendment or addition which the board of Unum Group consider necessary or desirable in order to:

(d)	benefit the administration of this Scheme; or

(e)	comply with or take account of the provisions or any proposed or existing legislation; or

(f)	take account of any of the events mentioned in Rule 10; or

(g)	obtain or maintain favourable tax or regulatory treatment (by, from or with respect to any taxing or revenue authority) for Unum Group, Unum European Holding Company Limited or any other Constituent Company or any Optionholder, may be made by resolution of the board of Unum Group, or if authorised by the board of Unum Group, of the board of Unum European Holding Company Limited, provided that such amendments or additions do not affect a Key Feature of this Scheme. In any instance in this Section 13.2 in which the consent of the Board of Directors of Unum Group is required, its Human Resources Committee, comprised of independent directors of the Board of Directors Unum Group, shall have the authority and/or responsibility to act or refrain from any action assigned under these Rules to the Board of Directors of Unum Group in accordance with action of such Board of Directors granting such authority.

13.3	Written notice of any material amendments to this Scheme, meaning for purposes of this Rule 13 any amendment to a Key Feature, shall be given to all Optionholders by Unum European Holding Company Limited within a reasonable time after any such amendment is approved.

14.	GENERAL

14.1	This Scheme shall commence upon the later of the date of approval by Unum Group in a general meeting and the date of its approval by HMRC and shall (unless previously terminated by a resolution of the board of Unum Group) terminate upon the expiry of the period of 5 years from such date. Upon termination (howsoever occurring) no further Options may be granted but such termination shall be without prejudice to any accrued rights in existence at the date thereof.

14.2	Unum Group will at all times keep available sufficient authorised and unissued Shares, or shall ensure that sufficient Shares will be available, to satisfy the exercise to the full extent still possible of all Subsisting Options, taking account of any other obligations of Unum Group to issue Shares.

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2011 Proxy Statement	Appendix A

14.3	Notwithstanding any other provisions of this Scheme:

(a)	this Scheme shall not form part of any contract of employment or agreement for service or services between any Constituent Company and any employee or officer of any such company and the rights and obligations of any individual under the terms of his office or employment with any Constituent Company shall not be affected by his participation in this Scheme or any right which he may have to participate in it and this Scheme shall afford such an individual no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason whatsoever;

(b)	this Scheme shall not confer on any person any legal or equitable rights (other than those constituting the Options themselves) against any Constituent Company directly or indirectly, or give rise to any cause of action at law or in equity against any Constituent Company; and

(c)	no Optionholder shall be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise an Option in consequence of the loss or termination of his office or employment with any Constituent Company for any reason whatsoever.

14.4	Save as otherwise provided in this Scheme any notice or communication to be given to any Eligible Employee or Optionholder, but not including share certificates, may be personally delivered, sent by electronic means, posted to a website generally accessible to such eligible Employees and Optionholders, or sent by ordinary post to his last known address. A notice delivered personally shall be deemed to have been received upon the earlier of delivery in person, acceptance or refusal to accept such communication. Where a notice or communication is sent by post it shall be deemed to have been received 48 hours after the same was put into the post properly addressed and stamped. Where a notice is sent electronically or posted to a website a described herein, the notice shall be deemed to have been received 24 hours after the same was sent or posted, as the case may be. Share certificates shall be delivered personally or sent by ordinary post to his last known address where a notice or communication is sent by post it shall be deemed to have been received 48 hours after the same was put into the post properly addressed and stamped. Share certificates and other communications sent by post will be sent at the risk of the Eligible Employee or Optionholder concerned and neither Unum Group, Unum European Holding Company Limited or any Constituent Company shall have any liability whatsoever to any such person in respect of any notification, document, share certificate or other communication so given, sent to made.

14.5	All notices to be provided by any Eligible Employee or Optionholder or any representative thereof shall be delivered or sent to Unum European Holding Company Limited at its registered office and shall be effective upon receipt.

14.6	This Scheme and all Options granted under it shall be governed by and construed in accordance with English law.

14.7	Any dispute arising out of or in connection with this Scheme, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules, which Rules are deemed to be incorporated by reference into this clause.

(a)	the number of arbitrators shall be one;

(b)	the seat, or legal place, of arbitration shall be London, England;

(c)	the language to be used in the arbitral proceedings shall be English; and

(d)	the governing law of the contract shall be the substantive law of England.

Unum Group	A-15

2011 Proxy Statement	Appendix B

Appendix B

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Year Ended December 31 2010
(in millions)
After-tax Operating Income, As Adjusted	$892.4
Net Realized Investment Gain	24.7
Income Tax on Net Realized Investment Gain	9.0
Tax Charge	(10.2)
Foreign Currency Fluctuation	(11.8)

Net Income	$886.1

Year Ended December 31 2010
(in millions)
Core Operations	$1,317.0
Individual Disability - Closed Block	44.2
Corporate and Other	(54.6)

Total Operating Income by Segment	1,306.6
Net Realized Investment Gain	24.7
Income Tax	445.2

Net Income	$886.1

Unum Group	B-1

2011 Proxy Statement	Appendix C

Appendix C

Directions to the Annual Meeting

This year’s Annual Meeting will be held in Chattanooga, Tennessee, at Unum Group’s headquarters.

Directions from the Airport

•	Take Highway 153 South from Airport.

•	Take I-75 South to Chattanooga.

•	Take I-24 West to downtown Chattanooga.

•	Bear right and merge onto US-27 North.

•	Take the Fourth Street exit.

•	Turn right onto Walnut Street (fifth traffic light).

•	The visitors’ parking lot is at the end of the block on your left.

Directions from Atlanta and Knoxville

•	Take I-75 to Chattanooga.

•	Take I-24 West to Downtown Chattanooga.

•	Bear right and merge onto US-27 North.

•	Take the Fourth Street exit.

•	Turn right onto Walnut Street (fifth traffic light).

•	The visitors’ parking lot is at the end of the block on your left.

Unum Group	C-1

Electronic Voting Instructions
You can vote by Internet or telephone
Available 24 hours a day, 7 days a week
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 2:00 a.m. Eastern Time, on May 25, 2011.
Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/unm
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — You must sign the card on the reverse side for your vote to be counted.

The Board of Directors recommends a vote FOR each of the nominees listed.	+

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 - Jon S. Fossel	☐	☐	☐	02 - Gloria C. Larson	☐	☐	☐	03 - William J. Ryan	☐	☐	☐

	04 - Thomas R. Watjen	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 4 and 5, and in favor of every 1 YEAR for Proposal 3.

		For	Against	Abstain			1 Yr	2 Yrs	3 Yrs	Abstain

2.	To approve, on an advisory basis, the compensation of the company’s named executive officers.	☐	☐	☐	3.	To indicate, on an advisory basis, that future advisory votes on executive compensation be held every year, every two years or every three years.	☐	☐	☐	☐
		For	Against	Abstain				For	Against	Abstain

4.	To approve the Unum European Holding Company Limited Savings-Related Share Option Scheme 2011.	☐	☐	☐	5.	To ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2011.		☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

01AV9C

Admission Ticket

UNUM GROUP

ANNUAL MEETING OF SHAREHOLDERS

May 25, 2011

10:00 a.m. Eastern Time

1 Fountain Square

Chattanooga, Tennessee 37402

This admission ticket admits only the named shareholder.

If you plan on attending the Annual Meeting in person, please bring this Admission Ticket or proof of ownership of the Company’s common stock and valid picture identification (such as a driver’s license or passport).

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, a recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Annual Meeting without an admission ticket, we will admit you only if we are able to verify that you are a Company shareholder.

For your safety, we reserve the right to inspect all personal items prior to admission to the Annual Meeting.

Your compliance is appreciated.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Annual Meeting of Shareholders

May 25, 2011

10:00 a.m., Eastern Time

1 Fountain Square, Chattanooga, Tennessee 37402

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNUM GROUP

The undersigned hereby appoints Thomas R. Watjen and Liston Bishop III, or either of them, proxies, each with full power of substitution, acting jointly or by either of them if only one be present and acting, to vote and act with respect to all of the shares of common stock of the undersigned in Unum Group, at the Annual Meeting, upon all matters that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the Board of Directors’ recommendations provided on the reverse side of this card, and at their discretion on any other matters that may properly come before the meeting.

This proxy card, when signed and returned, will also constitute voting instructions to the trustee for shares held in the Unum Group 401(k) Retirement Plan or to the broker-dealer for shares held in the Employee Stock Purchase Plan. If voting instructions representing shares in the foregoing employee benefit plans are not received, those shares will not be voted.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 4 AND 5, AND IN FAVOR OF EVERY “1 YEAR” FOR PROPOSAL 3. IF OTHER BUSINESS IS PROPERLY BROUGHT BEFORE THE MEETING, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEARS HEREON. IF STOCK IS HELD JOINTLY, SIGNATURES SHOULD APPEAR FOR BOTH NAMES. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN, PLEASE INDICATE THE CAPACITY IN WHICH YOU ARE ACTING.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+